AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1997

                                                      REGISTRATION NO. 333-31939

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================
                                   FORM S-3/A

                               AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------



                      ATLANTIC GULF COMMUNITIES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)
                                  -------------

                            2601 South Bayshore Drive
                            Miami, Florida 33133-5461
                                 (305) 859-4000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

                                   59-0720444
                      (I.R.S. Employer Identification No.)

                                Thomas W. Jeffrey
                            Executive Vice President
                            2601 South Bayshore Drive
                            Miami, Florida 33133-5461
                                 (305) 859-4000

            (Name, address, including zip code and telephone number
                   including area code, of agent for service)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                               Carter Strong, Esq.
                        Arent Fox Kintner Plotkin & Kahn
                          1050 Connecticut Avenue, N.W.
                           Washington, D.C. 20036-5339
                                 (202) 857-6252


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended ("Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 343, please check the following box. [ ]

         The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       PROSPECTUS DATED SEPTEMBER 16, 1997

                      ATLANTIC GULF COMMUNITIES CORPORATION

                                 1,000,000 UNITS

                                  $10 PER UNIT

         Each unit ("Unit") consists of one share of 20% Series B Redeemable Preferred Stock, par value $.01 per share ("Series B Redeemable Preferred Stock"), and warrants ("Series B Warrants") to purchase two shares of common stock, par value $.10 per share ("Common Stock"), at an exercise price of $5.75 per share, subject to adjustments. The exercise price for the Series B Warrants may adjust based on the cash flow experienced by Atlantic Gulf Communities Corporation (the "Company"). The Series B Warrants will be issued pro rata in three classes as follows: 666,667 Class A Warrants, 666,667 Class B Warrants and 666,666 Class C Warrants. The Class A, Class B and Class C Warrants are identical except that they have different minimum exercise prices ($2.00, $3.00 and $4.00 per share, respectively).

         The Company is distributing on a pro rata basis to the holders of its Common Stock (the "Stockholders") and to holders of warrants to purchase its Common Stock (the "1996 Holders") issued on September 30, 1996 ("1996 Warrants"), of record as of September ___, 1997 (the "Record Date"), transferable rights (the "Rights") to subscribe for and purchase an aggregate of 1,000,000 Units for a price of $10.00 per Unit (the "Subscription Price"). Each holder of Common Stock or 1996 Warrants as of the Record Date is entitled to receive .08898 of a Right for each share of Common Stock or 1996 Warrant to purchase a share of Common Stock, held as of such date. One Right and $10.00 in cash entitle the holder to purchase one Unit. Each Right also carries the right to subscribe at the Subscription Price for Units that are not otherwise purchased pursuant to the exercise of Rights. No fractional Rights or cash in lieu thereof will be distributed by the Company. The number of Rights distributed to each record holder will be rounded down to the nearest whole number that is a multiple of three. The Rights will be evidenced by transferable certificates (each, a "Subscription Certificate"). The distribution of the Rights and sale of Units are referred to herein as the "Rights Offering."

                         -------------------------------

      SEE "RISK FACTORS" COMMENCING ON PAGE 27 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE UNITS.
AN INDEX OF DEFINED TERMS IS CONTAINED ON PAGE 7.

                         -------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
              NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         The Company intends to use the proceeds of the Rights Offering for working capital purposes, including the payment of certain indebtedness to Foothill Capital Corporation ("Foothill Debt"). See "Use of Proceeds."

         The Rights will expire at 5:00 p.m., New York City time, on October ___, 1997 (the "Expiration Date"), and thereafter will be void and of no effect. All subscriptions are irrevocable. No minimum sale of Units by the Company is required. If at the Expiration Date fewer than all of the Units offered hereby shall have been subscribed for, subscriptions which have been accepted by the Company shall remain effective, and the Rights Offering shall terminate with respect to the unsubscribed Units.

         The Rights are transferable, and it is expected that they will trade on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System until the close of business on the last National Market System trading day prior to the Expiration Date. The Company will not apply for listing of the Units on the National Market System, but the Series B Redeemable Preferred Stock and the Series B Warrants will be immediately detachable from each other and separately tradeable. The Company has applied for listing of the Rights and the three classes (A, B and C) of Series B Warrants on the National Market System under the trading symbols "AGLFR," "AGLFW," "AGLFZ" and "AGLFL," respectively. The Company has applied for listing of the the Series B Redeemable Preferred Stock on the NASDAQ SmallCap market under the trading symbol "AGFLP." The Company expects to seek listing of the Series B Redeemable Preferred Stock and expects it to be accepted for quotation on the National Market System, if there are an adequate number of publicly held shares of Series B Redeemable Preferred Stock to meet the requirements of NASDAQ. The Company also expects the Rights and the three classes of Series B Warrants will be accepted for quotation on the National Market System if there are adequate numbers thereof to meet the requirements of NASDAQ. No assurance can be given that there will be an adequate number of publicly held shares of Series B Redeemable Preferred Stock, Rights or Series B Warrants, or that a market will develop for the Series B Redeemable Preferred Stock, the Rights or the Series B Warrants.

         Each share of Series B Redeemable Preferred Stock shall be immediately convertible at the holder's option into 1.739 shares of Common Stock (subject to adjustment), which is included for quotation on the National Market System under the symbol "AGLF." On September 15, 1997, the last reported sale price of the Common Stock on the National Market System was $5.75 per share. See "Price Range of Common Stock and Dividends."

         There can be no assurance that the Company will be able to pay accumulated dividends on the Series B Redeemable Preferred Stock. As long as Apollo (as defined) holds at least 500,000 shares of the Series A Preferred Stock, Apollo will be entitled to elect three of the Company's seven directors and the Company will not have the right, without Apollo's consent, to engage in certain significant actions and transactions. As a result, Apollo will have significant influence over the Company. See "The Apollo Transaction -- Board Representation" and " -- Consent Right."

--------------------------------------------------------------------------------
            SUBSCRIPTION PRICE       UNDERWRITING                   PROCEEDS TO
                                     DISCOUNTS AND                  COMPANY (1)
                                     COMMISSIONS
--------------------------------------------------------------------------------
Per Unit          $10.00                  --                        $10,000,000
--------------------------------------------------------------------------------

(1) Before deducting expenses payable by the Company with respect to the Rights Offering, estimated at approximately $800,000.

               The date of this Prospectus is September 16, 1997.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Available Information ........................................................9
Documents Incorporated by Reference ..........................................9
Prospectus Summary...........................................................10
Summary Historical and Pro Forma Financial Data..............................23
Risk Factors.................................................................27
The Rights Offering .........................................................32
Description of the Units ....................................................39
The Apollo Transaction.......................................................49
The Private Placement........................................................55
Use of Proceeds..............................................................58
Capitalization...............................................................58
Dilution.....................................................................61
Unaudited Pro Forma Financial Information....................................61
Selected Historical Financial Data...........................................68
Price Range of Common Stock and Dividends ...................................71
Description of Capital Stock.................................................71
Federal Income Tax Considerations............................................73
Legal Matters ...............................................................79
Experts .....................................................................79

                             INDEX OF DEFINED TERMS

1996 Warrants .............................................................    3
1996 Holders ..............................................................    3
Adjustment Date ...........................................................   47
Agreements ................................................................   12
Annual Meeting ............................................................   31
Apollo ....................................................................   12
Apollo Closing ............................................................   12
Apollo Fund II ............................................................   12
Apollo Transaction ........................................................   12
Approved Business Plan ....................................................   53
Atlantic Gulf .............................................................   10
Bankruptcy Events .........................................................   43
Basic Subscription Privilege ..............................................   17
Board .....................................................................   13
Business Combination ......................................................   53
Cash Flow Adjustment ......................................................   47
Change of Control .........................................................   53
Charter Amendments ........................................................   12
Closing Date ..............................................................   55
Code ......................................................................   30
Commission ................................................................    9
Common Stock ..............................................................    3
Company ...................................................................    3
Company's 1996 10-K .......................................................    9
Conversion Shares .........................................................   53
Default Change of Control .................................................   53
Default Dividend Rate .....................................................   40
Default Payment ...........................................................   56
Default Period ............................................................   56
Demand Registration .......................................................   53
Dividend Payment Date .....................................................   40
Dividend Rate .............................................................   40
DTC .......................................................................   38
DTC Exercised Rights ......................................................   38
Eligible Guarantor Institution ............................................   35
Eligible Transferee .......................................................   54
Excess Units ..............................................................   33
Exchange Act ..............................................................    9
Exercise Price ............................................................   22
Expiration Date ...........................................................    4
Fee .......................................................................   52
Fee Triggering Event ......................................................   52
Foothill Debt .............................................................    4
Guaranteed Delivery Procedures ............................................   34
Holders ...................................................................   55
Incumbent Board ...........................................................   53
Investment Agreement ......................................................   12

Investor ..................................................................   12
Investor Warrants .........................................................   12
IRS .......................................................................   73
Liquidation Preference ....................................................   19
Major Transaction .........................................................   14
NASDAQ ....................................................................    4
NOL .......................................................................   30
Notice of Guaranteed Delivery .............................................   35
Old Stock .................................................................   74
Original Issue Date .......................................................   40
Oversubscription Privilege ................................................   18
Piggyback Registration ....................................................   53
POR .......................................................................   10
POR Effective Date ........................................................   10
Predecessor Company .......................................................   10
Preferred Stock ...........................................................   14
Private Placement .........................................................   15
Private Purchasers ........................................................   15
Pro Forma Financial Statements ............................................   61
Put Shares ................................................................   43
Record Date ...............................................................    3
Registration Deadline .....................................................   55
Reorganization Proceedings ................................................   10
Repurchase Note ...........................................................   43
Repurchase Price ..........................................................   43
Rights ....................................................................    3
Rights Offering ...........................................................    3
Secured Agreement .........................................................   12
Securities Act ............................................................    2
Series A Preferred Stock ..................................................   12
Series B Redeemable Preferred Stock .......................................    3
Series B Statement of Designations ........................................   40
Series B Warrants .........................................................    3
Shelf Registration Statement ..............................................   55
SP Subsidiary .............................................................   13
Stockholders ..............................................................    3
Subscription Agent ........................................................   18
Subscription Certificate ..................................................    3
Subscription Price ........................................................    3
TIN .......................................................................   79
Unit ......................................................................    3
Unit Closing ..............................................................   17
Warrant Agent .............................................................   47
Warrant Agreement .........................................................   46
Warrant Shares ............................................................   46
West Bay Project ..........................................................   50

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission, including the Registration Statement on Form S-3 of which this Prospectus is a part, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is traded in the over-the-counter market and is traded on the NASDAQ National Market System. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. Copies of the Company's reports, proxy statements and other information filed with the Commission can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits thereto.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed April 14, 1997, and Amendments No. 1 and 2 thereto filed on Form 10-K/A on April 30, 1997 and September 16, 1997, respectively (collectively, the "Company's 1996 10-K").

         (2)      The Company's  Current  Report on Form 8-K filed  February 18,
                  1997.

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (4)      The Company's Proxy Statement dated May 21, 1997.

         (5)      The Company's Current Report on Form 8-K filed June 5, 1997.

         (6) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed August 14, 1997 and Amendment No. 1 thereto filed on Form 10-Q/A on September 16, 1997.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the Rights Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date any such document is filed. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date any such document is filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference herein, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Any such request may be directed to Atlantic Gulf Communities Corporation, Attention: Thomas W. Jeffrey, Chief Financial Officer, at the Company's principal executive offices, which are located at 2601 South Bayshore Drive, Miami, Florida 33133-5461, telephone number (305) 859-4000.


                               PROSPECTUS SUMMARY

         THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERM "ATLANTIC GULF" MEANS ATLANTIC GULF COMMUNITIES CORPORATION AND THE TERM THE "COMPANY" MEANS ATLANTIC GULF AND ITS SUBSIDIARIES TAKEN AS A WHOLE AND INCLUDES THE COMPANY'S PREDECESSORS.

THE COMPANY

         The Company is a Florida-based real estate development and asset management company. The Company's primary lines of business are acquisition, development and sale of new subdivision and scattered developed homesites, sale of land tracts and residential construction and sales. Additional lines of business which contribute to the Company's overall operations include portfolio management of mortgages and contracts receivable and environmental services.

         The Company acquires and develops real estate to: (a) enhance the value of certain properties, (b) maintain a continuing inventory of marketable tracts and (c) supply finished homesites to builders in Florida's fastest growing markets. The Company's acquisition and development activities are comprised of four primary functions: business development, planning, community development and residential construction.

         Atlantic Gulf and its predecessors have been operating as community developers in Florida since 1955. Atlantic Gulf's immediate predecessor, General Development Corporation (the "Predecessor Company"), was among the largest community developers in Florida. In 1990, the Predecessor Company and certain of its subsidiaries commenced proceedings under Chapter 11 of the Bankruptcy Code (the "Reorganization Proceedings") to reorganize their business. Atlantic Gulf emerged from the Reorganization Proceedings pursuant to a plan of reorganization (the "POR" that became effective on March 31, 1992 (the "POR Effective Date")).

         The Company was incorporated in Delaware in 1928. Its executive offices are located at 2601 South Bayshore Drive, Miami, Florida 33133- 5461, and its telephone number is (305) 859-4000.

BUSINESS PLAN

         As described in the Company's 1996 10-K, the Company's business plan is
(a) to retire the Company's remaining corporate debt (debt not specifically associated with a performing asset), including the Foothill Debt, through the sale of Predecessor Company assets, (b) to become the leading supplier of finished homesites to national and regional homebuilders in Florida's fastest growing markets and in selected primary markets throughout the Southeast, and
(c) to continue residential construction and sales.

         The Company has been  successful  in  monetizing  (by sale or financing transactions) Predecessor Company assets to reduce corporate debt, and anticipates that the remaining Predecessor Company assets will be monetized during the balance of 1997 and 1998. In 1996, the Company's $167 million in gross revenue included over $55 million of Predecessor Company tract and scattered homesite sales and the Company reduced its corporate debt by approximately $65 million. The Company's receipt of proceeds from the Apollo Transaction, Private Placement (as defined) and the anticipated consummation of the Rights Offering is expected to enable the Company to satisfy its near term corporate debt amortization without being required to accelerate Predecessor Company asset sales in a manner that would not maximize proceeds from such sales.

         Since 1993, the Company has acquired or started development on 11 new primary market finished homesite subdivision projects and two new oceanfront condominium projects. Management believes that the success of the new primary market subdivision projects has confirmed the Company's business strategy of becoming a leading supplier of finished homesites to large independent homebuilders. Of the 28 homebuilders who are currently building or under contract in the Company's primary market subdivisions, five are building in multiple projects. Prior to the consummation of the Apollo Transaction and Private Placement, capital restrictions relating to the Company's highly leveraged balance sheet and near term debt amortization have required the Company to acquire and develop most of its largest and most profitable primary market subdivisions with joint venture equity partners. The Company's cost in obtaining such joint venture equity, both in terms of lost operating profits and preferred cash distributions, significantly reduced the Company's anticipated operating gross margins were it not to require such joint venture equity. Furthermore, the cost of obtaining joint venture equity on a project-by-project basis and complying with joint venture reporting and other requirements unnecessarily contributed to the Company's overhead expenses.

         There is no assurance that the Company will implement fully its business plan nor that it will realize the anticipated benefits from the Apollo Transaction, Private Placement and Rights Offering discussed below.

THE APOLLO TRANSACTION

         The Company and AP-AGC, LLC, a Delaware limited liability company ("Apollo" or the "Investor"), entered into an Amended and Restated Investment Agreement dated as of February 7, 1997, amended as of March 20, 1997, and amended and restated as of May 15, 1997 (the "Investment Agreement"), and the Company, certain of its subsidiaries and Apollo entered into a Secured Agreement dated as of February 7, 1997, and amended and restated as of May 15, 1997 (the "Secured Agreement" and, together with the Investment Agreement, the "Agreements"). Apollo is an affiliate of Apollo Real Estate Investment Fund II, L.P. ("Apollo Fund II"), a private real estate investment fund, the general partner of which is Apollo Real Estate Advisors II, L.P., a New York-based investment fund. Pursuant to the Agreements, subject to certain terms and conditions including Stockholders' approval of the Investment Agreement, Apollo agreed to purchase from the Company up to 2,500,000 shares of 20% Series A Cumulative Redeemable Convertible Preferred Stock (the "Series A Preferred Stock"), at a per share price of $9.88, and certain warrants to purchase up to 5,000,000 shares of Common Stock (consisting of 1,666,667 Class A Warrants, 1,666,667 Class B Warrants and 1,666,666 Class C Warrants) (the "Investor Warrants"), at a per Warrant price of $.06, for an aggregate purchase price of up to $25,000,000 (the "Apollo Transaction"). On June 23, 1997, the Stockholders' approved the Investment Agreement and the transactions contemplated thereby, and on June 24, 1997, the initial closing occurred pursuant to the Agreements ("the Apollo Closing").

         Pursuant to the Apollo Closing on June 24, 1997, the following transactions occurred:

         1. CHARTER AMENDMENTS. The Company filed with the State of Delaware an Amended and Restated Certificate of Incorporation (the "Charter Amendments") which, among other things, increased the number of authorized shares of Common Stock from 15,665,000 to 70,000,000 and authorized the issuance of 4,500,000 shares of Preferred Stock, 2,500,000 of which are designated Series A Preferred Stock and 2,000,000 of which are designated Series B Redeemable Preferred Stock. The Charter Amendments also eliminated the restriction on the Company issuing nonvoting stock and the provision requiring certain mandatory dividends on the Common Stock, each of which would be inconsistent with the rights of the holders of the Preferred Stock.

         2. SALE OF SERIES A PREFERRED STOCK AND INVESTOR WARRANTS. For an aggregate purchase price of $5,534,752, the Company issued to Apollo 553,475 shares of Series A Preferred Stock and Investor Warrants (consisting of 368,983 Class A Warrants, 368,983 Class B Warrants and 368,984 Class C Warrants) to purchase 1,106,950 shares of Common Stock at a per share purchase price of $5.75 (subject to adjustment).

         3. THE BOARD. The number of Company directors was reduced from 10 to seven and three Apollo designees were appointed to the Company's board of directors ("the Board") by the incumbent directors.

         4. COMMITMENT FEE. Apollo refunded to the Company the $1,000,000 commitment fee the Company had paid to Apollo in connection with entering into the Investment Agreement.

         From time to time after the Apollo Closing and until Apollo has acquired all 2,500,000 shares of Series A Preferred Stock and 5,000,000 Investor Warrants, Apollo will purchase, subject to the terms and conditions of the Investment Agreement, additional Series A Preferred Stock and a proportionate number of Investor Warrants to enable the Company to invest in real estate development projects approved by the Board and Apollo. If the Company has not presented Apollo with real estate development projects pursuant to which Apollo has invested the aggregate purchase price of $25,000,000, on the terms and subject to the conditions set forth in the Investment Agreement, (a) Apollo will be entitled at any time to acquire all of the Series A Preferred Stock and Investor Warrants not acquired by it prior thereto and (b) from and after June 30, 1998, the Company will be entitled at any time to require Apollo to purchase all of such Series A Preferred Stock and Investor Warrants, provided that no Event of Default (as defined in the Secured Agreement) shall have occurred and, except for an Event of Default which is or results from a Bankruptcy Event (as defined), shall then exist. See "The Apollo Transaction." As required by the Agreements, all net proceeds from the issuance and sale to Apollo of the Series A Preferred Stock and Investor Warrants and all funds generated thereby and assets acquired therewith are being held by a newly formed special purpose corporation, which is a direct wholly owned subsidiary of the Company ("SP Subsidiary"). The only business transactions in which SP Subsidiary will engage are the development and sale of Board-approved real estate development projects and certain activities incidental thereto. SP Subsidiary will be under certain restrictions, including with respect to the incurrence of debt and liens and the payment of dividends and payments for certain other purposes.

         The Company has granted to Apollo certain registration rights with respect to the Series A Preferred Stock and the Warrant Shares (as defined), including, subject to certain limitations, (a) upon Apollo's demand, the Company's obligation to use its best efforts to effect registration of the Series A Preferred Stock and/or the Warrant Shares and (b) if the Company proposes to register any of its securities under the Securities Act for sale for cash, upon Apollo's request, the Company's obligation to include the number of Demand Registrable Securities (as defined) that Apollo wishes to sell or distribute publicly under the registration statement proposed to be filed by the Company.

          Since the Apollo Closing, the Company issued to Apollo under the Investment Agreement (a) on June 30, 1997, 334,000 additional shares of Series A Preferred Stock and Investor Warrants to purchase an additional 668,000 shares of Common Stock at a per share purchase price of $5.75 (subject to adjustment), for an aggregate purchase price of $3,340,000; (b) on July 31, 1997, an additional 850,000 shares of Series A Preferred Stock and Investor Warrants to purchase an additional 1,700,000 shares of Common Stock, for an aggregate purchase price of $8,500,000; and (c) on August 7, 1997, an additional 259,000 shares of Series A Preferred Stock and Investor Warrants to purchase an additional 518,000 shares of Common Stock, for an aggregate purchase price of $2,590,000.

         As of the date hereof, 503,525 shares of Series A Preferred Stock and $1,007,050 Investor Warrants remain subject to purchase by Apollo under the Investor Agreement.

         The terms of the Series A Preferred Stock and the Series B Redeemable Preferred Stock (collectively, the "Preferred Stock") are substantially the same except as described below. The Preferred Stock will rank senior to the Common Stock with respect to dividends and distributions. Holders of Preferred Stock will be entitled to receive, when, as and if declared by the Board, cash dividends on a quarterly basis at an annual rate equal to 20% of the liquidation preference, which is $10 per share for each of the Series A Preferred Stock and the Series B Redeemable Preferred Stock, plus any accrued and unpaid dividends. Assuming that the Series A Preferred Stock is outstanding for three years, the annual yield on such shares for the three-year period would be 20.6%, based on a per share purchase price of $9.88 and a dividend rate of 20% per annum. Upon certain events of default, dividends will accumulate at an annual rate of 23%. The Preferred Stock will be redeemable by the Company in whole or in part after three years from the issuance date at a redemption price in cash equal to the liquidation preference. Holders of the Preferred Stock will have certain "put rights" which will entitle them to require the Company to repurchase the Preferred Stock in certain amounts and at certain times: up to an aggregate of one-third of the shares of each of the Series A Preferred Stock and the Series B Redeemable Preferred Stock after the end of the fourth year following the issuance date and before the end of the fifth year, up to an aggregate of two-thirds of the shares of each of the Series A Preferred Stock and the Series B Redeemable Preferred Stock after the end of the fifth year following the issuance date and before the end of the sixth year, and up to the entire amount after the sixth year following the issuance date, at a repurchase price in cash equal to the liquidation preference. Certain events of default, including a Default Change of Control (as defined below) of the Company, would accelerate the put rights. The Preferred Stock will be convertible into such number of shares of Common Stock as is obtained by dividing the liquidation preference by the conversion price of $5.75 per share, subject to certain adjustments. The Series A Preferred Stock put rights will be secured by certain liens on substantially all of the assets of the Company and its subsidiaries, while the Series B Redeemable Preferred Stock put rights will not be secured. Holders of Series A Preferred Stock will be entitled to elect three of the Company's seven directors and will otherwise have no voting rights except as may be required by applicable law. Holders of Series B Redeemable Preferred Stock will have no voting rights except as may be required by applicable law. As long as Apollo holds at least 500,000 shares of Series A Preferred Stock, it will have certain consent rights in respect of the Company engaging in "Major Transactions" (as defined). Holders of Series B Redeemable Preferred Stock will have no such consent rights. Apollo may not, except under specified circumstances, transfer or assign the Series A Preferred Stock or the Common Stock issuable upon conversion thereof until February 7, 1999. The Series B Redeemable Preferred Stock issued in the Rights Offering and the Common Stock issuable upon conversion thereof will be immediately transferable subject to certain restrictions applicable to affiliates of the Company. For a description of the rights and preferences of the Series A Preferred Stock and Series B Redeemable Preferred Stock, see "The Apollo Transaction -- The Series A Preferred Stock" and "Description of the Units -- Series B Redeemable Preferred Stock."

         Assuming that the Series B Preferred Stock is outstanding for three years, the annual yield on such shares for the three-year period would be 20.6%, based on a per share purchase price of $9.88 and a dividend rate of 20% per annum.

         The terms of the Series B Warrants are substantially the same as those of the Investor Warrants. Each Warrant entitles the holder to purchase one share of Common Stock, commencing immediately, until the close of business on June 23, 2004 at an exercise price of $5.75 per share, subject to certain antidilution and other adjustments, and will be issued in the Rights Offering pro rata in three classes: up to 666,667 Class A Warrants, 666,667 Class B Warrants and 666,666 Class C Warrants. See "Description of the Units -- The Series B Warrants."

THE PRIVATE PLACEMENT

         Concurrently with the Apollo Closing, the Company sold to certain purchasers (the "Private Purchasers"), in a private placement (the "Private Placement"), for an aggregate purchase price of $20 million, (a) 1,776,199 shares of Common Stock for $10 million, and (b) 1,000,000 shares of Series B Redeemable Preferred Stock and Series B Warrants (consisting of 666,667 Class A Warrants, 666,667 Class B Warrants and 666,666 Class C Warrants) to purchase 2,000,000 shares of Common Stock, for $10 million. The Company has granted certain registration rights to the Private Purchasers with respect to the Series B Redeemable Preferred Stock and the Warrant Shares (as defined), including, subject to certain limitations, (a) the Company's obligation to use its best efforts to effect registration of the Series B Redeemable Preferred Stock and/or the Warrant Shares and (b) if the Company proposes to register any of its securities under the Securities Act for sale for cash, upon request, the Company will include the number of Demand Registrable Securities (as defined) that the holders thereof wish to sell or distribute publicly under the registration statement proposed to be filed by the Company. See "The Private Placement."

CERTAIN POTENTIAL EFFECTS OF THE APOLLO TRANSACTION, PRIVATE PLACEMENT AND RIGHTS OFFERING ON THE BUSINESS PLAN

         The Company's receipt of up to $55 million from its sale of Preferred Stock, Warrants and Common Stock pursuant to the Apollo Transaction, Private Placement and Rights Offering is expected to enhance the Company's ability to implement its business plan. The Company is also exploring various possibilities to augment its business plan by adding new real estate-related business lines which could be expected to produce recurring operating income. Central to its analysis of new business lines is the Company's ability to lever successfully off its significant real estate asset position and expertise. In this regard, on June 30, 1997, the Company, with proceeds from the sale of Series A Preferred Stock to Apollo, acquired through SP Subsidiary a 2.9-acre parcel in the downtown business district of Fort Lauderdale, Florida for $5.5 million on which the subsidiary anticipates constructing a high-rise luxury apartment tower. Also, with proceeds from the sale of Series A Preferred Stock to Apollo, SP Subsidiary, or subsidiaries thereof, acquired on July 31, 1997, an approximate 600-acre parcel in Frisco, Texas, north of Dallas, on which it is planned to develop approximately 1,700 units. See "The Apollo Transaction - Introduction."

         The Company's scheduled payment obligations under the Foothill Debt were substantially based on anticipated Predecessor Company asset sales during the debt amortization period. While the Company has experienced delays in certain significant Predecessor Company asset sales, the Company has been able to satisfy certain substantial Foothill Debt payment obligations with the proceeds from the Apollo Transaction and the Private Placement. On June 25, 1997, the Company paid its scheduled $21.67 million Foothill Debt amortization obligation and prepaid an additional $7.7 million of Foothill revolving debt.

Approximately $23.7 million of these June 25, 1997 debt payments were made with proceeds from the Private Placement and, to a lesser extent, from the Apollo Closing. Furthermore, the Company's receipt of up to $10 million of proceeds from the Rights Offering will be used for working capital purposes, including the payment of Foothill Debt. While there can be no assurance, the Company believes that its use of new equity capital, including the proceeds from the Rights Offering, for working capital purposes, will enable the Company to use proceeds from future Predecessor Company asset sales for real estate acquisition and development activities.

         Management also believes that as a result of the Company's access to new equity capital, including proceeds from the Apollo Transaction and Rights Offering, the Company will be able to acquire new real estate development projects more promptly and without the need for joint venture equity partners. For example, since the Apollo Closing, the Company has used proceeds from the sale of Series A Preferred Stock to Apollo to acquire for development, without joint venture equity partners, the above-discussed 2.9-acre parcel in Fort Lauderdale, Florida and an approximate 600-acre parcel in Frisco, Texas. Also, the above-discussed use by the Company of approximately $23.7 million of proceeds from the Private Placement and Apollo Transaction to pay Foothill Debt enabled the Company to use approximately $2.4 million of other funds to acquire on August 19, 1997 a 126.9-acre parcel near Orlando, Florida, which is planned to develop 408 single family units. While the Company may continue to obtain joint venture equity on a project-by-project basis if business circumstances warrant such participation, even in those circumstances management believes that the Company's ability to co-invest significant equity together with the joint venture partner's equity may enhance the Company's bargaining capacity, operating flexibility and profit participation in respect of such joint venture participations. In respect of three significant real estate development joint ventures the Company has entered into prior to the Apollo Closing, the Company did not have available funds to make significant capital contributions to the ventures and, as a result, was only able to retain minority residual interests in the projects.


OTHER POTENTIAL BENEFITS OF THE APOLLO TRANSACTION TO THE COMPANY

         For the reasons discussed below, the Company believes that it will realize intangible benefits from the Apollo Transaction, in addition to the use of up to $25 million in proceeds from the sale of Series A Preferred Stock and Investor Warrants.

         SPONSORSHIP. Apollo is a nationally successful and respected corporate and real estate investor. The Company believes that Apollo's investment in and association with the Company will provide it with sponsorship and credibility in the securities and financial markets as well as in dealings with sellers in the real estate development market. For example, the Company's ability to consummate the Private Placement for an aggregate purchase price of $20 million was subject to consummating the Apollo Closing. Also, since the Company's initial public announcement of the Apollo Transaction, several real estate investment opportunities have been presented to the Company as a result of its association with Apollo (but no such investment has yet been made by the Company).

         ABILITY  OF  APOLLO  TO  GENERATE  REAL  ESTATE  OPPORTUNITIES  FOR THE
COMPANY. Due to its visibility in the industry and the funds at its disposal, Apollo is presented with a significant number of real estate development opportunities that may not otherwise come to the Company's attention, or for which the Company by itself may not be considered a qualified participant. Since the Company's initial public announcement of the Apollo Transaction, Apollo has presented to the Company several significant real estate development acquisition opportunities that came to Apollo's attention (but the Company has not consummated any of such acquisitions).

         APOLLO IS A POTENTIAL SOURCE OF ADDITIONAL CAPITAL. As evidence of Apollo's desire to invest additional capital with the Company, Apollo negotiated for the right of first offer on up to $60 million of future joint venture opportunities in respect of Company real estate development projects. Under the Investment Agreement between Apollo and the Company, the Company has the discretion to seek joint venture equity on any proposed transaction and the Company has the right to accept third party joint venture equity on terms more favorable than those offered by Apollo on any particular transaction.

THE RIGHTS OFFERING

Securities                            Offered   1,000,000   Units.   Each   Unit
                                      consists   of  one   share  of   Series  B
                                      Redeemable  Preferred  Stock and  Series B
                                      Warrants to purchase  two shares of Common
                                      Stock,   issuable  upon  the  exercise  of
                                      Rights.

Rights Each holder of Common Stock and each holder of 1996 Warrants to purchase Common Stock will receive at no cost to such holder .08898 of a Right for each share of Common Stock or 1996 Warrant to purchase a share of Common Stock held of record by such holder on September __, 1997 (the "Record Date"). No fractional Rights or cash in lieu thereof will be distributed by the Company. Fractional Rights will be rounded down to the nearest whole number that is a multiple of three. An aggregate of approximately 1,000,000 Rights will be distributed pursuant to the Rights Offering. One Right plus $10.00 in cash will entitle the holder to one Unit. An aggregate of 1,000,000 shares of Series B Redeemable Preferred Stock and Series B Warrants to purchase 2,000,000 shares of Common Stock (consisting of 666,667 Class A Warrants, 666,667 Class B Warrants and 666,666 Class C Warrants) will be sold upon exercise of the Rights at the completion of the Rights Offering (the "Unit Closing"), assuming all 1,000,000 Rights are exercised. See "The Rights Offering -- The Rights."

Basic Subscription Privilege          One Right will entitle the holder  thereof
                                      to   receive,    upon   payment   of   the
                                      Subscription  Price,  one Unit (the "Basic
                                      Subscription  Privilege").  Rights must be
                                      exercised in integral  multiples of three.
                                      See "The Rights  Offering --  Subscription
                                      Privileges    --    Basic     Subscription
                                      Privilege."

Oversubscription Privilege            Each  holder of Rights  who  exercises  in
                                      full  such  holder's  Basic   Subscription
                                      Privilege   may  also   subscribe  at  the
                                      Subscription  Price for  additional  Units
                                      available  as  a  result  of   unexercised
                                      Rights,  if  any  (the   "Oversubscription
                                      Privilege").  If an insufficient number of
                                      Units is  available  to satisfy  fully all
                                      exercises    of    the    Oversubscription
                                      Privilege,  the  available  Units  will be
                                      prorated  among holders who exercise their
                                      Oversubscription  Privilege in  proportion
                                      to the  number  of Units  each  beneficial
                                      holder  subscribed  for  pursuant  to  the
                                      Basic  Subscription  Privilege  up to  the
                                      amount so subscribed  for. See "The Rights
                                      Offering--    Subscription    Privileges--
                                      Oversubscription Privilege."

Record Date                           September __, 1997.

Subscription Price                    $10.00 in cash per Unit.

Expiration Date                       5:00 p.m.,  New York City time, on October
                                      __, 1997. Rights not exercised prior to the Expiration Date will be void and will no longer be exercisable by any Rights holder and will be worthless.

Procedure for Exercising Rights       The Basic  Subscription  Privilege and the
                                      Oversubscription    Privilege    may    be
                                      exercised  by  properly   completing   and
                                      signing   the   Subscription   Certificate
                                      evidencing    the    Rights    (each,    a
                                      "Subscription      Certificate"),      and
                                      forwarding such  Subscription  Certificate
                                      (or  following  the  guaranteed   delivery
                                      procedures),  together with payment of the
                                      Subscription    Price    for   each   Unit
                                      subscribed   for  pursuant  to  the  Basic
                                      Subscription     Privilege     and     the
                                      Oversubscription  Privilege,  to  American
                                      Stock   Transfer  &  Trust   Company,   as
                                      subscription   agent  (the   "Subscription
                                      Agent"),  on or  prior  to the  Expiration
                                      Date.    If    forwarding     Subscription
                                      Certificates  by mail,  it is  recommended
                                      that insured,  registered mail be used. No
                                      interest  will be paid on funds  delivered
                                      in payment of the Subscription  Price. See
                                      "The   Rights   Offering--   Exercise   of
                                      Rights."

NO REVOCATION                         ONCE A HOLDER OF RIGHTS HAS  EXERCISED THE
                                      BASIC   SUBSCRIPTION   PRIVILEGE   OR  THE
                                      OVERSUBSCRIPTION  PRIVILEGE, SUCH EXERCISE
                                      MAY  NOT  BE  REVOKED.   SEE  "THE  RIGHTS
                                      OFFERING -- NO REVOCATION."

Exercise Through Others               Persons  holding  securities  beneficially
                                      and receiving Rights issuable with respect
                                      thereto,   through   a   broker,   dealer,
                                      commercial  bank,  trust  company or other
                                      nominee, as well as persons holding Common
                                      Stock or 1996 Warrants  directly who would
                                      prefer  to have such  institutions  effect
                                      transactions  relating  to the  Rights  on
                                      their   behalf,    should    contact   the
                                      appropriate institution or nominee and request it to effect such transaction for them. See "The Rights Offering -- Exercise of Rights."

Procedure for Exercising Rights       Subscription   Certificates  will  not  be
                                      mailed  to  holders  whose  addresses  are
                                      outside  the  United  States,  but will be
                                      held by the  Subscription  Agent for their
                                      accounts.    To   exercise    the   Rights
                                      represented  thereby,  such  holders  must
                                      notify the Subscription Agent and take all
                                      other   steps  which  are   necessary   to
                                      exercise  the  Rights  on or prior to 5:00
                                      p.m., New York City time on the Expiration
                                      Date.  If no  contrary  instructions  have
                                      been received by such time,  the Rights of
                                      such holders will expire. See "Description
                                      of  the  Rights  Offering--   Foreign  and
                                      Certain Other Holders."

Transfer The Rights are transferable, and it is expected that they will trade on the NASDAQ National Market System until the close of business on the last National Market System trading day prior to the Expiration Date. There can be no assurance, however, that a market for the Rights will develop or, if a market develops, that the market will remain available throughout the period during which the Rights may be exercised, or as to the price at which the Rights will trade. See "The Rights Offering-- Method of Transferring Rights."

No Escrow of Oversubscription Funds   Funds  received upon exercise of the Basic
                                      Subscription Privilege will not be held in
                                      escrow pending conclusion of this offering
                                      and will be  immediately  available to the
                                      Company.  Funds  received upon exercise of
                                      the  Oversubscription  Privilege  will  be
                                      held  in  a  segregated   account  pending
                                      conclusion of the offering.

Preferred Stock                       The terms of the Series A Preferred  Stock
                                      purchased   by  Apollo   pursuant  to  the
                                      Investment  Agreement  and of the Series B
                                      Redeemable    Preferred    Stock   offered
                                      pursuant to the Rights Offering and issued in the Private Placement are substantially the same except as discussed herein.

                                      CONVERSION.  Each share of Preferred Stock
                                      will be  convertible  into such  number of
                                      shares of Common  Stock as is  obtained by
                                      dividing   the   liquidation    preference
                                      (initially  $10 per  share for each of the
                                      Series A Preferred  Stock and the Series B
                                      Redeemable   Preferred   Stock)   by   the
                                      conversion   price  (initially  $5.75  per
                                      share). Accordingly,  each share of Series
                                      A Preferred  Stock and Series B Redeemable
                                      Preferred   Stock   will  be   convertible
                                      initially  into  1.739  shares  of  Common
                                      Stock, in each case subject to adjustment and at the holder's option at any time prior to redemption.

                                      DIVIDENDS.   Dividends  on  the  Preferred
                                      Stock will be cumulative  from the date of
                                      issuance and will be payable, when, as and
                                      if declared by the Board, quarterly at the
                                      rate of 20% per  annum of the  liquidation
                                      preference   ($10  per  share,   plus  any
                                      accrued  and  unpaid   dividends)  (the  "
                                      Liquidation  Preference"),   beginning  on
                                      December 31, 1997. Under the Foothill Debt agreements, the Company has agreed not to declare or pay any dividend (other than dividends payable solely in its common stock or preferred stock) on any capital stock of the Company. There can be no assurance whether or when the Company will be able to declare or pay dividends on the Preferred Stock in the foreseeable future.

                                      REDEMPTION.   The   Preferred   Stock   is
                                      redeemable by the Company,  in whole or in
                                      part,  after three years from the issuance
                                      date at a  redemption  price in cash equal
                                      to the Liquidation Preference. The Company
                                      has  agreed  in the  Investment  Agreement
                                      that without Apollo's consent, the Company
                                      will not redeem  Series A Preferred  Stock
                                      except  that   Apollo's   consent  is  not
                                      required  so  long  as  the  ratio  of the
                                      aggregate  amount being paid on the Series
                                      A Preferred Stock to the aggregate  amount
                                      being  paid  on the  Series  B  Redeemable
                                      Preferred  Stock is both (A) greater  than
                                      or  equal to the  ratio  of the  aggregate
                                      outstanding  liquidation preference of the
                                      Series A Preferred  Stock to the aggregate
                                      outstanding  liquidation preference of the
                                      Series B Redeemable Preferred Stock issued
                                      in the  Rights  Offering  and the  Private
                                      Placement  and (B)  less  than or equal to
                                      the  ratio  of the  aggregate  outstanding
                                      liquidation  preference  of the  Series  A
                                      Preferred    Stock   to   the    aggregate
                                      outstanding  liquidation preference of the
                                      Series B Redeemable Preferred Stock issued in the Rights Offering. The Company may redeem Series B Redeemable Preferred Stock (subject to certain consent rights of Apollo) without proration in accordance to the number of shares held by each holder. In connection with any exercise of its redemption rights, the Company will pay any accrued but unpaid dividends on the Preferred Stock.

                                      PUT  RIGHTS.  Holders of  Preferred  Stock
                                      will  have   certain  put  rights,   which
                                      entitle  them to  require  the  Company to
                                      repurchase the Preferred Stock as follows:
                                      (a) up to an aggregate of one-third of the
                                      shares of each of the  Series A  Preferred
                                      Stock   and  the   Series   B   Redeemable
                                      Preferred  Stock  after  the  end  of  the
                                      fourth year  following  the issuance  date
                                      and before the end of the fifth year;  (b)
                                      up to an  aggregate of  two-thirds  of the
                                      shares of each of the  Series A  Preferred
                                      Stock   and  the   Series   B   Redeemable
                                      Preferred Stock after the end of the fifth
                                      year   following  the  issuance  date  and
                                      before the end of the sixth year;  and (c)
                                      up to the  entire  amount  after the sixth
                                      year  following  the issuance  date,  at a
                                      repurchase  price  in  cash  equal  to the
                                      Liquidation Preference.  The put rights of
                                      the Series A Preferred  Stock (but not the
                                      Series B Redeemable  Preferred  Stock) are
                                      secured   by   (a)  a   junior   lien   on
                                      substantially all of the assets of the Company and its subsidiaries, except for the outstanding capital stock of the SP Subsidiary and its assets and (b) a senior lien on the outstanding capital stock of the SP Subsidiary and on its assets. The put rights of the Series B Redeemable Preferred Stock will not be secured. Under the Foothill Debt agreements, the Company has agreed not to purchase, redeem, retire or otherwise acquire any capital stock of the Company (other than solely for common stock or preferred stock of the Company). In connection with any exercise of put rights, the Company will pay any accrued but unpaid dividends on the Preferred Stock.

                                      LIQUIDATION. The Liquidation Preference for the Series A Preferred Stock and the Series B Redeemable Preferred Stock is $10 per share, plus any accrued and unpaid dividends.

                                      NO VOTING RIGHTS.  Holders of the Series A
                                      Preferred Stock will be entitled to elect three directors to the Board out of a seven-member Board, but will have no other rights to vote on matters submitted to a vote of Stockholders, except as may be required by applicable law. Holders of Series B Redeemable Preferred Stock will have no right to vote on matters submitted to a vote of Stockholders, including the election of directors, except as may be required by applicable law.

                                      NO CONSENT RIGHTS. As long as Apollo holds
                                      at  least  500,000   shares  of  Series  A
                                      Preferred Stock,  Apollo will have certain
                                      consent  rights in respect of the  Company
                                      engaging in Major Transactions (as defined
                                      below),   including  (subject  to  certain
                                      exceptions):            recapitalizations,
                                      redemptions  or  reclassifications  of the
                                      Company's capital stock;  distributions or
                                      dividends on the Company's  capital stock;
                                      liquidation, winding-up or dissolutions of
                                      the Company or any subsidiary;  amendments
                                      of   the    Company's    certificate    of
                                      incorporation   or   bylaws;   mergers  or
                                      consolidations;  sales  of  a  significant
                                      amount of assets  not  contemplated  by an
                                      Approved Business Plan (as defined below);
                                      special    dividends   or   distributions;
                                      entering   into   or   amending   material
                                      contracts;  significant  new financings or
                                      refinancings;   issuances  of  securities;
                                      unplanned  major  investments  or  capital
                                      expenditures;   transactions  which  would
                                      result  in a  change  of  control  of  the
                                      Company; or the commencement,  undertaking
                                      or acquisition of real estate  development
                                      projects by the SP Subsidiary  and related
                                      financing or joint  venture  arrangements.
                                      See "The  Apollo  Transaction  --  Consent
                                      Rights."   Holders   of   the   Series   B
                                      Redeemable Preferred Stock will have no such consent rights.

                                      TRANSFERABILITY.     Pursuant    to    the
                                      Investment   Agreement,   the   Series   A
                                      Preferred  Stock will not be  transferable
                                      before  February  7, 1999  unless  certain
                                      defaults or change of control  events have
                                      occurred.  See "The Apollo  Transaction --
                                      Transferability  Restrictions."  There are
                                      no     such     restrictions     on    the
                                      transferability of the Series B Redeemable
                                      Preferred   Stock  issued  in  the  Rights
                                      Offering,   which   will  be   immediately
                                      transferable   (subject  to   restrictions
                                      imposed by the securities laws in the case
                                      of  affiliates   of  the   Company).   See
                                      "Description     of    the     Units    --
                                      Transferability."

Series B Warrants                     Series B Warrants  to  purchase  2,000,000
                                      shares  of  Common  Stock  (consisting  of
                                      666,667 Class A Warrants,  666,667 Class B
                                      Warrants  and 666,666  Class C  Warrants),
                                      the terms of which are  substantially  the
                                      same as the terms of the Investor Warrants
                                      issued  to  Apollo  and  identical  to the
                                      Series B  Warrants  issued in the  Private
                                      Placement.  The Class A, Class B and Class
                                      C Warrants are identical  except that they
                                      have  different  minimum  exercise  prices
                                      ($2.00,   $3.00  and   $4.00  per   share,
                                      respectively).

Exercise Terms                        Each Series B Warrant  entitles the holder
                                      thereof  to  purchase  one share of Common
                                      Stock for $5.75  (the  "Exercise  Price"),
                                      subject to certain  antidilution and other
                                      adjustments,  exercisable immediately (the
                                      minimum  exercise  price  of the  Class A,
                                      Class B and Class C Warrants  under  their
                                      respective   adjustment   provisions   are
                                      $2.00,   $3.00  and   $4.00   per   share,
                                      respectively).

Expiration Date                       June 23, 2004.

Ownership Percentages                 Upon  consummation  of the Rights Offering
                                      (assuming all Rights are fully exercised),
                                      (a) the Series A Preferred Stock (assuming
                                      all 2,500,000 shares are issued to Apollo)
                                      and the Investor  Warrants will constitute
                                      30.47% of the outstanding Common Stock and
                                      (b)  the  Series  B  Redeemable  Preferred
                                      Stock   and   Series   B   Warrants   will
                                      constitute   24.38%  of  the   outstanding
                                      Common  Stock  (in  each  case  on a fully
                                      diluted basis  assuming the  conversion of
                                      the  Preferred  Stock and the  exercise of
                                      all   outstanding   warrants   and   stock
                                      options).  See "The  Apollo  Transaction--
                                      Ownership by Apollo."

Federal Income Tax Considerations     For  United  States   federal  income  tax
                                      purposes,  Rights  holders  generally will
                                      not recognize taxable income in connection
                                      with the  issuance  to them or exercise by
                                      them of Rights.  Rights  holders may incur
                                      gain or loss  upon the sale of the  Rights
                                      or the Series B Redeemable Preferred Stock
                                      and  Series  B  Warrants   acquired   upon
                                      exercise  of  the  Rights.   See  "Certain
                                      Federal Income Tax Considerations."

Use of Proceeds                       The Company intends to use the proceeds of
                                      the Rights  Offering  for working  capital
                                      purposes,   including  the  payment  of  a
                                      portion of the Foothill Debt.

Trading Symbols                       The  Common  Stock is traded on the NASDAQ
                                      National  Market  System  under the symbol
                                      "AGLF."   The   Company   has   filed   an
                                      application to have the Rights and each class (A, B and C) of the Series B
                                      Warrants approved for quotation on the NASDAQ National Market System under the symbols "AGLFR," and "AGLFW," "AGLFZ" and "AGLFL," respectively. The Company has filed an application to have the Series B
                                      Redeemable Preferred Stock approved for quotation on the NASDAQ Small Cap Market under the Symbol "AGLFP." No assurance can be given that either such application will be approved.

No Board Recommendation               An   investment  in  Units  must  be  made
                                      pursuant to each investor's  evaluation of
                                      such     investor's     best    interests.
                                      ACCORDINGLY,  THE BOARD  DOES NOT MAKE ANY
                                      RECOMMENDATION TO RIGHTS HOLDERS REGARDING
                                      WHETHER THEY SHOULD EXERCISE THEIR RIGHTS.

Right to Terminate Rights Offering    The Company expressly  reserves the right,
                                      in its sole and  absolute  discretion,  at
                                      any  time  prior  to the  delivery  of the
                                      Units  offered  hereby,  to terminate  the
                                      Rights  Offering if the Rights Offering is
                                      prohibited  by  law or  regulation  or the
                                      Board concludes,  in its judgment, that it
                                      is not in the Company's  best interests to
                                      complete  the  Rights  Offering  under the
                                      circumstances.  If the Rights  Offering is
                                      terminated, all funds received pursuant to
                                      the  Rights   Offering  will  be  promptly
                                      refunded, without interest.

              SUMMARY HISTORICAL DATA AND PRO FORMA FINANCIAL DATA

         The following table sets forth summary historical consolidated financial data with respect to the Company for the periods ended and as of the dates indicated. The summary historical consolidated statement of operations data for the years ended December 31, 1994, 1995 and 1996 and the historical consolidated balance sheet as of December 31, 1994, 1995 and 1996 are derived from the audited Consolidated Financial Statements incorporated by reference into this Prospectus. The summary historical consolidated statement of operations data for the years ended December 31, 1992 and 1993 and the historical consolidated balance sheet as of December 31, 1992 and 1993 are derived from the audited Consolidated Financial Statements not incorporated by reference into this Prospectus. The summary historical consolidated statement of operations data for the six months ended June 30, 1996 and June 30, 1997 and the summary historical consolidated balance sheet data as of June 30, 1997 are derived from the Company's unaudited consolidated financial statements incorporated by reference into this Prospectus. This information should be read in conjunction with such financial statements.
See "Selected Historical Financial Data."

         The following table also sets forth certain unaudited summary pro forma financial data of the Company for the periods ended and as of the dates indicated. The unaudited summary pro forma statement of operations data for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared as if the Apollo Transaction, the Private Placement and the Rights Offering had occurred on January 1, 1996. The unaudited summary proforma balance sheet data have been prepared as if the Apollo Transaction, the Private Placement and the Rights Offering had occurred on June 30, 1997. See "Use of Proceeds." The unaudited summary pro forma financial data does not purport to represent what the Company's results of operations or financial condition would actually have been had the Apollo Transaction, the Private Placement and the Rights Offering been consummated as of such dates or to project the Company's results of operations or financial condition for any future period or as of any future date. The unaudited summary pro forma financial data should be read in conjunction with the Unaudited Pro Forma Financial Information and the notes thereto. See "Unaudited Pro Forma Financial Information" and the separate historical Consolidated Financial Statements and notes thereto incorporated by reference into this Prospectus.

                                                  THREE        NINE
                                                  MONTHS       MONTHS                                                  SIX MONTHS
                                                  ENDED        ENDED                                                      ENDED
                                                MARCH 31,   DECEMBER 31,         YEARS ENDED DECEMBER 31,               JUNE 30,
                                                   ----        ----       ------------------------------------       -------------
                                                   1992        1992       1993       1994       1995      1996       1996     1997
                                                   ----        ----       ----       ----       ----      ----       ----     ----
                                                           (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)                  (UNAUDITED)
STATEMENT OF OPERATIONS DATA:                           ||
Revenues:                                               ||
 Real Estate Sales:                                     ||
  Homesite                                     $    0.2 || $    5.1   $   11.8   $   15.0   $   24.1   $   43.9   $   24.2  $  12.1
  Tract                                             4.6 ||     16.1       24.7       25.8       31.1       62.7       36.0     12.7
  Residential                                       0.5 ||      4.5        8.3       11.5       27.7       21.0        9.3      9.3
                                               -------- || --------   --------   --------   --------   --------   --------  -------
   Total real estate sales                          5.3 ||     25.7       44.8       52.3       82.9      127.6       69.5     34.1
 Utility revenue                                    3.7 ||      9.9        4.5        2.9         --         --         --       --
 Other operating revenue                            3.3 ||      7.4        8.9        6.9        6.7        4.9        2.3      1.4
 Interest Income                                    2.2 ||      8.6       11.0        8.3        7.8        6.3        3.1      2.9
 Other Income:                                          ||
  Reorganization reserves                            -- ||       --         --         .7       10.7       18.6        1.3      1.8
  Other income                                       -- ||     14.3        1.4       34.9        5.3        7.9        7.3      0.5
                                               -------- || --------   --------   --------   --------   --------   --------  -------
   Total revenues                                  14.5 ||     65.9       70.6      106.0      113.4      165.3       83.5     40.7
                                               ======== || ========   ========   ========   ========   ========   ========  =======
Cost and expenses:                                      ||
 Direct cost of real estate sales:                      ||
  Homesite                                          0.2 ||      3.5        8.5       10.5       17.2       35.2       18.4     11.2
  Tract                                             2.4 ||      6.7       15.5       17.9       26.1       51.4       29.6     11.7
  Residential                                       0.4 ||      4.0        7.2       10.1       23.1       16.7        7.1      8.4
                                               -------- || --------   --------   --------   --------   --------   --------  -------
   Total direct cost of real estate sales           3.0 ||     14.2       31.2       38.5       66.4      103.3       55.1     31.3
                                                        ||
 Inventory valuation reserves                        -- ||       --         --         --        4.9       12.3         --       --
 Selling expense                                    1.2 ||      4.0        7.5        7.5        9.8       13.5        5.8      4.0
 Utility operating expense                          2.4 ||      8.1        5.0        2.0         --         --         --       --
 Other operating expense                            2.6 ||      7.8        5.9        5.1        4.0        2.0        1.3      0.6
 Other real estate costs                            3.3 ||      5.5       15.5       22.6       20.5       19.4        8.7      5.8
 General and administrative expense                 2.9 ||      8.5        9.8       10.6       10.4       11.5        5.4      4.7
 Depreciation                                       1.2 ||      3.2        2.1        1.1        1.2         .9        0.5      0.4
 Cost of borrowing,  net of amounts capitalized     1.3 ||     10.8       10.9       14.8       14.3       13.4        6.4      8.5
 Other (income) expense, net                        5.7 ||     27.7        1.2        2.7        2.5        1.5        0.2      1.3
                                               -------- ||  --------   --------   --------   --------   --------   -------- -------
   Total costs and expenses                        23.6 ||     89.8       89.1      104.9      134.0      177.8       83.4     56.6
                                               -------- || --------   --------   --------   --------   --------   --------  -------
                                                        ||
Income (loss)  before reorganization items         (9.1)||    (23.9)     (18.5)       1.1      (20.6)     (12.5)       0.1    (15.9)
                                                        ||
Income from reorganization items                   12.9 ||       --         --         --         --         --         --       --
                                               -------- || --------   --------   --------   --------   --------   --------  -------
Income (loss)  before extraordinary items           3.8 ||    (23.9)     (18.5)       1.1      (20.6)     (12.5)       0.1    (15.9)
                                                        ||
Extraordinary items                               950.6 ||       --         --         --         --         --         --       --
                                                        ||
Extraordinary gains on extinguishment of debt        -- ||       --         --         --         --       13.7        3.8       --
                                               -------- || --------   --------   --------   --------   --------   --------  -------
Net income (loss)                              $  954.4 || $  (23.9)  $  (18.5)  $    1.1   $  (20.6)  $    1.2   $    3.9  $ (15.9)
                                               ======== || ========   ========   ========   ========   ========   ========  =======
Income (loss)  before extraordinary items               ||
per common share                               $    .46 || $     --   $     --   $    .11   $  (2.12)  $  (1.29)  $   (.01) $ (1.63)
                                               ======== || ========   ========   ========   ========   ========   ========  =======
Net income (loss)  per common share            $ 114.11 || $  (2.45)  $  (1.91)  $    .11   $  (2.12)  $    .12   $    .40  $ (1.63)
                                               ======== || ========   ========   ========   ========   ========   ========  =======
Weighted average common shares outstanding          8.4 ||      9.8        9.7        9.6        9.7        9.7        9.7      9.8
                                               ======== || ========   ========   ========   ========   ========   ========  =======
Pro forma net income (loss)                             ||                                              $   6.5             $ (13.9)
                                                        ||
Preferred Dividends Earned                              ||                                              $  (9.0)               (4.5)
                                                        ||                                              --------            -------
Pro forma net income (loss) available to                ||
  Common Stock                                          ||                                                 (2.5)              (18.4)
                                                        ||                                              ========            =======
Pro forma net income (loss) per common share            ||                                              $ (0.22)            $ (1.59)
                                                        ||                                              ========            =======


                                                  THREE       NINE
                                                  MONTHS      MONTHS                                                  SIX MONTHS
                                                  ENDED       ENDED                                                      ENDED
                                                MARCH 31,  DECEMBER 31,         YEARS ENDED DECEMBER 31,                JUNE 30,
                                                   ----       ----       ------------------------------------       -------------
                                                   1992       1992       1993       1994       1995      1996       1996     1997
                                                   ----       ----       ----       ----       ----      ----       ----     ----
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)                 (UNAUDITED)

OTHER FINANCIAL DATA: (a)                                 ||
                                                          ||
NET INCOME                                         954.4  || (23.9)     (18.5)       1.1      (20.6)      1.2        3.9    (15.9)
                                                          ||
Cash flows from operating activities                41.9  ||  14.8      (17.9)     (33.2)     (24.9)     15.0       22.1     (2.2)
                                                          ||
Cash flows from investing activities                 0.1  ||  43.6       17.2       43.9        2.2      30.4       26.3     11.9
                                                          ||
Cash flows from financing activities                37.3  || (12.6)     (34.7)     (12.1)      13.9     (41.9)     (43.0)   (12.3)
                                                          ||
Net cash interest expense (b)                        1.3  ||  13.6       18.3       14.6       14.7      13.5        6.6      7.6
                                                          ||
Capital expenditures                                (0.4) ||  (1.1)      (1.1)      (3.6)      (1.6)     (0.2)      (0.2)    (0.2)
                                                          ||
Ratios:                                                   ||
                                                          ||
 Earnings to fixed charges                                ||
   and preferred stock dividends (c)               204.1x ||  (0.0)x      0.4x       1.0x       0.1x      1.1x       1.4x    (0.5)x
                                                          ||
Pro Forma:                                                ||
                                                          ||
 NET INCOME                                               ||                                              6.5               (13.9)
                                                          ||
 Net interest expense (d)                                 ||                                              8.8                 6.4
                                                          ||
 Net cash interest expense                                ||                                             10.4                 7.0
                                                          ||
Pro Forma Ratios:                                         ||
                                                          ||
 Earnings to fixed charges and                            ||
      preferred stock dividends (c)                       ||                                              1.2                 0.0
                                                          ||
BALANCE SHEET DATA (END OF PERIOD):                       ||
                                                          ||
Cash and investments                                 3.5  ||  49.2       13.8       12.3        3.6       7.1        8.9      4.5
                                                          ||
Total assets                                       476.5  || 439.2      367.2      348.6      332.8     263.4      279.9    226.0
                                                          ||
Long term debt, including current maturities       235.9  || 228.2      203.3      190.3      221.0     169.2      180.3    130.2
                                                          ||
Stockholders' equity                               119.9  ||  94.5       73.2       74.7       54.4      56.4       58.3     50.8
                                                          ||
Pro Forma:                                                ||
                                                          ||
 Cash and investments                                     ||                                                                  4.5
                                                          ||
 Long term debt, including current maturities             ||                                                                120.2
                                                          ||
 Cumulative redeemable convertible preferred stock        ||                                                                 40.1
                                                          ||
 Stockholders' equity                                     ||                                                                 51.1
                                                          ||

---------------

(a) FRESH START REPORTING - The Company's consolidated financial statements subsequent to March 31, 1992 have been prepared as if the Company were a new reporting entity and reflect the recording of the Company's assets and liabilities at their fair values as of March 31, 1992 and the discharge of pre-petition liabilities relating to creditors' claims against the Company. The reorganization value of the Company was determined after consideration of several factors and by reliance on various valuation methods, including discounted cash flows and other applicable ratios. The factors considered by the Company and its independent advisors included forecasted operating and cash flows results which gave effect to the estimated impact of corporate restructuring and other operating program changes, limitations on the use of the available net operating loss carryovers and other tax attributes resulting from the plan of reorganization and other events, the discounted residual value at the end of the forecast period based on the capitalized cash flows for the last year of that period, market share and position, competition and general economic considerations, projected sales growth, potential profitability and working capital requirements. The Company's change in basis creates a lack of comparability for reporting periods prior to March 31, 1992 and a lack of comparability to other entities.

(b) NET CASH INTEREST EXPENSE - represents net interest expense plus interest capitalized less amortized finance costs and accreted interest costs.

(c) EARNINGS TO FIXED CHARGES - for the purpose of computing the ratio of earnings to fixed charges, earnings are defined as net income (loss) plus fixed charges. Fixed charges include (i) net cash interest expense, (ii) property taxes, (iii) rental expense, and (iv) preferred stock dividends. Earnings were inadequate to cover fixed charges during the nine months ended December 31, 1992, the years ended December 31, 1993 and 1995,and the six months ended June 30, 1997, with coverage deficiencies of $23.9 million, $18.5 million, $20.6 million, and $16.0 million, respectively.

(d) NET INTEREST EXPENSE - is also described as cost of borrowing, net of amounts capitalized and represents actual interest charges incurred during the period plus amortization of certain non-cash debt issuance costs and accretion of interest on certain discounted notes less interest capitalized to real estate projects.

                                  RISK FACTORS

         Prior to making an investment decision, holders of Rights should consider carefully the following factors relating to the Company's business and the Rights Offering, together with the information and financial data set forth elsewhere in this Prospectus or incorporated by reference herein.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus includes "forward-looking" statements that are subject to risks and uncertainties. Such forward-looking statements include (a) expectations and estimates as to the Company's future financial performance, including growth and opportunities for growth in revenues, net income and cash flow; (b) the advantages and benefits and disadvantages of the Apollo Transaction, the Private Placement and the Rights Offering; (c) the opportunities for cash flow growth through the use of the net proceeds from the Apollo Transaction, the Private Placement and the Rights Offering; and (d) those other statements preceded by, followed by or that include the words "believes," "expects," "intends," "anticipates," "potential" or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, in addition to those discussed elsewhere in this Prospectus, could affect the Company's future results and could cause those results to differ materially from those expressed in the forward-looking statements: (a) the inability to generate growth in revenues and net income; (b) the inability to generate sufficient cash flows from operations to fund capital expenditures and debt service; (c) unanticipated capital expenditures, including costs associated with real estate development projects;
(d) the inability to realize significant benefits as a result of the Apollo Transaction, the Private Placement and the Rights Offering or to realize increases in revenues, net income or cash flow as a result of such transactions;
(e) unanticipated costs, difficulties or delays in completing or realizing the intended benefits of development projects; (f) adverse changes in current financial market and general economic conditions, including interest rate increases; and (g) actions by competitors.

HIGH LEVEL OF DEBT; LIMITED CAPITAL RESOURCES

         The Company has a high level of debt. Approximately $21.67 million of Foothill Debt matures on December 31, 1997 and the balance of approximately $41.7 million of Foothill Debt and an additional $39.6 million in certain unsecured cash flow notes issued by the Company mature in 1998. The Company currently does not have sufficient liquidity and capital resources to satisfy such indebtedness and to implement fully its business plan. Accordingly, sufficient liquidity and capital resources to satisfy such indebtedness and to implement fully the Company's business must be provided by revenues from operations and by external financing sources such as the Apollo Transaction, the Private Placement and the Rights Offering, the accelerated disposition of non-core tract and scattered homesite assets, and the sale (or financing) of Predecessor Company assets.

LOSSES

         During the years ended December 31, 1995 and 1996, the Company had, respectively, a net loss of $20.6 million and net income of approximately $1.2 million, including an extraordinary gain of approximately $13.7 million resulting  from  the  extinguishment  of debt  and an  operating  loss of  $12.5 million. The Company had a net loss of $15.9 million for the six months ended June 30, 1997.

ABSENCE OF DIVIDENDS

         No dividends have been declared or paid by the Company on its Common Stock. Based upon the Company's existing debt obligations, its anticipated net cash flows and its business plan, management does not anticipate the Company having available cash to pay any cash dividends on the Preferred Stock and Common Stock in the foreseeable future. Furthermore, the Company's current debt obligations prohibit the payment of any dividend on any capital stock of the Company, including Preferred Stock and Common Stock (other than dividends payable solely in common stock or preferred stock of the Company, including Common Stock and Preferred Stock). Also, no cash dividends can be paid on Common Stock while any dividend arrearages exist on the Preferred Stock. There can also be no assurance that the Company will be able to pay accumulated dividends on the Series B Redeemable Preferred Stock.

MARKET RISK IN EXERCISING RIGHTS

         There can be no assurance that the market value of the Series B Redeemable Preferred Stock, the Series B Warrants or the Common Stock into which the Series B Redeemable Preferred Stock may be converted or for which the Series B Warrants may be exercised will not be below the allocated portion of the Subscription Price or the implied conversion price of the Common Stock, as the case may be, between the time a holder exercises a Right and the time the holder takes delivery of the Series B Redeemable Preferred Stock or thereafter. The exercise of a Right is irrevocable.

POSSIBLE DILUTION OF OWNERSHIP INTEREST

         Each share of the Series B Redeemable Preferred Stock may be converted into 1.739 shares of Common Stock (subject to adjustment) and will, if converted, be entitled to vote on all matters presented to Stockholders. Similarly, each Series B Warrant is exercisable for one share of Common Stock (subject to adjustment) and will be entitled to vote on all matters presented to Stockholders if exercised. Accordingly, Stockholders who do not exercise their Rights in full may realize a dilution in their voting rights and percentage interest in future net earnings, if any, of the Company. Moreover, the conversion of the Series A Preferred Stock and the exercise of the Investor Warrants and the 1996 Warrants would increase the amount of Common Stock outstanding and thereby further dilute the percentage ownership interests and voting rights of the holders of Common Stock immediately prior to such conversion or exercise.

POSSIBLE ADVERSE EFFECT ON MARKET PRICE OF COMMON STOCK OF SHARES ELIGIBLE FOR FUTURE SALE

         Upon consummation of the Unit Closing (assuming all Rights are exercised), a total of approximately 19,166,586 shares of Common Stock will be issuable upon conversion of the Preferred Stock and upon exercise of outstanding warrants (including the Series B Warrants, Investor Warrants and 1996 Warrants) and options. The conversion of such Preferred Stock and the exercise of such warrants and options, along with the issuance of Common Stock under other Company compensation plans, would result in the issuance of a substantial amount of Common Stock, thereby diluting the proportionate equity interests of the holders of the Common Stock. No prediction can be made as to the effect, if any, that future sales of Common Stock, or the availability of shares for future sales, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the conversion of Preferred Stock or exercise of warrants or options), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

ABSENCE OF TRADING MARKET FOR THE SERIES B REDEEMABLE PREFERRED STOCK AND THE SERIES B WARRANTS

         The Series B Redeemable Preferred Stock and the Series B Warrants are immediately detachable from each other, will be represented by separate certificates and are separately tradeable. The Company will not apply for inclusion of the Units on NASDAQ and, although it is possible that some broker-dealers may seek to have the Units listed on the NASD Electronic Bulletin Board or, in the National Quotation Bureau's pink sheets at some time in the future, such Units are not likely to be tradeable. Prior to this Offering, there has been no market for the Series B Redeemable Preferred Stock or the Series B Warrants and there can be no assurance that a market will develop at the conclusion of the Offering, or if developed, that it will be sustained. In addition, although the Company is seeking inclusion in NASDAQ of the Series B Redeemable Preferred Stock and the Series B Warrants, the Series B Redeemable Preferred Stock and the Series B Warrants may not be quoted for trading on NASDAQ or on any other market. If any market does develop, the market price of these securities might be volatile. Factors such as announcements by the Company or its competitors concerning proposed plans, procedures and proposed government regulations, losses and litigation may have a significant effect on the market price of the Company's securities. Changes in the market price of the Company's securities may have no connection with the Company's actual financial results.

         The Subscription Price is not based on any estimate of the market value of the Series B Redeemable Preferred Stock and no representation is made that the Series B Redeemable Preferred Stock and Series B Warrants offered hereby have a market value equivalent to, or could be resold at, the Subscription Price. Investors desiring to dispose of Series B Redeemable Preferred Stock may find it necessary to convert their shares into Common Stock to dispose of them.

ABSENCE OF COLLATERAL FOR SERIES B REDEEMABLE PREFERRED STOCK PUT RIGHTS

         Holders of each of the Series A Preferred Stock and the Series B Redeemable Preferred Stock have certain put rights which permit them to require the Company under certain circumstances to purchase the Preferred Stock then held by them at a price in cash equal to the Liquidation Preference. See "Description of the Units -- Series B Redeemable Preferred Stock" and "The Apollo Transaction -- The Series A Preferred Stock." The put rights of the holders of the Series A Preferred Stock are secured by a junior lien on substantially all of the assets of the Company and its subsidiaries, except for the outstanding capital stock and assets of the SP Subsidiary, and by a senior lien on the outstanding capital stock of the SP Subsidiary and on its assets. The put rights of the holders of the Series B Redeemable Preferred Stock are not secured. Therefore, the holders of the Series B Redeemable Preferred Stock will be in a significantly weaker position vis-a-vis the holders of the Series A Preferred with respect to the enforcement of their put rights if the Company defaults in its repurchase obligations. Also, under the Foothill Debt agreements, the Company has agreed not to purchase, redeem, retire or otherwise acquire any capital stock of the Company, including Preferred Stock and Common Stock (other than solely for common stock or preferred stock of the Company).

CONTROL OF THE COMPANY BY APOLLO

         As long as Apollo holds at least 500,000 shares of Series A Preferred Stock, (a) the holder(s) of the Series A Preferred Stock will have the right to elect three of the seven Board members and (b) without Apollo's consent, the Company will not have the right to engage in or enter into any agreement with respect to a Major Transaction. See "The Apollo Transaction -- Consent Rights ." In addition to Apollo's right to elect three Board members, Apollo could obtain sufficient ownership of Common Stock having the power to elect one or more additional Board members, or otherwise significant voting power on matters other than the election of directors. Based upon certain assumptions, Apollo's percentage ownership of Common Stock could range up to approximately 49%. See "The Apollo Transaction -- Ownership By Apollo." There can be no assurance regarding the effect that Apollo's influence on and participation in the Company's management will have on the Company's financial condition and performance. The foregoing, along with the issuance of the Series B Redeemable Preferred Stock, could also have certain anti-takeover effects. Such effects could discourage and frustrate an attempt to acquire the Company, thus depriving Stockholders of the benefits that could result from such an attempt including a merger or tender offer in which Stockholders might receive a premium over the market price of their Common Stock.

NO BOARD RECOMMENDATION

         The Board does not make any recommendation to any Rights holder regarding the exercise of his, her or its rights. An investment in the Units must be made solely pursuant to each Rights holder's evaluation of his, her or its best interests.

COMPETITION

         Real estate operations, particularly in Florida, are highly competitive. Competition with respect to tract sales of Florida real estate has been heightened by the general lack of available bank financing for real estate acquisition and development which reduces the number of buyers who have the financial resources and development expertise to transform these tracts into finished homesites. For tract sales, the Company competes with other real estate sellers for developers/builders and other real estate investors on the basis of location, permitted uses, financing and price.

         In the development and sale of new homesite subdivisions, the Company has focused on acquiring new properties in Florida's primary markets and in selected primary markets in the Southeast. The supply of finished lots in the primary markets has been significantly reduced from its levels in recent years due to a combination of several factors, including a reduction in the capital available for the acquisition and development of new homesites and a reduction in the number of real estate developers active in new subdivision acquisition and development. Also, homebuilders are reluctant to acquire and develop finished homesites due to a lack of expertise and the substantial cost associated with carrying finished inventory.

         The secondary Florida markets, where the Company's scattered homesite inventory is located, are also highly competitive. With respect to the sale of scattered homesites in the secondary Florida markets, there is a significant oversupply of buildable homesites developed by the Predecessor Company remaining on the market. Because the primary buyers for the scattered buildable homesites are small independent homebuilders, the Company competes for their business on the basis of price and location.

CYCLICAL FLORIDA REAL ESTATE MARKET

         The Company's success is affected by the risks generally incident to the real estate business, including risks generally incident to the Florida real estate market. The Florida real estate market historically has been cyclical, and the Company's business may be affected by changes in the Florida and national economy and changes in the levels of interest rates. Any downturn in the Florida or national economy or increase in interest rates can have adverse effects on sales and profitability and on the Company's ability to make required payments on debt.

SIGNIFICANT REGULATORY AND ENVIRONMENTAL COMPLIANCE REQUIREMENTS

         The Company's real estate operations are regulated by various local, regional, state and federal agencies. The extent and nature of these regulations include matters such as planning, zoning, design, construction of improvements, environmental considerations and sales activities. Local, regional, state and federal laws, regulations and policies regarding the protection of the environment directly affect the Company and its business. The Company has permits for certain of its development projects, issued by a variety of governmental entities. Ongoing permitting obligations may include a range of environmental, maintenance and monitoring obligations, including water quality monitoring, surface water management and wetlands mitigation.

         A small portion of the Company's land holdings contain residues or contaminants from current and past activities by the Company, its lessees, prior owners and operators of the properties and/or unaffiliated parties. Some of these areas have been the subject of cleanup action by the Company voluntarily or following the involvement of regulatory agencies. Additional cleanup in the future also may be required. The Company's business is subject to additional obligations under the environmental laws, relating to both ongoing operations as well as past activities.

POSSIBLE ADVERSE EFFECTS OF REVISED DEVELOPMENT OR LAND USE PLANS

         Certain of the Company's tract inventory is subject to permits and regulatory approvals which enhance the marketability of the property. In some cases, preserving the permits and approvals prior to sale could require additional development in the future, subject to growth thresholds such as traffic patterns. To the extent the Company chooses not to undertake development work required by a permit or approval for a specific tract within the indicated time period, the Company's targeted gross margins for that tract could be adversely affected based upon a revised development plan or land use.

POSSIBLE UNAVAILABILITY OF NET OPERATING LOSS CARRYFORWARDS

         Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), limits a corporation's ability to carry forward its net operating losses and other tax attributes following a transfer of stock or changes in a corporation's equity structure which results in a "change of ownership." The determination of whether a change of ownership occurs is made by determining for each "five-percent shareholder" of the corporation the excess, if any, of his percentage ownership of the corporation's stock over his smallest percentage ownership during the three prior years. If the total of such increases exceeds 50 percentage points, there has been a change of ownership for purposes of
Section 382. A five-percent shareholder generally refers to any person that directly or indirectly owns five percent or more of the total value of the corporation's stock at any time during the three years analysis period. As a result of certain transactions, several less than five percent shareholders may be aggregated and treated as a single five-percent shareholder whose increase in ownership is taken into account. At December 31, 1996, the Company had approximately $207 million of unused net operating loss ("NOL") carry forwards which expire in years 1999 through 2010. Included in this amount is approximately $24.1 million of net operating loss attributable to certain legal entities that may only be used against future taxable income of these same entities.

         The  Company   cannot   determine  at  this  time  whether  the  Apollo
Transaction,  the Private  Placement  and the Rights  Offering  will result in a
Section 382 change of ownership. That determination is dependent on several factors that are not known at this time (e.g., the portion of the stock issued in such transactions that will be acquired by actual or deemed five-percent shareholders and the Common Stock prices prevailing at the time the transactions are consummated). Once these factors are known, the Company may determine that the consummation of such transactions will result or have resulted in a change of ownership. Further, even if a change of ownership does not result immediately, such transactions will result in an increase in ownership of five-percent shareholders of the Company, and , therefore, will significantly increase the risk that a subsequent transaction within three years (over which the Company may not have control) would cause a change of ownership of the Company. If a change of ownership were to occur, the Company's ability to carry forward its existing NOLs to offset future income and gain would be subject to an annual limitation. The impact of this limitation cannot be predicted with any certainty because the amount of the limitation would depend on the value of the Common Stock and on interest rates in effect at the time the change of ownership occurred. However, based on recent Common Stock trading prices of approximately $5.50 to $6.00 per share and on current interest rates, the Company's ability to utilize its existing NOLs would be limited to approximately $2.9 million to $3.2 million per year (reduced in the first five years following the change of ownership to the extent necessary to permit the deduction of certain realized tax operating losses that were built-in as of the change of ownership). If the restriction on the utilization of the NOLs did apply, a significant portion of the NOLs would expire before the Company was able to utilize them. Any unused annual NOL limitations as well as any tax operating losses generated after the change of ownership, adjusted for tax attributes existing prior to the change of ownership date, would carry forward for use in future years without restriction by Section 382.

REVERSE AND FORWARD STOCK SPLITS MAY ELIMINATE HOLDINGS OF FEWER THAN 100 OR 200 SHARES

         The Stockholders approved at their annual meeting on June 23, 1997 (the "Annual Meeting") an amendment to the Company's certificate of incorporation which authorizes the Board in its discretion to effect, prior to the annual meeting of Stockholders in 1998, either of two different reverse stock splits of the Common Stock, followed by a forward stock split. Pursuant to the reverse stock split, each 100 or 200 shares, as determined by the Board, of the then outstanding Common Stock would be converted into one share. Stockholders who own fewer than 100 or 200 shares would no longer be stockholders of the Company but instead would be entitled to receive from the Company a cash payment based on the closing price of the Common Stock in lieu of receiving less than one whole share. Pursuant to the forward stock split, on the day following the reverse stock split, Common Stock then outstanding would be converted into the number of shares of Common Stock that such shares represented prior to the reverse stock split. Thus, if the stock split is effected, Stockholders who then owned fewer than 100 or 200 shares of Common Stock, as applicable, would cease to be Stockholders unless in the interim they acquire sufficient additional Common Stock on the open market or through the purchase and conversion of Series B Redeemable Preferred Stock. Consummation of the above-mentioned reverse stock split would require, among other things, the consent of Foothill and Apollo. Also, while any Preferred Stock is outstanding, the Company may not redeem or otherwise purchase any Common Stock unless all dividend arrearages on the Preferred Stock have been paid in full in cash and the Company is not in default of any of its repurchase obligations regarding the Preferred Stock.

                               THE RIGHTS OFFERING

THE RIGHTS

         The Company is distributing transferable Rights to the record holders of its outstanding Common Stock and 1996 Warrants as of the Record Date, at no cost to such record holders. The Company will distribute .08898 of a Right for each share of Common Stock or 1996 Warrant to purchase a share of Common Stock held on the Record Date (representing 1,000 divided by 11,514,269 outstanding shares of Common Stock on the Record Date (a) less the 1,776,999 shares of Common Stock sold in the Private Placement, (b) plus the 1,500,000 shares of Common Stock for which the 1996 Holders would be entitled to subscribe for if they had fully exercised their 1996 Warrants on the Record Date). One Right plus $10.00 in cash will entitle the holder to purchase one Unit, consisting of one share of Series B Redeemable Preferred Stock and two Series B Warrants. The Rights will be evidenced by transferable Subscription Certificates. (Each 1996 Warrant entitles the holder thereof to purchase one share of Common Stock for $6.50, subject to certain antidilution adjustments. The 1996 Warrants also provide, among other things, that if the Company grants to its Stockholders rights to subscribe for additional Company securities that the holders of 1996 Warrants would have been entitled to subscribe for if, immediately prior to such grant, they had exercised their 1996 Warrants, the Company shall also grant to such holders the same subscription rights that the holders would be entitled to if they had fully exercised their 1996 Warrants).

         No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed to each holder of Common Stock or 1996 Warrants will be rounded down to the nearest whole number that is a multiple of three. No Subscription Certificate may be divided in such a way as to permit the holder of such Certificate to receive a greater number of Rights than the number to which such Subscription Certificate entitles its holder, except that a depository, bank, trust company or securities broker or dealer holding Common Stock or 1996 Warrants on the Record Date for more than one beneficial owner may, upon proper showing to the Subscription Agent, exchange its Subscription Certificate to obtain a Subscription Certificate for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each been a record holder on the Record Date. The Company reserves the right to refuse to issue any such Subscription Certificate if such issuance would be inconsistent with the principle that each beneficial owner's holdings will be rounded to the nearest whole number of Rights that is a multiple of three.

         Because the number of Rights distributed to each record holder will be rounded to the nearest whole number that is a multiple of three, beneficial owners who are also the record holders will receive more Rights under certain circumstances than beneficial owners who are not the record holders of their securities and who do not obtain (or cause the record holder of their shares to obtain) a separate Subscription Certificate with respect to the securities beneficially owned by them, including those held in an investment advisory or similar account. To the extent that record holders or beneficial owners who obtain a separate Subscription Certificate receive more Rights, they will be able to subscribe for more Units.

SUBSCRIPTION PRIVILEGES

         BASIC SUBSCRIPTION PRIVILEGE. One Right will entitle the holder thereof to receive, upon payment of the Subscription Price, one Unit, consisting of one share of Series B Redeemable Preferred Stock and two Series B Warrants. Rights must be exercised in integral multiples of three.

         OVERSUBSCRIPTION PRIVILEGE. Subject to the allocation described below, each Right also carries the right to subscribe at the Subscription Price for additional Units not subscribed for through the exercise of the Basic Subscription Privilege by other Rights holders (the "Excess Units"). Only Rights holders who exercise the Basic Subscription Privilege in full will be entitled to exercise the Oversubscription Privilege.

         If the Excess Units are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Units will be allocated pro rata (subject to the elimination of fractional Units) among those Rights holders exercising the Oversubscription Privilege, in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of Units each beneficial holder subscribed for pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rights holder being allocated a greater number of Excess Units than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Units as such holder subscribed for and the remaining Excess Units will be allocated among all other holders exercising the Oversubscription Privilege.

         Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Units that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Rights on whose behalf such nominee holder is acting.

EXPIRATION DATE

         The Rights will expire at 5:00 p.m., New York City time, on October __, 1997. After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by the Subscription Agent after the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below.

DETERMINATION OF SUBSCRIPTION PRICE

         The Subscription Price was determined by the Company and its Board in connection with the Company agreeing with Apollo that the Series B Redeemable Preferred Stock would be substantially the economic equivalent of the Series A Preferred Stock. The prices of the Series A Preferred Stock and the Investor Warrants were determined by arms-length negotiations between Apollo and the Company. Neither the price of the Series A Preferred Stock nor the Subscription Price should be considered as an indication of the actual value of the Company, the Common Stock, the Series B Redeemable Preferred Stock or the Series B Warrants. There can be no assurance that the market price of the Common Stock will not decline during the subscription period or that, following the issuance of the Rights and of the Units upon exercise of Rights, a subscribing Rights holder will be able to sell Series B Redeemable Preferred Stock and Series B Warrants purchased in the Rights Offering at an aggregate price equal to or greater than the Subscription Price. The allocation of the aggregate purchase price between the Series A Preferred Stock and the Series A Warrants was determined by Apollo (subject to the agreement of the Company) and was based on Apollo's estimate, using the Black-Scholes Option Valuation Model, of the reasonable range of values for the Series A Warrants.

EXERCISE OF RIGHTS

         Rights may be exercised by delivery to the Subscription Agent, on or prior to the Expiration Date, of the properly completed and duly executed Subscription Certificate evidencing such Rights (together with any required signature guarantees), accompanied by payment in full of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege (the total number of which Units must be an integral multiple of three). Such payment in full must be made by (a) check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to "American Stock Transfer & Trust Company, as Subscription Agent"; or (b) wire transfer of funds to the account maintained by the Subscription Agent for such purpose at Chase Manhattan Bank, New York, Account No. 610093045, ABA No. 021000021, for the account of American Stock Transfer & Trust Company as agent for Atlantic Gulf Communities Corporation. Payment of the Subscription Price will be deemed to have been received by the Subscription Agent only upon (a) clearance of any uncertified check, (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order, or (c) receipt of good funds in the Subscription Agent's account designated above. PLEASE NOTE THAT FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE, AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

         Subscription Certificates and payment of the Subscription Price should be delivered to one of the addresses set forth below under "--Subscription Agent."

         If a Rights holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate(s) evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

         (a) such holder has caused payment in full of the Subscription Price for each Unit being subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege to be received (in the manner set forth above) by the Subscription Agent on or prior to the Expiration Date;

         (b) the Subscription Agent receives, on or prior to the Expiration Date, a notice of guaranteed delivery (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate(s) held by such exercising holder, the number of Units being subscribed for pursuant to the Basic Subscription Privilege and the number of Units, if any, being subscribed for pursuant to the Oversubscription Privilege, and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate(s) evidencing such Rights within three National Market System trading days following the date of the Notice of Guaranteed Delivery; and

         (c) the properly completed and duly executed Subscription Certificate(s), including any required signature guarantees, evidencing the Rights being exercised is received by the Subscription Agent within three National Market System trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the addresses set forth below, or may be transmitted to the Subscription Agent by facsimile transmission (facsimile no. (718) 234-5001). Additional copies of the form of Notice of Guaranteed Delivery are available upon request from the Information Agent.

         Unless a Subscription Certificate (a) provides that the Units to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the record holder of such Rights or (b) is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, signatures on such Subscription Certificate must be guaranteed by an eligible guarantor institution ("Eligible Guarantor Institution") as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the Subscription Agent.

         Funds received in payment of the Subscription Price for Units pursuant to the Basic Subscription Privilege will not be held in escrow pending the distribution of Units and will be immediately available to the Company. Certificates representing Units purchased pursuant to the Basic Subscription Privilege will be delivered to the purchasers as soon as practicable after the corresponding Rights have been validly exercised and full payment for such Units has been received and cleared.

         Funds received in payment of the Subscription Price for Excess Units subscribed for pursuant to the Oversubscription Privilege will be held in a segregated account pending issuance of such Excess Units. If a Rights holder exercising the Oversubscription Privilege is allocated less than all of the Excess Units that such holder wished to subscribe for pursuant to the Oversubscription Privilege, the excess funds paid by such holder in respect of the Subscription Price for shares not issued will be returned by mail without interest or deduction as soon as practicable after the Expiration Date. Certificates representing Units purchased pursuant to the Oversubscription Privilege will be delivered to the purchaser as soon as practicable after the Expiration Date and after all allocations have been affected. It is expected that such certificates will be available for delivery three business days following the Expiration Date.

         A holder who holds Common Stock or 1996 Warrants for the account of others, such as a broker, a trustee or a depository for securities, should notify the respective beneficial owners thereof as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights beneficially owned by them. Beneficial owners of Common Stock, 1996 Warrants or Rights held through such a holder of record should contact the holder and request the holder to effect transactions in accordance with the beneficial owner's instructions.

         If either the number of Rights being exercised is not specified on a Subscription Certificate, or the payment delivered is not sufficient to pay the full aggregate Subscription Price for all Units stated to be subscribed for, the Rights holder will be deemed to have exercised the maximum number of Rights that could be exercised for the amount of the payment delivered by such Rights holder. If the payment delivered by the Rights holder exceeds the aggregate Subscription Price for the number of Rights evidenced by the Subscription Certificate(s) delivered by such Rights holder, the payment will be applied, until depleted, to subscribe for Units in the following order: (a) to subscribe for the number of Units, if any, indicated on the Subscription Certificate(s) pursuant to the Basic Subscription Privilege; (b) to subscribe for Units until the Basic Subscription Privilege has been fully exercised with respect to all of the Rights represented by the Subscription Certificate; and (c) to subscribe for additional Units pursuant to the Oversubscription Privilege (subject to any applicable proration). Any excess payment remaining after the foregoing allocation will be returned to the Rights holder as soon as practicable by mail, without interest or deduction.

         The Instructions accompanying the Subscription Certificates should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE COMPANY.

         THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, RIGHTS HOLDERS ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

         Certain directors and officers of the Company will assist the Company in the Rights Offering by, among other things, participating in informational meetings regarding the Rights Offering, generally being available to answer questions of potential subscribers and soliciting orders in the Rights Offering. None of such directors or officers will receive additional compensation for such services. None of such directors and officers are registered as securities brokers or dealers under the federal or applicable state securities laws, nor are any of such persons affiliated with any broker or dealer. Because none of such persons are in the business of either effecting securities transactions for others or buying and selling securities for their own account, they are not required to register as brokers or dealers under the federal securities laws. In addition, the proposed activities of such directors and officers are exempted from registration pursuant to a specific safe harbor provision under Rule 3a4-1 under the Exchange Act. Substantially similar exemptions from registration are available under applicable state securities laws.

         All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right by reason of any defect or irregularity in such exercise.
Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

         Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this Prospectus, the Instructions or the Notice of Guaranteed Delivery should be directed to the Information Agent, American Stock Transfer & Trust Company, at its address set forth on the back cover page of this Prospectus.


NO REVOCATION

         AFTER A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED BY SUCH RIGHTS HOLDER.

METHOD OF TRANSFERRING RIGHTS

         Rights may be purchased or sold through usual investment channels, including banks and brokers. It is anticipated that the Rights will be quoted for trading on the NASDAQ National Market System until the close of business on the last National Market System trading day preceding the Expiration Date.

         The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the Instructions. A portion of the Rights evidenced by a single Subscription Certificate (which portion must be an integral multiple of three) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights). In such event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the holder so instructs, to an additional transferee.

         Rights holders wishing to sell all or a portion of their Rights should allow a sufficient amount of time prior to the Expiration Date for (a) the transfer instructions to be received and processed by the Subscription Agent,
(b) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (c) the Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof. Neither the Company nor the Subscription Agent shall have any liability to a transferee or transferor if Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

         Except for fees charged by the Subscription Agent (which will be paid by the Company as described herein), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

PROCEDURES FOR BOOK ENTRY TRANSFER FACILITY PARTICIPANTS

         The Company anticipates that the Rights will be eligible for transfer through, and that the exercise of the Basic Subscription Privilege may be effected through, the facilities of Depository Trust Company ("DTC"). Rights exercised through DTC are referred to herein as "DTC Exercised Rights." The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription Agent on or prior to the Expiration Date, a DTC Participant
Oversubscription Exercise Form, together with payment of the appropriate Subscription Price for the number of Units for which the Oversubscription Privilege is to be exercised. Copies of the DTC Participant Oversubscription Exercise Form may be obtained from the Information Agent.

FOREIGN AND CERTAIN OTHER HOLDERS

         Subscription Certificates will not be mailed to Stockholders and 1996 Holders whose addresses are outside the United States, but will be held by the Subscription Agent for each such holder's account. To exercise their Rights, such persons must notify the Subscription Agent at or prior to 5:00 p.m., New York time, on the Expiration Date. Such holders Rights expire at the Expiration Date.

SUBSCRIPTION AGENT

         The Company has appointed American Stock Transfer & Trust Company as Subscription Agent for the Rights Offering. The Subscription Agent's address, which is the address to which the Subscription Certificates and payment of the

Subscription Price should be delivered, as well as the address to which Notice of Guaranteed Delivery must be delivered, is:

         40 Wall Street, 46th Floor
         New York, New York 10005
         Attn: Corporate Stock Transfer Department

         The Subscription Agent's telephone number is (718) 921-8200 and its facsimile number is (718) 234-5001.

         The Company will pay the fees and expenses of the Subscription Agent, and has also agreed to indemnify the Subscription Agent from any liability which it may incur in connection with the Rights Offering.

INFORMATION AGENT

         The Company has appointed American Stock Transfer & Trust Company as Information Agent for the Rights Offering. Any questions or requests for additional copies of this Prospectus, the Instructions or the Notice of Guaranteed Delivery may be directed to the Information Agent at the following address and telephone number:

         Attn: Reorg Department
         American Stock Transfer & Trust Company
         40 Wall Street, 46th Floor
         New York, New York 10005
         Telephone: (800) 937-5449
         Facsimile: (718) 234-5001

         The Company will pay the fees and expenses of the Information Agent and has also agreed to indemnify the Information Agent from certain liabilities that it may incur in connection with the Rights Offering.

         The Company has not employed any brokers, dealers or underwriters in connection with the solicitation of exercises of Rights in the Rights Offering, and, except as described above, no other commissions, fees or discounts will be paid in connection with the Rights Offering. Certain employees of the Company may solicit responses from Rights holders, but such employees will not receive any commissions or compensation for such services other than their normal employment compensation.

NO BOARD RECOMMENDATION

         An investment in the Units must be made pursuant to each Rights holders evaluation of his, her or its best interests. ACCORDINGLY, THE BOARD DOES NOT MAKE ANY RECOMMENDATION TO ANY RIGHTS HOLDER REGARDING THE EXERCISE OF HIS, HER OR ITS RIGHTS.


                            DESCRIPTION OF THE UNITS

         The Units offered in the Rights Offering each consist of one share of Series B Redeemable Preferred Stock and two Series B Warrants.

         The Series B Warrants are immediately detachable, transferable and separately tradeable from the Series B Redeemable Preferred Stock with which they are issued. The Units will be evidenced by separate certificates for the Series B Redeemable Preferred Stock and the Series B Warrants which comprise the Units.

SERIES B REDEEMABLE PREFERRED STOCK

         The preferences, powers, and rights of the Series B Redeemable Preferred Stock are set forth in a Statement of Preferences and Rights ("Series B Statement of Designations") attached hereto as Appendix A. This summary is qualified in its entirety by reference to the full text of the Series B Statement of Designations.

         Assuming all Rights are exercised, the Company will issue pro rata to purchasers of Units an aggregate of 1,000,000 shares of Series B Redeemable Preferred Stock. There are currently outstanding 1,000,000 shares of Series B Redeemable Preferred Stock issued in the Private Placement.

         NUMBER OF SHARES.   The number of authorized shares of Series B
Redeemable Preferred Stock is 2,000,000.

         RANK. With respect to dividends and distributions upon the voluntary or involuntary liquidation, winding-up or dissolution of the Company, the Series B Redeemable Preferred Stock will rank senior to the Common Stock and will rank equally to any Parity Stock (subject to any differing security interests between different classes of Parity Stock). "Parity Stock" means any class or series of stock the terms of which provide that it is entitled to participate in parity with the Series B Redeemable Preferred Stock with respect to any dividend or distribution or upon voluntary or involuntary liquidation, dissolution or winding-up of the Company. Parity Stock includes the Series A Preferred Stock (except insofar as the Series A Preferred Stock has certain security rights and interests that are not applicable to the Series B Redeemable Preferred Stock). See "The Apollo Transaction -- Series A Preferred Stock."

         DIVIDENDS. The holders of record of the Series B Redeemable Preferred Stock will be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, cash dividends on each share of Series B Redeemable Preferred Stock at an annual rate (the "Dividend Rate") equal to 20% of the Liquidation Preference in effect from time to time. "Liquidation Preference" means, at any time, $10 per share of Series B Redeemable Preferred Stock, plus accumulated and unpaid dividends thereon through the date of such determination, whether or not declared and whether or not funds are legally available therefor. All dividends will be cumulative, whether or not declared, on a daily basis from the date on which the Series B Redeemable Preferred Stock is originally issued by the Company (the "Original Issue Date") and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (the "Dividend Payment Date"), commencing on December 31, 1997.

         Dividends will cease to accumulate in respect of Series B Redeemable Preferred Stock on the Redemption Date (see "Optional Redemption" below), the Conversion Date (see "Conversion" below) or the Repurchase Date (see "Repurchase Obligations" below) for such shares, as the case may be, unless, in the case of a Redemption Date or Repurchase Date, the Company defaults in the payment of the amounts necessary for such redemption, or in its obligation to deliver certificates representing Common Stock issuable upon such conversion, as the case may be, in which case, dividends will continue to accumulate at an annual rate of 23% of the Liquidation Preference in effect from time to time (the "Default Dividend Rate") until such payment or delivery is made. If the Company defaults in the payment of amounts due upon a Repurchase Date, interest will accrue on the amount of such obligation at the Default Rate until such payment is made (with all interest due).

         Following an Event of Default, the holders will be entitled to receive dividends on each share of Series B Redeemable Preferred Stock at an annual rate equal to the Default Dividend Rate, payable in cash. Event of Default, as defined in the Series B Statement of Designations, means (a) any event of default (whatever the reason for such event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any governmental authority) under any instrument creating, evidencing, or securing any indebtedness for borrowed money of the Company or any Significant Subsidiary (as defined below) in an amount in excess of $2,500,000 that would enable the creditors or secured parties under such instrument to declare the principal amount of such indebtedness due and payable prior to its scheduled maturity, which event of default has not been waived, (b) the occurrence of a Default Change of Control (as defined below), or (c) any Bankruptcy Event giving rise to each holder of Series B Redeemable Preferred Stock being deemed automatically to have delivered a Repurchase Notice as described below under "Repurchase Obligations." "Significant Subsidiary" means a subsidiary as defined in Regulation S-X under the Exchange Act; provided that SP Subsidiary will be a Significant Subsidiary. Regulation S-X under the Exchange Act defines a
Significant Subsidiary as a subsidiary which meets any of the following conditions: (a) the Company's and its other Subsidiaries' investments in and advances to the subsidiary exceed 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (b) the Company's and its other Subsidiaries' proportionate share of the total assets of the subsidiary exceeds 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; and (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 10% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

         While any Series B Redeemable Preferred Stock is outstanding, the Company will not declare, pay or set apart for payment any dividend on any Junior Stock or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Stock, or any warrants, rights, calls or options exercisable for any Junior Stock or make any distribution in respect thereof (other than, prior to the occurrence of an Event of Default, dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) and will not permit any Subsidiary to do any of the same in respect of such Junior Stock (other than, prior to the occurrence of an Event of Default, dividends, payments, purchases, acquisitions, redemptions, retirements or distributions in Junior Stock) unless and until all dividend arrearages, if any, on the Series B Redeemable Preferred Stock have been paid in full in cash and the Company is not in default of any of its redemption obligations or Repurchase Obligations. "Junior Stock" means Common Stock and all other classes of capital stock of the Company and series of preferred stock of the Company after the Unit Closing Date which is not Senior Stock or Parity Stock. "Senior Stock" means any class or series of stock the terms of which provide that it is entitled to a preference to the Series B Redeemable Preferred Stock with respect to any dividend or distribution or upon voluntary or involuntary liquidation, dissolution or winding-up of the Company.

         Under the Foothill Debt agreements, the Company has agreed not to declare or pay any dividend (other than dividends payable solely in its common stock or preferred stock) on any capital stock of the Company, including Preferred Stock and Common Stock.

         LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Series B Redeemable Preferred Stock will be entitled to be paid out of the Company's assets available for distribution to its Stockholders an amount in cash equal to the then Liquidation Preference, for each share outstanding, before any payment will be made or any assets distributed to the holders of any Junior Stock. If the Company's assets are not sufficient to pay in full the liquidation payments payable to the holders of the Series B Redeemable Preferred Stock and the holders of any Parity Stock outstanding, then, subject to the rights of the holders of Series B Redeemable Preferred Stock to require the Company to purchase their shares as described under "Repurchase Obligations" below, and subject to any differing security interests between different classes of Parity Stock, the holders of all such shares will share ratably in such distribution of assets. Each holder agrees that it will respect the security rights and priorities of any holder of any Parity Stock or Senior Stock and will not challenge the right of any holder of Parity Stock or Senior Stock to be paid in respect of any obligations of the Company under any instruments between such holder and the Company or any of its Subsidiaries, including the right to be paid by any Subsidiary of the Company under any guarantee by such Subsidiary of the obligations of the Company. For the purposes of the foregoing, neither the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

         OPTIONAL REDEMPTION. At the Board's option, the Company may redeem, upon 30 days notice, at any time on or after the third anniversary of the Original Issue Date, from any source of funds legally available therefor, in whole or in part, any or all of the Series B Redeemable Preferred Stock, at a redemption price in cash equal to the then Liquidation Preference. No optional redemption will be made unless full dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment, on the Series B Redeemable Preferred Stock for all dividend periods terminating on or prior to the redemption date. In addition, no partial redemption will be made for an amount of shares less than such number of shares of Series B Redeemable Preferred Stock as have an aggregate Liquidation Preference equal to the lesser of $1,000,000 or the aggregate Liquidation Preference of all outstanding Series B Redeemable Preferred Stock. The Company has agreed in the Investment Agreement that, without Apollo's consent, the Company will not redeem Series B Redeemable Preferred Stock except that Apollo's consent is not required so long as the ratio of the aggregate amount being paid on the Series A Preferred Stock to the aggregate amount being paid on the Series B Redeemable Preferred Stock is both (A) greater than or equal to the ratio of the aggregate outstanding liquidation preference of the Series A Preferred Stock to the aggregate outstanding liquidation preference of the Series B Redeemable Preferred Stock issued in the Rights Offering and the Private Placement and (B) less than or equal to the ratio of the aggregate outstanding liquidation preference of the Series A Preferred Stock to the aggregate outstanding liquidation preference of the Series B Redeemable Preferred Stock in the Rights Offering. See "The Apollo Transaction -- Consent Rights." Optional redemptions of Series B Redeemable Preferred Stock by the Company can be effected (subject to Apollo's above-discussed consent rights) without proration in accordance to the number of shares of Series B Redeemable Preferred Stock held by each holder.

         VOTING RIGHTS. The holders of Series B Redeemable Preferred Stock will not vote on the election of Company directors or on any other matters submitted for a vote of the holders of the Common Stock, except as may be required by applicable law. In any case in which the holders of Series B Redeemable Preferred Stock will be entitled to vote as a separate class, each holder will be entitled to one vote for each share of Series B Redeemable Preferred Stock then held.

         REPURCHASE OBLIGATIONS. Beginning on the fourth anniversary of the Original Issue Date, each holder of Series B Redeemable Preferred Stock will have the right, at such holder's option, exercisable by notice (a "Repurchase Notice") to require the Company to purchase Series B Redeemable Preferred Stock then held by such holder, at a repurchase price in cash equal to the Liquidation Preference in effect at such time (the "Repurchase Price"). Prior to the fifth anniversary of the Original Issue Date, however, the number of shares required to be repurchased by the Company from any holder pursuant to the foregoing provision (the "Put Shares"), will not exceed one-third of the total number of shares of Series B Redeemable Preferred Stock issued by the Company and, prior to the sixth anniversary of the Original Issue Date, the number of Put Shares will not exceed two-thirds of the total number of shares of Series B Redeemable Preferred Stock issued by the Company. The Repurchase Date will be the 30th day following the date of the Repurchase Notice relating thereto. If the Company defaults in its obligation to pay the Repurchase Price, interest will accrue on the amount of such obligation at the Default Dividend Rate until such payment is made (with all interest due).

         Notwithstanding the foregoing, if an Event of Default (as defined in the Series B Statement of Designations) occurs at any time on or after the Original Issue Date, each holder of Series B Redeemable Preferred Stock will have the right, at such holder's option exercisable by notice at any time within 60 days after the happening of each such Event of Default or, if later, receipt of notice from the Company of such Event of Default, to require the Company to purchase all or any part of the Series B Redeemable Preferred Stock then held by such holder as such holder may elect, at the Repurchase Price.

         Notwithstanding any of the foregoing, if any of the following events shall occur and be continuing, then automatically each holder of Series B Redeemable Preferred Stock will be deemed to have delivered on the date immediately preceding such event, a Repurchase Notice with respect to all Series B Redeemable Preferred Stock held by such holder, all such shares will be Put Shares and the aggregate Repurchase Price in respect of each such share will immediately become due and payable in full. Such events ("Bankruptcy Events") are: (a) the Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; (b) there shall be commenced against the Company or any Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (a) above which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 60 days; (c) there shall be commenced against the Company or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (d) the Company or any Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (a), (b) or (c) above; (e) the Company or any Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (f) the Company or any Significant Subsidiary shall cause to be reinstated the Reorganization
Proceedings; or (g) the confirmation order shall be reversed, withdrawn, modified (in any manner adverse to Company or any Significant Subsidiary), or any rehearing shall be ordered with respect thereto by the Bankruptcy Court or by any court having jurisdiction over the Company.

         The right to require the Company to purchase the Series B Redeemable Preferred Stock as described above will not be secured by any lien on the assets of the Company or any Subsidiary. The put rights of the Series A Preferred Stock are secured. See "The Apollo Transaction -- The Series A Preferred Stock." Also, under the Foothill Debt agreements, the Company has agreed not to purchase, redeem, retire or otherwise acquire any capital stock of the Company, including Preferred Stock and Common Stock (other than solely for common stock or preferred stock of the Company).

         CONVERSION. The holder of each share of Series B Redeemable Preferred Stock will have the right at any time prior to the 30th day after receipt of a notice of redemption by the Company, at such holder's option, to convert such share into Common Stock. Subject to provisions for adjustment, each share of Series B Redeemable Preferred Stock will be convertible into such number of shares of Common Stock, as is obtained by dividing the Liquidation Preference by the Conversion Price, in each case as in effect at the date any Series B
Redeemable Preferred Stock is surrendered for conversion. If any Series B Redeemable Preferred Stock is called for redemption, the right to convert such Series B Redeemable Preferred Stock will terminate on the 30th day following the date of the Redemption Notice. Conversion Price means, initially, $5.75 and, thereafter, such price as adjusted.

         The Conversion Price will be subject to adjustment from time to time upon the following events: (a) if the Company declares a dividend or makes a distribution on the outstanding Common Stock in capital stock of the Company, subdivides or reclassifies the outstanding Common Stock into a greater number of shares (or into other securities or property), or combines or reclassifies the outstanding Common Stock into a smaller number of shares (or into other securities or property); (b) if the Company fixes a record date for the issuance of rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) (other than Series B Redeemable Preferred Stock, Series B Warrants or Investor Warrants) at a price per share less than the Current Market Price of Common Stock on such record date; (c) if the Company fixes a record date for the making of a distribution to all holders of Common Stock of shares of any class other than Common Stock, of evidences of indebtedness of the Company or any Subsidiary, of assets or other property or of rights or warrants (excluding those rights or warrants resulting in an adjustment pursuant to clause (b) above and the right to acquire Series B Redeemable Preferred Stock in the Rights Offering; (d) if the Company issues Common Stock (other than certain Common Stock issued (i) to the Company's employees or former employees or their estates under certain employee benefit plans, (ii) pursuant to the 1996 Warrants, (iii) to the Investor pursuant to the Investor Warrants and (iv) upon conversion of the Series A Preferred Stock or Series B Redeemable Preferred Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares; (e) if the Company issues any securities convertible into or exchangeable for Common Stock (excluding securities issued in transactions resulting in adjustments pursuant to clauses (b) and (c) above, Series B Redeemable Preferred Stock, Investor Warrants or Series B Warrants and upon conversion of any such securities) for a consideration per share of Common Stock deliverable upon conversion or exchange of such securities less than the Current Market Price per share in effect immediately prior to the issuance of such securities. Current Market Price per share at any date means the average of the daily closing price for the Common Stock for the 10 consecutive trading days commencing 14 trading days before such date.

         In the event of any consolidation with or merger of the Company into another corporation, or in the event of any sale, lease or conveyance of assets to another corporation of the property of the Company as an entirety or substantially as an entirety, then adequate provisions will be made whereby each holder of Series B Redeemable Preferred Stock will have the right to receive, from such successor, leasing or purchasing corporation, as the case may be, in lieu of the Common Stock immediately prior thereto receivable upon the conversion of such Series B Redeemable Preferred Stock, the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock into which such shares of Series B Redeemable Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance.

         In the event of any reclassification or change of the Common Stock issuable upon conversion of Series B Redeemable Preferred Stock, or in the event of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change of the Common Stock, adequate provisions will be made whereby each holder of Series B Redeemable Preferred Stock will have the right to receive, in lieu of the Common Stock immediately prior thereto receivable upon the conversion of Series B Redeemable Preferred Stock, the kind and amount of stock, other securities, property or cash or any combination thereof receivable upon such reclassification, change, consolidation or merger, by a holder of the number of shares of Common Stock into which such Series B Redeemable Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation or merger.

         The Conversion Price will be adjusted if the Company repurchases (by way of tender offer, exchange offer or otherwise) any Common Stock for a per share consideration which exceeds the Current Market Price of a share of Common Stock on the date immediately prior to such repurchase.

         The formulas for calculating the foregoing adjustments are set forth in the Series B Statement of Designations, which is Appendix A hereto.

         In addition to the adjustments required in accordance with the foregoing, the Company may make such reductions in the Conversion Price as it considers to be advisable so that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.

         If any event occurs as to which the foregoing provisions are not strictly applicable or, if strictly applicable, would not, in the Board's good faith judgment, fairly protect the conversion rights of the Series B Redeemable Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board will make adjustments in the application of such provisions, in accordance with such essential intents and principles, as shall be reasonably necessary, in the Board's good faith opinion, to protect such conversion rights as aforesaid, but in no event will any adjustment have the effect of increasing the Conversion Price, or otherwise adversely affect the holders of the Series B Redeemable Preferred Stock.

         The Company will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion or redemption of Series B Redeemable Preferred Stock, such number of its authorized shares of Common Stock as will from time to time be sufficient for the conversion of all outstanding Series B Redeemable Preferred Stock into Common Stock. The Company will, from time to time and in accordance with Delaware law, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued and the issued shares of such Common Stock reserved for issuance in any other connection will not be sufficient for the conversion of all outstanding Series B Redeemable Preferred Stock into Common Stock at any time.

         CONSENT AND OTHER RIGHTS. For a description of the consent rights of holders of Series A Preferred Stock with respect to Major Transactions (as defined below) and certain other rights of such holders (but not Series B Redeemable Preferred Stock), see "The Apollo Transaction -- The Series A Preferred Stock" and " -- Consent Rights."

THE SERIES B WARRANTS

         The Series B Warrants will be issued pursuant to the Warrant Agreement (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Co., as warrant agent (the "Warrant Agent"). The following discussion of certain terms and provisions of the Series B Warrants is qualified in its entirety by reference to the detailed provisions of the Series B Warrant Agreement and the Series B Warrant certificate, the forms of which are attached hereto as Appendix B.

         Assuming all Rights are exercised, the Company will issue pro rata to purchasers of Units an aggregate of 2,000,000 Series B Warrants in three classes: 666,667 Class A Warrants, 666,667 Class B Warrants and 666,666 Class C Warrants. There are outstanding as of the date hereof 2,000,000 Series B Warrants, consisting of 666,667 Class A Warrants, 666,667 Class B Warrants and 666,666 Class C Warrants, issued in the Private Placement. There are also outstanding as of the date hereof 3,992,950 Investor Warrants, consisting of 1,330,983 Class A Warrants, 1,330,984 Class B Warrants and 1,330,983 Class C Warrants, issued to Apollo under the Investment Agreement. The terms of the Series B Warrants and the Investor Warrants are substantially the same except for differences discussed herein.

         GENERAL. Each Series B Warrant entitles the holder, subject to the terms and conditions of the Series B Warrant, to purchase one share of Common Stock at an exercise price of $5.75, subject to certain anitdilution adjustments and to the cash flow adjustment described below (the "Exercise Price").

         NUMBER AND CLASSES OF WARRANTS. The Series B Warrants will be issued in three classes as noted above. The classed are identical except that they have different minimum exercise prices described below.

         EXERCISE PRICE AND TERM. The Series B Warrants will have an Exercise Price of $5.75 per share, subject to certain antidilution and other adjustments described below. Unexercised Series B Warrants will expire on June 23, 2004.

         RESERVATION OF WARRANT SHARES. In the Warrant Certificate, the Company represents that it has sufficient Common Stock reserved for issuance upon exercise of all outstanding Series B Warrants and the Company agrees that, during the term of the Series B Warrant, there will be reserved for issuance upon exercise of the Series B Warrants, free from preemptive rights, such number of shares of authorized but unissued or treasury Common Stock, as will be required for issuance upon exercise of the Series B Warrants. See " -- Charter Amendments." The Company also agrees (a) that it will not, by amendment of its restated certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed under the Series B Warrant by the Company and (b) to take promptly all action as may from time to time be required to permit the holder to exercise the Series B Warrants and the Company duly and effectively to issue Common Stock issuable upon the exercise of the Series B Warrants (the "Warrant Shares").

         "CASH FLOW ADJUSTMENT" OF EXERCISE PRICE. The Exercise Price is subject to downward adjustment as described below by March 31, 1999 (the "Cash Flow Adjustment"). The Exercise Price will be adjusted downward by $0.015 for every $100,000 by which Actual Cumulative Operating Cash Flow is less than Targeted Cumulative Operating Cash Flow, on a cumulative basis for 1997 and 1998. Actual Operating Cash Flow in 1998 in excess of Target Operating Cash Flow for 1998 will be applied at a 15% discount for such excess in the cumulative calculation. Notwithstanding the Cash Flow Adjustment provisions, the Exercise Price as adjusted will in no event be less than $2.00 per share for the Class A Warrants, $3.00 per share for the Class B Warrants and $4.00 per share for the Class C Warrants. Also, no Cash Flow Adjustment will be made if, on December 31, 1998, and on an average basis during the three months ending on December 31, 1998, the average Closing Price for the Common Stock is greater than $9.75, which is equal to the original Exercise Price plus $4.00 per share (adjusted in accordance with certain antidilution provisions).

         Target Cumulative Operating Cash Flow equals $62,443,000. Actual Cumulative Operating Cash Flow equals the sum of the Actual Operating Cash Flow for the year ending December 31, 1997 and the Actual Operating Cash Flow for the year ending December 31, 1998, minus 0.15 times the Excess 1998 Operating Cash Flow. Actual Operating Cash Flow for any year means the net cash proceeds derived by the Company from the operation in the ordinary course of its business and from the bulk asset sales contemplated by the Business Plan, calculated the same as, and using the same accounting principles and practices and classification systems and techniques as were used in, the calculation of the Target Cumulative Operating Cash Flow. Excess 1998 Operating Cash Flow means the Actual Operating Cash Flow for the year ending December 31, 1998 minus $3,028,000.

         The Company will cause the financial statements for the Company and its consolidated subsidiaries for the fiscal year ending on December 31, 1998, to be audited by Ernst & Young, LLP, or another national independent accounting firm, and a manually signed copy of such financial statements to be delivered to the holders of the Series B Redeemable Preferred Stock and Series B Warrants as soon as practicable following December 31, 1998, but in no event later than March 31, 1999 (the date such financial statements are so delivered, the "Adjustment Date"). Any reduction of the Exercise Price will be effective as of the Adjustment Date.

         ANTIDILUTION ADJUSTMENTS. The Exercise Price and the number of shares of Common Stock purchasable upon the exercise of the Series B Warrants will be subject to adjustment from time to time upon the following events: (a) if the Company (i) declares a dividend or makes a distribution on the outstanding Common Stock in capital stock of the Company, (ii) subdivides or reclassifies the outstanding Common Stock into a greater number of shares (or into other securities or property), or (iii) combines or reclassifies the outstanding Common Stock into a smaller number of shares (or into other securities or property); (b) if the Company fixes a record date for the issuance of rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) (other than Series B Redeemable Preferred Stock) at a price per share less than the Current Market Price of a share of Common Stock on such record date; (c) if the Company fixes a record date for the making of a distribution to all holders of Common Stock (i) of shares of any class other than Common Stock,
(ii) of evidences of indebtedness of the Company or any subsidiary, (iii) of assets or other property or (iv) of rights or warrants (excluding rights or warrants resulting in an adjustment pursuant to paragraph (b) above, and the right to acquire Series B Redeemable Preferred Stock in the Rights Offering);
(d) if the Company issues its Common Stock (other than certain Common Stock issued (i) to the Company's employees or former employees or their estates under certain employee benefit plans, (ii) pursuant to the 1996 Warrants, (iii) pursuant to the Investor Warrants, and (iv) upon conversion of the Series A Preferred Stock or Series B Redeemable Preferred Stock) for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares; and (e) if the Company issues any securities convertible into or exchangeable for Common Stock (excluding securities issued in transactions resulting in an adjustment pursuant to clauses
(b) and (c) above, Series A Preferred Stock, Series B Redeemable Preferred Stock and upon conversion of any of such securities) for a consideration per share of Common Stock deliverable upon conversion or exchange of such securities less than the Current Market Price per share in effect immediately prior to the issuance of such securities. Current Market Price per share at any date means the average of the daily closing price for the Common Stock for the 10 consecutive trading days commencing 14 trading days before such date.

         In the event of any consolidation with or merger of the Company into another corporation, or in the event of any sale, lease or conveyance of assets to another corporation of the property of the Company as an entirety or substantially as an entirety, then such successor, leasing or purchasing corporation, as the case may be, will be bound by the Warrant Certificate and will execute and deliver a new Warrant Certificate providing that the holder of each Series B Warrant then outstanding will have the right to exercise such Warrant solely for the kind and amount of shares of stock, other securities, property or cash or any combination thereof e receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which such Warrants might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance.

         In the event of any reclassification or change of the Common Stock issuable upon exercise of the Series B Warrants, or in the event of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change of the Common Stock, the Company will execute and deliver to the holder of the Series B Warrant a new Warrant Certificate providing that the holder of each Series B Warrant then outstanding will have the right to exercise such Warrant solely for the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such reclassification, change, consolidation or merger, by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger.

         If the Company repurchases any Common Stock for a per share consideration which exceeds the Current Market Price of a share of Common Stock on the trading day immediately prior to such repurchase, then the Company will issue to the holder additional Series B Warrants having the Exercise Price in effect on the trading day immediately prior to such repurchase.

         The formulas for calculating the foregoing adjustments are set forth in the form of Warrant Agreement, Appendix B hereto.

         In addition to the adjustment required in accordance with the foregoing, the Company may make such reductions in the Exercise Price as it considers to be advisable so that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients.

         If any event occurs as to which the foregoing provisions are not strictly applicable, or if strictly applicable, would not, in the Board's good faith judgment, fairly protect the purchase rights of the Series B Warrants in accordance with the essential intent and principles of such provisions, then the Board will make adjustments in the application of such provisions, in accordance with such essential intents and principles, as shall be reasonably necessary, in the Board's good faith opinion, to protect such purchase rights as aforesaid, but in no event will any adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of the Series B Warrants, or otherwise adversely affect the holders of the Series B Warrants.

         FEES AND EXPENSES. All fees and expenses incurred by the holder in connection with the holder's ownership of Series B Warrants and securities or other property received upon exercise thereof which relate to (a) any required regulatory filings, (b) registration fees, (c) stock exchange or NASDAQ listing fees, and (d) reasonable fees and expenses of counsel in connection with the foregoing, will be paid by the Company.

         VALUE DETERMINATION AND APPRAISAL. Each determination of fair market value or other evaluation or calculation required under the Series B Warrants (including calculation of the Cash Flow Adjustment Amount) is also required under the Investor Warrants. The Company will promptly give notice of each such determination, evaluation or calculation to all holders of Investor Warrants and Series B Warrants, setting forth the calculation of such fair market value or valuation (or Cash Flow Adjustment Amount) and the method and basis of determination thereof, as the case may be. If any holders of Investor Warrants to purchase at least 100,000 shares of Common Stock (including, for purposes of determining such level of ownership, all Investor Warrants owned by affiliates of such holders) disagree with such determination, they may elect to dispute such determination, and such dispute shall be resolved in accordance with certain appraisal procedures set forth in the warrant certificate for the Investor Warrants. Holders of Series B Warrants will be bound by such determinations.

TRANSFERABILITY

         The Series B Redeemable Preferred Stock and the Series B Warrants offered hereby to the Rights holders, and the Common Stock issuable upon conversion or exercise thereof, have been registered under the Securities Act and the Exchange Act. Accordingly, Series B Redeemable Preferred Stock and Series B Warrants purchased upon the exercise of Rights and Common Stock issuable upon conversion or exercise thereof will be freely transferable by the holders thereof, except to the extent such stock or warrants are held by persons who are deemed "affiliates" of the Company under Rule 144 under the Securities Act. In general, under Rule 144, as currently in effect, persons who are deemed affiliates of the Company would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the outstanding Common Stock or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding such sale. There can be no assurance that the Series B Redeemable Preferred Stock or the Series B Warrants will qualify or be accepted for quotation on the NASDAQ National Market System or that a market will develop therefor. See "Risk Factors -- Absence of Trading Market for the Series B Redeemable Preferred Stock and Series B Warrants." The Company has agreed to file a shelf registration statement with the Commission with respect to the Series B Redeemable Preferred Stock purchased in the Private Placement. Such Series B Redeemable Preferred Stock will therefore, upon the effectiveness of the shelf registration, also be freely transferable. See "The Private Placement."


                             THE APOLLO TRANSACTION

INTRODUCTION

         Pursuant to the Investment Agreement, Apollo agreed to purchase from the Company up to 2,500,000 shares of Series A Preferred Stock, at a per share price of $9.88, and Investor Warrants to purchase up to 5,000,000 shares of Common Stock, at a per Warrant price of $.06, for an aggregate purchase price of up to $25,000,000. On June 24, 1997, following Stockholders Approval at the Annual Meeting, Apollo purchased at the Apollo Closing 553,475 shares of Series A Preferred Stock at a per share price of $9.88 and 1,106,950 Investor Warrants at a per Warrant price of $.06, for an aggregate purchase price of $5,534,752. From time to time after the Apollo Closing and until Apollo has acquired all of the 2,500,000 shares of Series A Preferred Stock and the 5,000,000 Investor Warrants, Apollo will purchase, subject to the terms and conditions of the Investment Agreement, additional Series A Preferred and the Proportionate Number of Investor Warrants to enable the Company to invest in real estate development projects approved by the Board and Apollo. If the Company has not presented Apollo with real estate development projects pursuant to which Apollo has invested the aggregate purchase price of $25,000,000, on the terms and conditions set forth in the Investment Agreement,
(a) Apollo will be entitled at any time to acquire all of the Series A Preferred Stock and Investor Warrants not acquired by it prior thereto and (b) from and after June 30, 1998, the Company will be entitled at any time to require Apollo to purchase all of such Series A Preferred Stock and Investor Warrants, provided that no Event of Default (as defined in the Secured Agreement) shall have occurred and, except for an Event of Default which is or results from a Bankruptcy Event (as defined), shall then exist.

         Immediately after the Apollo Closing, the Company (a) contributed the proceeds from the sale of Series A Preferred Stock and Investor Warrants, less certain related expenses, to SP Subsidiary, a special purpose wholly owned subsidiary of the Company formed to invest the net proceeds from the Apollo Transaction in future real estate development projects of the Company, as required by the Investment Agreement, and (b) transferred all of the outstanding capital stock of the Company's subsidiary West Bay Club Development Corporation ("West Bay") to SP Subsidiary in exchange for $5 million (from the Apollo Closing) plus, if ownership of West Bay's real estate development project (the "West Bay Project") is converted to a joint venture, all additional amounts received by West Bay and SP Subsidiary from the joint venture partner in respect of the West Bay Project, which are specifically designated as reimbursements for costs incurred by West Bay or the Company with respect to the West Bay Project through the date of the joint venture's formation. The West Bay Project is planned to consist of finished homesites for 313 single family homes and 744 multi-family homes on approximately 879 acres, of which 326 acres have been purchased for approximately $6 million (of which $2.4 million was financed by the sellers through notes secured by mortgages on the properties) and the remaining 553 acres are under purchase contracts expected to close during the balance of 1997 and 1998.

         On June 30, 1997, the Company sold to Apollo under the Investment Agreement an additional 334,000 shares of Series A Preferred Stock and Investor Warrants (consisting of 222,666 Class A Warrants, 222,667 Class B Warrants and 222,667 Class C Warrants, which, if unexercised, expire on June 30, 2004) to purchase an additional 668,000 shares of Common Stock at a per share purchase price of $5.75 (subject to adjustment), for an aggregate purchase price of $3,340,000. The proceeds from the sale were used by SP Subsidiary, through a wholly owned subsidiary thereof to acquire a 2.9 acre parcel in Fort Lauderdale, Florida on which it intends to develop a high-rise luxury apartment tower. On July 31, 1997, the Company sold to Apollo under the Investment Agreement an additional 850,000 shares of Series A Preferred Stock and Investor Warrants to purchase an additional 1,700,000 shares of Common Stock, for an aggregate purchase price of $8,500,000. The proceeds from the July 31, 1997 sale of Series A Preferred Stock were used by SP Subsidiary to acquire an approximate 600-acre parcel in Frisco, Texas, north of Dallas on which it is planned to develop approximately 1,700 residential units as a golf course community. On August 7, 1997, the Company sold to Apollo under the Investment Agreement an additional 259,000 shares of Series A Preferred Stock and Investor Warrants to Purchase an additional 518,000 shares of Common Stock, for an aggregate purchase price of $2,590,000. The proceeds from the August 7, 1997 sale of Series A Preferred Stock were used by SP Subsidiary and its subsidiary West Bay to acquire for $10.7 million ($2.7 in cash and an $8 million note) an approximate 500-acre parcel to be developed as part of the West Bay Project.

         As of the date hereof, 503,525 shares of Series A Preferred Stock and 1,007,050 Investor Warrants remain subject to purchase by Apollo under the Investor Agreement.

THE CHARTER AMENDMENTS

         As a result of the filing of the Charter Amendments with the Secretary of State of Delaware on June 24, 1997, the Company's charter was amended and restated, among other things, (a) to increase the Company's authorized shares of common stock, par value $.10 per share, from 15,665,000 to 70,000,000 and (b) to authorize the issuance of 4,500,000 shares of Preferred Stock, par value $.01 per share, 2,500,000 of which were designated Series A Preferred Stock and 2,000,000 of which were designated Series B Redeemable Preferred Stock.

         The Charter Amendments deleted a provision from the charter prohibiting the issuance of nonvoting equity securities to accommodate the limited voting rights of the holders of the Series A Preferred Stock.
See " -- Series A Preferred Stock."

         The Charter Amendments also modified the dividend rights of holders of Common Stock by deleting the requirement that the Company pay mandatory dividends under certain circumstances. See "Description of Capital Stock -- Common Stock."

BOARD REPRESENTATION

         The holders of the Series A Preferred Stock are entitled to elect three directors to the Board for one-year terms. Upon consummation of the Apollo Closing, (a) eight of the then-10 Board members, including the one Apollo designee, W. Edward Scheetz, resigned as Board members; (b) the number of Board members was reduced from 10 to seven; (c) Apollo's three designees -- W. Edward Scheetz, Lee Neibart and Ricardo Koenigsberger -- were appointed to the Board for a term to expire at the annual Stockholders' meeting in 1998; (d) James M. DeFrancia and Charles K. MacDonald were appointed to the Board for terms expiring at the annual Stockholders' meetings in 1998 and 1999, respectively; and (e) Gerald N. Agranoff and J. Larry Rutherford (the Company's president and chief executive officer) resigned as Board members and were appointed to the Board for terms expiring at the annual Stockholders' meetings in 1999 and 2000, respectively. Also, Mr. Rutherford was elected as Chairman of the Board. See " -- The Series A Preferred Stock."

THE SERIES A PREFERRED STOCK

         The preferences, powers and rights of the Series A Preferred Stock are described in the Proxy Statement incorporated by reference herein. Such preferences, powers and rights are substantially the same as those of the Series B Redeemable Preferred Stock (see "Description of the Units -- Series B
Redeemable Preferred Stock"), except as follows. The holders of the Series A Preferred Stock voting together as a single class will be entitled to elect, out of a seven-member Board, three Board members (who will serve for a term of one year); provided that if the Investor does not hold at least 500,000 shares of Series A Preferred Stock, the number of directors that the holders of the Series A Preferred Stock will be entitled to elect will be equal to three multiplied by a fraction, the numerator of which is the number of shares of Series A Preferred Stock outstanding and the denominator of which is 2,500,000, rounded up to the nearest whole number. In addition, directors nominated by the holders of the Series A Preferred Stock will be represented on any committee of the Board and, if the Board decides to have an Executive Committee, will constitute one-half of the Executive Committee of the Board. The holders of Series B Redeemable Preferred Stock will not be entitled to vote with respect to the election of directors. The Company has agreed in the Investment Agreement that without Apollo's consent, the Company will not pay dividends or redeem stock except that Apollo's consent is not required so long as the ratio of the aggregate amount being paid on the Series A Preferred Stock to the aggregate amount being paid on the Series B Redeemable Preferred Stock is both (a) greater than or equal to the ratio of the aggregate outstanding liquidation preference of the Series A Preferred Stock to the aggregate outstanding liquidation preference of the Series B Redeemable Preferred Stock issued in the Rights Offering and the Private Placement and (b) less than or equal to the ratio of the aggregate outstanding liquidation preference of the Series A Preferred Stock to the aggregate outstanding liquidation preference of the Series B Redeemable Preferred Stock issued in the Rights Offering. The Company may redeem Series B Redeemable Preferred Stock (subject to Apollo's above discussed consent rights) without proration in accordance to the number of shares held by each holder. The Series A Preferred Stock put rights are secured by (a) a junior lien on substantially all of the assets of the Company and its subsidiaries, except for the capital stock of SP Subsidiary and its assets, and (b) a senior lien on the outstanding capital stock of SP Subsidiary and on its assets. Apollo also was granted the consent rights described below. The put rights of the Series B Redeemable Preferred Stock will not be secured. An Event of Default with respect to the Series A Preferred Stock, which triggers the Default Dividend Rate, includes, unlike with respect to the Series B Redeemable Preferred Stock, a material breach by the Company of (a) the provision in the Investment Agreement prohibiting (except as permitted by the Investment Agreement) the Company from engaging in, or entering into any agreement with respect to, any Major Transaction, without the prior consent of the Investor or (b) (insofar as such breach is willful and materially imperils the value of the collateral securing the rights of the holder of the Series A Preferred Stock) the provisions in the Secured Agreement relating to the collateral or any Security Document (as defined in the Secured Agreement) which, in any event, is not curable or if curable is not cured within 15 days. If the Company shall be obligated to make Default Payments to the Holders of Series B Redeemable Preferred Stock, then Apollo shall be entitled to receive a payment on the same terms and for the same period with respect to its Series A Preferred Stock.

         Under the Due Diligence Fee Agreement amended and restated as of May 15, 1997, the Company has agreed if a Fee Triggering Event occurs, to pay Apollo on the last day of each month $25,000 per month ending on or prior to June 30, 1998, $40,000 per month ending after each date and on or prior to June 30, 2000, and $75,000 per month ending thereafter (the "Fee") as compensation for in-house and out-of-pocket expenses incurred by Apollo in the due diligence and investment analysis required from time to time in connection with Apollo's preliminary analysis of co-investment opportunities under the Investment Agreement. See " -- Co-Investment Opportunity." "Fee Triggering Event" means the occurrence while any Series A Preferred Stock is outstanding under the Investment Agreement of any event that would cause dividends on the Series A Preferred Stock to accrue at the Default Dividend Rate.

CONSENT RIGHTS

         So long as more than 500,000 shares of the Series A Preferred Stock are held by Apollo, and except as permitted by the Investment Agreement, the Company may not engage in, or enter into any agreement with respect to, any Major Transaction, without the Apollo's prior consent. "Major Transaction" means any material transaction which is not described in an Approved Business Plan (as defined below), including any (a) recapitalization, redemption or reclassification of, or distribution or dividend on, the Company's capital stock provided, however, that subject to the terms and conditions of the Investment Agreement and Secured Agreement, neither (i) any action or determination by the Company in respect of any Series A Preferred Stock that is not otherwise prohibited by the Investment Agreement and is in accordance with the Series A Statement of Designations, including dividends and redemptions, nor (ii) any dividends on or redemptions of Series B Redeemable Preferred Stock in accordance with the Series B Statement of Designations, or any action in respect of the Series B Redeemable Preferred Stock required to be taken by the Company under the Series B Statement of Designations or under the securities purchase agreement pursuant to which the Private Placement was consummated shall be deemed to be a Major Transaction, so long as, in the case of dividends and optional redemptions, the ratio of the aggregate amount being paid on the Series A Preferred Stock to the aggregate amount being paid on the Series B Redeemable Preferred Stock is both (A) greater than or equal to the ratio of the aggregate outstanding liquidation preference of the Series A Preferred Stock to the aggregate outstanding liquidation preference of the Series B Redeemable Preferred Stock issued in the Rights Offering and the Private Placement and (B) less than or equal to the ratio of the aggregate outstanding liquidation preference of the Series A Preferred Stock to the aggregate outstanding liquidation preference of the Series B Redeemable Preferred Stock issued in the Rights Offering, (b) amendment of the Company's charter or bylaws, (c) liquidation, winding-up or dissolution of the Company or any Significant Subsidiary of the Company, (d) consolidation of the Company with, or merger of the Company with or into, any other person, except a merger of a Subsidiary wholly owned by the Company into the Company, with the Company surviving such merger, (e) sale, transfer, lease or encumbrance by the Company or any of its subsidiaries of a significant amount of assets of the Company, other than in respect of sales of certain assets held by the Company's predecessor, General Development Corporation; (f) special dividends or distributions with respect to, or repurchase or redemption of, the Company's equity securities or any rights, warrants or options in respect of such equity securities, (g) capital expenditure or investment by the Company or any of its subsidiaries in excess of $500,000, (h) entering into or materially amending any material contract, (i) significant new financing or refinancing, (j) issuance of securities (other than employee and director stock options to acquire up to 2,000,000 shares of Common Stock and the issuance of Common Stock thereunder), (k) transactions which would result in a Change of Control (as defined below), (l) material transaction the nature of which prevents specificity in the Business Plan or (m) commencement, undertaking or acquisition of a real estate development project by SP Subsidiary (whether independently, by joint venture or otherwise) and related financings or joint venture arrangements. "Approved Business Plan" means a Business Plan of the Company that has been approved by the Investor.

         "Change of Control" means: (a) an acquisition by any person or group (as defined for purposes of Section 13(d) under the Exchange Act) (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Stockholders) of beneficial ownership (as defined for purposes of Section 13(d) under the Exchange Act) of Common Stock such that such person or group thereafter beneficially owns 25% or more of the outstanding Common Stock or other voting securities of the Company; (b) a change in a majority of the Incumbent Board (excluding any individuals approved by a vote of at least five members of the Incumbent Board other than in connection with an actual or threatened proxy contest); (c) failure of the requisite number of Investor designees to be members of the Board (other than as result of the Investor's failure to nominate a successor to an Investor designee who has resigned or been removed as a director); or (d) consummation of a Business Combination (other than a Business Combination in which all or substantially all of the
Stockholders receive or own upon consummation thereof 50% or more of the Company's outstanding stock resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation are members of the Incumbent Board, and after which no Person owns 25% or more of the outstanding stock of the resulting corporation who did not own such stock immediately before the Business Combination), excluding, in each case (a) through (d), the transactions contemplated by the Investment Agreement (including for this purpose the Rights Offering and the Private Placement). "Default Change of Control" means a Change in Control of the type referred to in clauses (b) or (c) above or of the type referred to in clauses (a) and (d) provided that the percentage thresholds referred to in clauses (a) and (d) will be 40% instead of 25%. "Incumbent Board" means, prior to the Apollo Closing, the Board as constituted on the day after execution and delivery of the Investment Agreement and, following the Apollo Closing, the Board as constituted immediately following the Apollo Closing. "Business Combination" means a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets.

INVESTOR WARRANTS

         As of the date hereof the Company has issued and sold to Apollo Investor Warrants to purchase up to 3,992,950 shares of Common Stock. Each Investor Warrant entitles the holder, subject to the terms and conditions of the Warrant, to purchase one share of Common Stock at the Exercise Price. Unexercised Warrants will expire on June 23, 2004.

REGISTRATION RIGHTS

         The Company has granted certain registration rights to Apollo with respect to the Series A Preferred Stock and the Investor Warrants. Pursuant to the Investment Agreement, upon the Investor's demand, the Company will to use its best efforts to effect the registration (a "Demand Registration") under the Securities Act of such number of Registrable Securities then beneficially owned by the Investor. The Company will be obligated to effect no more than (a) two Demand Registrations so long as the Company is not eligible to file Form S-3 under the Securities Act and (b) five Demand Registrations if the Company is eligible to file Form S-3. If a Demand Registration is initiated by the Investor, no other securities may be offered in such offering by the Company without the Investor's consent. Apollo will have the right to select the underwriters for a Demand Registration. "Registrable Securities" means any of the (a) up to 2,500,000 shares of Series A Preferred Stock issued to the Investor at the Apollo Closing or thereafter pursuant to the Investment Agreement, (b) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock (the "Conversion Shares"), (c) the 5,000,000 shares of Common Stock issuable upon the exercise of the Investor Warrants, (d) any other Common Stock acquired by Apollo, and (e) any securities issued or issuable with respect to the Series A Preferred Stock, Conversion Shares, Warrant Shares by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         In addition, if the Company proposes to register any of its securities under the Securities Act for sale for cash, the Investor, upon request, will have the right to include the number of Registrable Securities that Apollo wishes to sell or distribute publicly under the registration statement proposed to be filed by the Company, and the Company will use its best efforts to register under the Securities Act the sale of such Registrable Securities (a "Piggyback Registration"). Under certain circumstances, the number of
Registrable Securities that Apollo will be entitled to include in a Piggyback Registration will be limited.

         Apollo (or any Eligible Transferee) may transfer all or any portion of its Demand Registration, Piggyback Registration and related rights to any transferee of an amount of Registrable Securities equal to or exceeding five percent of the outstanding class of such Registrable Securities at the time of transfer (each transferee that receives such minimum number of such Registrable Securities, an "Eligible Transferee").

         The Investment Agreement contains customary provisions regarding the payment of expenses by the Company and regarding mutual indemnification and contribution agreements between the Company and the holders of the Registrable Securities.

TRANSFERABILITY RESTRICTIONS

         Apollo has agreed under the Investment Agreement that it will not assign or otherwise transfer any of the Series A Preferred Stock, the Investor Warrants, the Warrant Shares and the Conversion Shares before May 15, 1999, unless certain defaults or a Default Change of Control has occurred. Apollo, however, may pledge any of such securities as security for indebtedness owed to a person which is not an affiliate of Apollo.

CO-INVESTMENT OPPORTUNITY

         The Investment Agreement provides that except with respect to certain preexisting projects, as long as the Investor owns at least 500,000 shares of Series A Preferred Stock, the Investor will have a right of first offer to participate in new joint venture community development projects proposed to be entered into by the Company, until the Investor has invested at least an aggregate of $60,000,000 in such projects. The foregoing, however, will not apply to any project in which the Company's participation and commitment will be in the form of its expertise and business efforts or the contribution of real property (or equity interests in real property), as opposed to capital contributions. If, after the Company and the Investor have discussed the proposed transaction for a specified period, the Investor determines not to invest in such project, or not to invest the full amount that the Company requires for such project, or has not committed to the Company to make such investment, on substantially the terms and conditions offered to the Investor, then the Company may enter into any agreement with or consummate a transaction with other potential investors with regard to the proposed investment, provided that the Company may not offer terms to another potential investor materially more favorable in the aggregate than the terms offered to the Investor unless the Company first offers such terms to the Investor.

OWNERSHIP BY APOLLO

         The following table sets forth the percentage of Common Stock beneficially owned by Apollo assuming (a) certain percentages of the Series A Preferred Stock are purchased by Apollo and converted into Common Stock; (b) certain percentages of the Investor Warrants have been exercised pro rata with the conversion of the Series A Preferred Stock; (c) certain percentages of the Series B Redeemable Preferred Stock are subscribed for in the Rights Offering and converted into Common Stock, and the same percentages of Series B Warrants issued in the Rights Offering are exercised; (d) none of the 1,500,000 1996 Warrants are converted into Common Stock; (e) none of the outstanding director and employee options are exercised; (f) all 1,000,000 shares of Series B Redeemable Preferred Stock issued in the Private Placement are converted into Common Stock; (g) all 2,000,000 Series B Warrants issued in the Private Placement are exercised; and (h) other than the foregoing and the existing
11,514,269 shares of Common Stock outstanding, no other Common Stock is outstanding.

=========================================================================================================================
                               PERCENTAGE OF SERIES B REDEEMABLE PREFERRED STOCK PURCHASED IN
                               RIGHTS OFFERING CONVERTED; SAME PERCENTAGE OF SERIES B WARRANTS
                               ISSUED IN RIGHTS OFFERING EXERCISED
-------------------------------------------------------------------------------------------------------------------------
                                                    0%              25%             50%            75%            100%
PERCENTAGE OF SERIES A         ------------------------------------------------------------------------------------------
PREFERRED STOCK PURCHASED            20%            11%             10%             10%             9%              9%
BY APOLLO                      ------------------------------------------------------------------------------------------
AND CONVERTED;                       40%            20%             19%             18%            17%             16%
SAME PERCENTAGE OF             ------------------------------------------------------------------------------------------
INVESTOR WARRANTS                    60%            27%             26%             25%            24%             23%
EXERCISED                      ------------------------------------------------------------------------------------------
                                     80%            33%             32%             30%            29%             28%
                               ------------------------------------------------------------------------------------------
                                    100%            38%             37%             35%            34%             33%
=========================================================================================================================

                              THE PRIVATE PLACEMENT

         Concurrently with the Apollo Closing, on June 24, 1997, the Company sold to the Private Purchasers in the Private Placement for an aggregate purchase price of $20 million (a) 1,776,199 shares of Common Stock for $10 million ($5.63 per share) and (b) 1,000,000 shares of Series B Redeemable Preferred Stock and Series B Warrants (consisting of 666,667 Class A Warrants, 666,667 Class B Warrants and 666,666 Class C Warrants) to purchase 2,000,000 shares of Common Stock, for $10 million ($9.88 per share of Common Stock and $.06 per Series B Warrant).

         As part of the Private Placement, the Private Purchasers agreed that they will not be entitled to participate in the Rights Offering in respect of the 1,776, 199 shares of Common Stock they purchased in the Private Placement (but they will be entitled to participate in the Rights Offering in respect of Common Stock owned other than through the purchase in the Private Placement).

REGISTRATION RIGHTS

         The Company has granted the following registration rights to the Private Purchasers with respect to the Series B Redeemable Preferred Stock, the Series B Warrants and the Common Stock purchased in the Private Placement.

         SHELF REGISTRATION. The Company has agreed to prepare and file a shelf registration statement with the Commission and shall use its reasonable best efforts to cause such registration statement to become effective by 5:30 p.m. on October 24, 1997 (the "Registration Deadline"), pursuant to Rule 415 of Regulation C promulgated under the Securities Act (or any successor rule) (the "Shelf Registration Statement"), providing for the sale by the Private Purchasers ("Holders") of all of their Shelf Registrable Securities in accordance with the terms hereof. "Shelf Registrable Securities" shall mean (a) any Series B Redeemable Preferred Stock acquired by the Holders on the June 24, 1997 closing date of the Private Placement (the "Closing Date"), (b) any Common Stock issuable or issued upon conversion of Series B Redeemable Preferred Stock ("Conversion Shares"), (c) any Common Stock acquired by the Holders pursuant to the Private Placement on the Closing Date and (d) any securities issued or issuable with respect to any Series B Redeemable Preferred Stock, Conversion Shares or Common Stock by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         If the Shelf Registration Statement has not been declared effective by the Commission by the Registration Deadline (subject to certain tolling provisions), thereafter and until the Shelf Registration Statement shall be declared effective (the "Default Period"), the Holders of Series B Redeemable Preferred Stock shall be entitled to receive from the Company an additional payment with respect to the Series B Redeemable Preferred Stock as calculated below (the "Default Payment"), such Default Payment to be accrued and paid on the same terms as a dividend as set forth in Section 3 of the Series B Statement of Designations. The amount of the Default Payment to each such Holder shall equal the difference between the amount due to such Holder with respect to such Default Period under the terms of the Series B Statement of Designations and the amount which would have been due to such Holder had the annual rate in the Series B Statement of Designations been increased during such Default Period by 1.5% per month. If the Company shall be obligated to make such payments to the Holders, then Apollo shall be entitled to receive a payment on the same terms and for the same period with respect to its Series A Preferred Stock.

         The running of the period between the Closing Date and the Registration Deadline shall be tolled to the extent that the Company is exercising its reasonable best efforts to cause the Shelf Registration Statement to become effective but the effectiveness is delayed by certain actions of the Commission not reasonably foreseen at the time of the filing of the Shelf Registration Statement.

         DEMAND REGISTRATION. At any time and from time to time after the Closing Date, the Company agreed, upon the written demand of Holders of Series B Warrants and/or shares of Common Stock issuable upon the exercise of Series B Warrants ("Warrant Shares") aggregating at least 1,000,000 shares, to use its best efforts to effect the registration (a "Demand Registration") under the Securities Act of such number of Demand Registrable Securities as shall be indicated in a written demand sent to the Company by the Holders; PROVIDED, HOWEVER, that: (a) any Holder may exercise only one Demand Registration and the Company shall be obligated to effect no more than two Demand Registrations in the aggregate. Upon receipt of the written demand of the Holders, the Company shall use its best efforts to expeditiously effect the registration under the Securities Act of the Demand Registrable Securities covered by such request to have such registration become and remain effective for a period not to exceed two months. The Holders of a majority of the Demand Registrable Securities subject to such Demand Registration shall have the right to select the underwriters for a Demand Registration; provided that such underwriters shall be reasonably acceptable to the Company and Apollo. "Demand Registrable Securities" shall mean any of the Warrants Shares and any securities issued or issuable with respect to any Warrant Shares by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Notwithstanding the foregoing, any Demand Registrable Securities will cease to be a Demand Registrable Security when (a) a registration statement covering such Demand Registrable Security has been declared effective by the Commission and the Demand Registrable Security has been disposed of pursuant to such effective registration statement, (b) the Demand Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act are met, or (c) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer, and it may be resold without subsequent registration under the Securities Act.

         PIGGYBACK REGISTRATION. If the Company proposes to register any of its securities under the Securities Act for sale for cash, holders of Demand Registrable Securities, upon request, will have the right to include the number of Demand Registrable Securities that such holders wish to sell or distribute publicly under the registration statement proposed to be filed by the Company, and the Company will use its best efforts to register under the Securities Act the sale of such Registrable Securities (a "Piggyback Registration"). Under certain circumstances, the number of Demand Registrable Securities that such holders will be entitled to include in a Piggyback Registration will be limited.

         A purchaser (or any Eligible Transferee) may transfer all or any portion of its registration rights to any permitted transferee of Registrable Securities (each such transferee, an "Eligible Transferee"), and any Eligible Transferee shall be treated as a "Holder" for all purposes.

         So long as the  Company  is subject to the  reporting  requirements  of
Section 13 or 15(d) of the Exchange Act, the Company agreed to take all actions reasonably necessary to enable the holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act, including filing on a timely basis all reports required to be filed by the Exchange Act.

         The  Company  may  defer,   for  certain  time   periods,   filing  any
registration statement, supplement or post-effective amendment thereto or prospectus supplement, if the Company is then involved in discussions concerning, or otherwise engaged in, an acquisition, disposition, financing or other material transaction and the Company determines in good faith that such filing would materially adversely affect or interfere with such transactions.

         The registration rights contain customary provisions regarding the payment of expenses by the Company and regarding mutual indemnification and contribution agreements between the Company and the holders of the Registrable Securities.

         The registration rights will terminate on the earlier of (a) such time as all Registrable Securities have ceased to be restricted securities, as that term is defined in Rule 144 under the Act and (b) the first anniversary of the Closing Date (or, only with respect to the Demand Registrable Securities, the eighth anniversary of the Closing Date).

                                 USE OF PROCEEDS

         The Company intends to use the proceeds of the Unit Closing, net of expenses of approximately $800,000 incurred in connection with the Rights
Offering (assuming all Rights are exercised, of which there can be no assurance), for working capital purposes, including the payment of a portion of the Foothill Debt.


                                 CAPITALIZATION

         The following table sets forth the Company's unaudited historical consolidated cash and investments, current maturities of long term debt and capitalization as of June 30, 1997, as adjusted to give effect to (a) the Apollo Transaction, the Private Placement and the Rights Offering and the application of the proceeds thereof (assuming proceeds of $55.0 million and assuming that all Rights are exercised in full) as described under "Use of Proceeds," and (b) the Charter Amendments increasing the authorized capital stock, as if the Apollo Transaction, the Private Placement and the Rights Offering had been consummated and such amendments had been effected on June 30, 1997. This table should be read in conjunction with the Company's consolidated financial statements and the related notes thereto incorporated by reference into this Prospectus.



                                                                                        AS OF  JUNE 30, 1997
                                                                             ---------------------------------------
                                                                                HISTORICAL             AS ADJUSTED
                                                                             ----------------       ----------------

                                                                                        (DOLLARS IN MILLIONS,
                                                                                          EXCEPT SHARE DATA)

Cash and Investments                                                           $      4.5             $      4.5
                                                                                  -------                -------
Long Term Debt:
    Cash Flow Notes  (e)                                                             36.6                   36.6
    Working Capital Loan - Foothill   (d)                                            20.0                   17.6
    Term Loan - Foothill                                                             26.7                   26.7
    Reducing Revolver - Foothill                                                      7.6                     --
    Harbourton Residential Mortgage Loan                                              8.4                    8.4
    Litchfield Financial Loan                                                         5.9                    5.9
    Project Financings                                                               23.3                   23.3
    Purchase Money Mortgages                                                          1.4                    1.4
    General Electric Capital Notes                                                    0.2                    0.2
    Capital Leases                                                                    0.1                    0.1
                                                                                  -------                -------
               Total Long Term Debt                                                 130.2                  120.2
                                                                                  =======                =======
Cumulative Redeemable Convertible Preferred Stock:

        Series A  Preferred  Stock,  $.01 per  share  par  value,
        liquidation   preference   $10  per  share;   historical,
        2,500,000   shares   authorized,   887,500  issued,   and
        outstanding,   liquidation  preference   $8,875,000;   as
        adjusted   2,500,000  shares   authorized,   issued,  and
        outstanding; liquidation preference $25,000,000. (a)                          7.8                   22.0

        Series B  Preferred  Stock,  $.01 per  share  par  value,
        liquidation   preference   $10  per  share;   historical,
        1,000,000  shares  authorized,  issued,  and outstanding,
        liquidation preference $10,000,000; as adjusted 2,000,000
        shares authorized,  issued, and outstanding;  liquidation
        preference $20,000,000. (b)                                                   9.1                   18.1

               Total Preferred Stock                                                 16.9                   40.1
                                                                                  =======                =======
Stockholders' Equity:

        Common  Stock,  $.10 per  share  par  value;  historical,
        70,000,000  shares  authorized,   11,595,354  issued;  as
        adjusted 70,000,000 shares authorized, 11,595,354 issued.
        (c)                                                                           1.2                    1.2

    Contributed Capital (c)                                                         132.3                  132.6
    Accumulated Deficit                                                             (76.7)                 (76.7)
    Minimum Pension Liability Adjustment                                             (6.0)                  (6.0)
    Treasury Stock 86,277 shares, at cost                                              --                     --
                                                                                  -------                -------
               Total stockholders' equity                                            50.8                   51.1
                                                                                  =======                =======

-----------------
(a) Represents 2,500,000 shares of Series A Preferred Stock purchased by Apollo at a price of $9.88 per share with a liquidation preference of $1,000 per share plus 5,000,000 Investor Warrants purchased by Apollo at a price of $.06 per Warrant, for an aggregate purchase price of $25,000,000, less $2.5 million in expenses related to the equity issuance.

(b) (i) Represents 1,000,000 shares of Series B Redeemable Preferred Stock at a purchase price of $9.88 per share plus 2,000,000 Series B Warrants at a price of $.06 per Warrant in conjunction with the Rights Offering with a liquidation preference of $10 per share, for an aggregate purchase price of $10,000,000, less $0.8 million in expenses related to the equity issuance.

         (ii) Represents additional 1,000,000 shares of Series B Redeemable Preferred Stock purchased for $9.88 per share plus 2,000,000 Series B Warrants at a price of $.06 per Warrant in conjunction with the Private Placement, for an aggregate purchase price of $10.0 million, less $0.8 million in expenses related to the equity issuance.

(c) Includes approximately 1,776,199 shares of Common Stock, par value $.10 per share, for $5.63 per share or $10,000,000 in conjunction with the Private Placement.

(d) Represents partial payment of the Company's working capital loan, $2.4 million, and full payment of the Company's reducing revolver loan, $7.6 million. The source of funds utilized to effect these repayments was the proceeds from the Rights Offering, $10.0 million.

(e) Represents unsecured 13% cash flow notes discounted as of June 30, 1997.

                                    DILUTION

         The net tangible book value of the Common Stock as of June 30, 1997, was $50.8 million or $4.38 per share. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding, on a fully diluted basis excluding stock options. After giving effect to the consummation of the Apollo Transaction, the Private Placement and the Rights Offering (assuming all Rights are exercised) and the application of the net proceeds therefrom, the Company's net tangible book value as of June 30, 1997, would have been approximately $51.1 million, or $4.41 per share. This represents an immediate increase in net tangible book value of $.03 per share with respect to shares outstanding prior to the Rights Offering and an immediate dilution of $1.28 per share with respect to shares purchased upon the exercise of Rights, as illustrated in the following table:


Subscription Price                                                               $ 5.69

Net tangible book value per share at June 30, 1997                  $ 4.38

Increase per share attributable to the Apollo Transaction,
    the Private Placement and Rights Offering                          .03
                                                                    ------

Pro forma net tangible book value per share after the
    consummation of the Apollo Transaction, the Private
    Placement and the Rights Offering and application
    of net proceeds therefrom                                                      4.41
                                                                                   ----

Dilution per share purchased upon the exercise of Rights                         $ 1.28
                                                                                 ======


                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited condensed consolidated pro forma financial information (the "Pro Forma Financial Statements") is based on the historical consolidated financial statements incorporated by reference into this Prospectus, adjusted to give effect to the consummation of the Apollo
Transaction, the Private Placement and the Rights Offering. The Pro Forma Statements of Operations gives effect to the consummation of the Apollo Transaction, the Private Placement and the Rights Offering as if such had occurred on January 1, 1996 for the year ended December 31, 1996 and on January 1, 1997 for the quarter ended as of June 30, 1997 and the Pro Forma Balance Sheet gives effect to the consummation of the Apollo Transaction, the Private Placement and the Rights Offering as if such had occurred on June 30, 1997.

         The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's quarterly report on Form 10-Q for the six months ended June 30, 1997 which is incorporated by reference into this Prospectus. The Pro Forma Financial Statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the Apollo Transaction, the Private Placement and the Rights Offering been consummated on the above indicated dates, or to project the Company's results of operations or financial condition for any future period or as of any future date.

                                                   PRO FORMA BALANCE SHEET

                                                                      AS OF JUNE 30, 1997
                                                    -------------------------------------------------------
                                                       HISTORICAL         ADJUSTMENTS         PRO FORMA
                                                    -----------------  ------------------  ----------------
                                                                     (DOLLARS IN MILLIONS)
    ASSETS
    ------
Cash and cash equivalents                               $  4.5                 --                 4.5

Restricted cash and cash equivalents                       4.0               16.1(a)             20.1

Contracts receivable, net                                  8.0                 --                 8.0

Mortgages, notes and other receivables, net               41.1                 --                41.1

Land and residential inventory                           140.1                 --               140.1

Property, plant and equipment, net                         2.7                 --                 2.7

Other assets, net                                         25.6               (2.5)(b)            23.1
                                                        ------              -----               -----
Total assets                                             226.0               13.6               239.6
                                                        ======              =====               =====

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Accounts payable and accrued liabilities                $ 11.4                 --                11.4

Customers' and other deposits                              4.4                 --                 4.4

Other liabilities                                         12.4                 --                12.4

Notes, mortgages and capital leases                      130.2              (10.0)(c)           120.2
                                                        ------              -----               -----
                                                         158.4              (10.0)              148.4
                                                        ======              =====               =====

Cumulative Redeemable Convertible Preferred Stock

   Series A Preferred Stock (f)                            7.8               14.2 (d)            22.0

   Series B Preferred Stock (g)                            9.0                9.1 (d)            18.1
                                                        ------              -----               -----
                                                          16.8               23.3                40.1
                                                        ======              =====               =====

Stockholders' equity

  Common stock, $.10 par value; 70,000,000a
   shares authorized; as historical, 11,595,354a
   shares issued; as adjusted, 11,595,354a
   shares issued.                                          1.2                 --                 1.2

  Contributed capital                                    132.3                0.3(e)            132.6

  Accumulated deficit                                    (76.7)                --               (76.7)

  Minimum pension liability adjustment                    (6.0)                --                (6.0)

  Treasury stock, 86,277 shares, at cost                    --                 --                  --
                                                        ------              -----               -----
Total stockholders' equity                                50.8                0.3                51.1
                                                        ======              =====               =====
Total liabilities and stockholders' equity              $226.0               13.6               239.6
                                                        ======              =====               =====

                                           (See Notes to Pro Forma Financial Statements)


                                                                -62-

                                                 PRO FORMA STATEMENT OF OPERATIONS

                                                                  YEAR ENDED DECEMBER 31, 1996
                                                  ----------------------------------------------------------
                                                                        RECAPITALIZATION         PRO FORMA
                                                      HISTORICAL         ADJUSTMENTS
                                                  -----------------   --------------------     -------------
                                                              (IN MILLIONS, EXCEPT PER DATA SHARE)
Revenues:
  Real Estate Sales:
    Homesite                                          $    43.9         $                         $   43.9
    Tract                                                  62.7                                       62.7
    Residential                                            21.0                                       21.0
                                                        -------                                    -------
      Total real estate sales                             127.6                                      127.6
  Other operating revenue                                   4.9                                        4.9
  Interest Income                                           6.3              .07  (h)                  7.0
  Other Income:
    Reorganization reserves                                18.6                                       18.6
    Other income                                            7.9                -                       7.9
                                                      ---------         --------                 ---------
      Total revenues                                      165.3              .07                     166.0
                                                      =========         ========                 =========
Cost and expenses:
  Direct cost of real estate sales:
    Homesite                                               35.2                                       35.2
    Tract                                                  51.4                                       51.4
    Residential                                            16.7                                       16.7
                                                        -------                                    -------
      Total direct cost of real estate sales              103.3                                      103.3
  Inventory valuation reserves                             12.3                                       12.3
  Selling expense                                          13.5                                       13.5
  Other operating expense                                   2.0                                        2.0
  Other real estate costs                                  19.4                                       19.4
  General and administrative expense                       11.5                                       11.5
  Depreciation                                               .9                                         .9
  Cost of borrowing, net of amounts capitalized            13.4             (4.6) (i)                  8.8
  Other (income) expense, net                               1.5                -                       1.5
                                                      ---------         --------                 ---------
      Total costs and expenses                            177.8             (4.6)                    173.2
                                                      =========         ========                 =========

Income (loss) before extraordinary items                  (12.5)             5.3                      (7.2)
Extraordinary gains on extinguishment of debt              13.7                -                      13.7
                                                      ---------         --------                 ---------
Net income (loss)                                     $     1.2              5.3                       6.5
Preferred stock dividend                                    0.0             (9.0) (l)                 (9.0)
                                                      ---------         --------                 ---------
Net income (loss) applicable to common stock          $     1.2             (3.7)                     (2.5)
                                                      =========         ========                 =========
Income (loss) before extraordinary items
  per common share                                    $   (1.29)                                      (.62)
                                                      =========                                  =========
Net income (loss) per common share                    $     .12                                       (.22)
                                                      =========                                  =========
Weighted average common shares outstanding                  9.7              1.8  (j)                 11.5
                                                      =========         ========                 =========


                                           (See Notes to Pro Forma Financial Statements)

                                                                -63-

                                                  PRO FORMA STATEMENT OF OPERATIONS

                                                                    SIX MONTHS JUNE 30, 1997
                                                  ---------------------------------------------------------
                                                                       RECAPITALIZATION         PRO FORMA
                                                      HISTORICAL         ADJUSTMENTS
                                                  -----------------   --------------------     ------------
                                                              (IN MILLIONS, EXCEPT PER DATA SHARE)
Revenues:
  Real Estate Sales:
    Homesite                                          $    12.1         $                         $   12.1
    Tract                                                  62.7                                       12.7
    Residential                                             9.3                                        9.3
                                                        -------                                    -------
      Total real estate sales                              34.1                                       34.1
  Other operating revenue                                   1.4                                        1.4
  Interest Income                                           2.9                                        2.9
  Other Income:
    Reorganization reserves                                 1.8                                        1.8
    Other income                                            0.5                                        0.5
                                                      ---------                                  ---------
      Total revenues                                       40.7                                       40.7
                                                      =========                                  =========
Cost and expenses:
  Direct cost of real estate sales:
    Homesite                                               11.3                                       11.3
    Tract                                                  11.7                                       11.7
    Residential                                             8.4                                        8.4
                                                        -------                                    -------
      Total direct cost of real estate sales               31.4                                       31.4
  Inventory valuation reserves                                -                                          -
  Selling expense                                           4.0                                        4.0
  Other operating expense                                   0.6                                        0.6
  Other real estate costs                                   5.8                                        5.8
  General and administrative expense                        4.7                                        4.7
  Depreciation                                              0.4                                        0.4
  Cost of borrowing, net of amounts capitalized             8.5             (2.1) (k)                  6.4
  Other (income) expense, net                               1.2              0.1                       1.3
                                                      ---------         --------                 ---------
      Total costs and expenses                             56.6             (2.0)                     54.6
                                                      =========         ========                 =========

Income (loss) before extraordinary items                  (15.9)             2.0                      13.9)
Extraordinary gains on extinguishment of debt                 -                -                         -
                                                      ---------         --------                 ---------
Net income (loss)                                     $   (15.9)             2.0                     (13.9)
Preferred stock dividend                                      0             (4.5) (m)                 (4.5)
                                                      ---------         --------                 ---------
Net income (loss) applicable to common stock          $   (15.9)            (2.5)                    (18.4)
                                                      =========         ========                 =========
Income (loss) before extraordinary items
  per common share                                    $   (1.63)                                     (1.59)
                                                      =========                                  =========
Net income (loss) per common share                    $   (1.63)                                     (1.59)
                                                      =========                                  =========
Weighted average common shares outstanding                  9.8                                       11.6
                                                      =========                                  =========


                                            (See Notes to Pro Forma Financial Statements)

                                                                -64-

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

(a) Represents the remaining proceeds received from Apollo in the amount of $16.1 million with respect to the purchase of 1,612,500 shares of the Series A Preferred Stock and the corresponding 3,225,000 Investor Warrants to purchase 3,225,000 shares of Common Stock.

(b) Represents prepaid expenses associated with the Apollo Transaction and the Rights Offering. Total expenses are estimated at $2.5 million which are allocated as follows: (i) the Apollo Transaction - $1.7 million,
         (ii) the Rights Offering - $0.8 million.

(c) Represents proceeds received from the Rights Offering - $10.0 million used to pay Foothill Debt.

(d)      The Preferred  Stock  balances are net of fees and  expenses,  see Note
         (b), and purchase price associated with the Investor Warrants - $0.2 million and Series B Warrants - $0.2 million.

(e)      Represents purchase price of Warrants, see Note (d).

(f) Series A Preferred Stock, $.01 per share par value, liquidation preference $10 per share; historical, 2.5 million shares authorized, 887,500 issued, and outstanding, liquidation preference $8,875,000; as adjusted 2.5 million shares authorized, issued, and outstanding; liquidation preference $25.0 million.

(g)      Series  B  Redeemable  Preferred  Stock,  $.01  per  share  par  value, liquidation preference $10 per share; historical, 1.0 shares authorized, issued, and outstanding, liquidation preference $10.0 million; as adjusted 2.0 million shares authorized, issued, and outstanding; liquidation preference $20.0 million.

(h) Represents interest income on restricted cash deposits corresponding to the proceeds from the sale of the Series A Preferred Stock. The interest income was calculated only on the proceeds from the sale to Apollo of Series A Preferred Stock and Investor Warrants. Apollo
         proceeds can only be invested in Apollo-approved real estate development projects. Because the Company will not be able to entirely invest these funds on the assumed effective date of the transactions, interest income has been calculated assuming the funds are invested ratably during the period and earn 5.0%. No interest income was projected on the assumed proceeds from the Rights Offering.

(i) Represents reduced interest expense for the period January 1996 to September 1996 corresponding to the use of the proceeds from the Apollo Transaction and the Private Placement to effect an earlier repayment of the Company's working capital loan - $0.7 million and the Company's mandatory interest notes - $1.4 million. The proceeds received from the Private Placement ($20.0 million) were used to pay Foothill Debt and the expected proceeds from the Rights Offering ($10.0 million) were applied to the payment of Foothill Debt. Reduced interest expenses were also anticipated by avoiding fees associated with the mandatory interest notes - $0.4 million, and reduced interest expense for the period October 1996 to December 1996 with respect to the Company's reducing revolver loan - $0.1 million and the working capital loan - $0.5 million. The Company was contractually obligated to pay the fees associated with the Company's mandatory interest notes based on the outstanding principal balance at each quarter end. Additional interest capitalized to projects - $1.5 million also reduced net interest expense. The capitalized interest corresponds to the investment of the

         Apollo proceeds in Apollo-approved real estate projects. As the Company increases the proportion of its inventory invested in in-process inventory, there is a corresponding increase in capitalized interest and a corresponding decrease in interest expense.

(j) Corresponds to 1,776,199 shares of Common Stock issued in the Private Placement.

(k) Represents interest savings for the period January 1997 to March 1997 corresponding to the use of the proceeds from the Apollo Transaction and the Private Placement to reduce debt balances, specifically the Company's working capital loan - $0.1 million and the Company's reducing revolver loan - $0.5 million. The proceeds received from the Private Placement ($20.0 million) were used to pay debt and the expected proceeds from the Rights Offering ($10.0 million) were applied to the payment of Foothill Debt. The net cost of borrowing is also reduced by additional interest capitalized to projects, estimated at $1.5 million for the above noted period. The capitalized interest corresponds to the investment of the Apollo proceeds in Apollo-approved real estate projects. As the Company increases the proportion of its inventory invested in in-process inventory, there is a corresponding increase in capitalized interest and a corresponding decrease in interest expense.

(l) Represents the preferred dividend for the year ended December 31, 1996. The dividend was computed as if the transactions occurred on January 1, 1996. The liquidation preference of $45.0 million at the dividend rate of 20.0% yields a dividend of $9.0 million.

(m) Represents the preferred dividend for the six months ended June 30, 1997. The dividend was computed as if the transactions occurred on January 1, 1997. The liquidation preference of $45.0 million at the dividend rate of 20.0% yields a dividend of $4.5 million.

                       SELECTED HISTORICAL FINANCIAL DATA

         The following table sets forth selected financial information of the Company as of the dates and for the periods indicated. The selected historical consolidated statement of operations data for the three months ended March 31, 1996 and 1997 and for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and the historical consolidated balance sheet data as of June 30, 1997 and as of December 31, 1992, 1993, 1994 1995 and 1996 are derived from the consolidated financial statements incorporated by reference into this Prospectus.

                                                  THREE        NINE
                                                  MONTHS      MONTHS                                                   SIX MONTHS
                                                  ENDED       ENDED                                                       ENDED
                                                MARCH 31,  DECEMBER 31,         YEARS ENDED DECEMBER 31,                JUNE 30,
                                                   ----       ----       ------------------------------------       -------------
                                                   1992       1992       1993       1994       1995      1996       1996     1997
                                                   ----       ----       ----       ----       ----      ----       ----     ----
                                                          (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:                           ||
Revenues:                                               ||
 Real Estate Sales:                                     ||
  Homesite                                     $    0.2 ||$    5.1   $   11.8   $   15.0   $   24.1   $   43.9   $   24.2  $   12.1
  Tract                                             4.6 ||    16.1       24.7       25.8       31.1       62.7       36.0      12.7
  Residential                                       0.5 ||     4.5        8.3       11.5       27.7       21.0        9.3       9.3
                                               -------- ||--------   --------   --------   --------   --------   --------  --------
   Total real estate sales                          5.3 ||    25.7       44.8       52.3       82.9      127.6       69.5      34.1
 Utility revenue                                    3.7 ||     9.9        4.5        2.9         --         --         --        --
 Other operating revenue                            3.3 ||     7.4        8.9        6.9        6.7        4.9        2.3       1.4
 Interest Income                                    2.2 ||     8.6       11.0        8.3        7.8        6.3        3.1       2.9
 Other Income:                                          ||
  Reorganization reserves                            -- ||      --         --         .7       10.7       18.6        1.3       1.8
  Other income                                       -- ||    14.3        1.4       34.9        5.3        7.9        7.3       0.5
                                               -------- ||--------   --------   --------   --------   --------   --------  --------
   Total revenues                                  14.5 ||    65.9       70.6      106.0      113.4      165.3       83.5      40.7
                                               ======== ||========   ========   ========   ========   ========   ========  ========
Cost and expenses:                                      ||
 Direct cost of real estate sales:                      ||
  Homesite                                          0.2 ||     3.5        8.5       10.5       17.2       35.2       18.4      11.2
  Tract                                             2.4 ||     6.7       15.5       17.9       26.1       51.4       29.6      11.7
  Residential                                       0.4 ||     4.0        7.2       10.1       23.1       16.7        7.1       8.4
                                               -------- ||--------   --------   --------   --------   --------   --------  --------
   Total direct cost of real estate sales           3.0 ||    14.2       31.2       38.5       66.4      103.3       55.1      31.3
                                                        ||
 Inventory valuation reserves                        -- ||      --         --         --        4.9       12.3         --        --
 Selling expense                                    1.2 ||     4.0        7.5        7.5        9.8       13.5        5.8       4.0
 Utility operating expense                          2.4 ||     8.1        5.0        2.0         --         --         --        --
 Other operating expense                            2.6 ||     7.8        5.9        5.1        4.0        2.0        1.3       0.6
 Other real estate costs                            3.3 ||     5.5       15.5       22.6       20.5       19.4        8.7       5.8
 General and administrative expense                 2.9 ||     8.5        9.8       10.6       10.4       11.5        5.4       4.7
 Depreciation                                       1.2 ||     3.2        2.1        1.1        1.2         .9        0.5       0.4
 Cost of borrowing,  net of amounts capitalized     1.3 ||    10.8       10.9       14.8       14.3       13.4        6.4       8.5
 Other (income) expense, net                        5.7 ||    27.7        1.2        2.7        2.5        1.5        0.2       1.3
                                               -------- ||--------   --------   --------   --------   --------   --------  --------
   Total costs and expenses                        23.6 ||    89.8       89.1      104.9      134.0      177.8       83.4      56.6
                                               -------- ||--------   --------   --------   --------   --------   --------  --------
                                                        ||
Income (loss)  before reorganization items         (9.1)||   (23.9)     (18.5)       1.1      (20.6)     (12.5)       0.1     (15.9)
                                                        ||
Income from reorganization items                   12.9 ||      --         --         --         --         --         --        --
                                               -------- ||--------   --------   --------   --------   --------   --------  --------
Income (loss)  before extraordinary items           3.8 ||   (23.9)     (18.5)       1.1      (20.6)     (12.5)       0.1     (15.9)
                                                        ||
Extraordinary items                               950.6 ||      --         --         --         --         --         --        --
                                                        ||
Extraordinary gains on extinguishment of debt        -- ||      --         --         --         --       13.7        3.8        --
                                               -------- ||--------   --------   --------   --------   --------   --------  --------
Net income (loss)                              $  954.4 ||$  (23.9)  $  (18.5)  $    1.1   $  (20.6)  $    1.2   $    3.9  $  (15.9)
                                               ======== ||========   ========   ========   ========   ========   ========  ========
Income (loss)  before extraordinary items               ||
per common share                               $    .46 ||$     --   $     --   $    .11   $  (2.12)  $  (1.29)  $   (.01) $  (1.63)
                                               ======== ||========   ========   ========   ========   ========   ========  ========
Net income (loss)  per common share            $ 114.11 ||$  (2.45)  $  (1.91)  $    .11   $  (2.12)  $    .12   $    .40  $  (1.63)
                                               ======== ||========   ========   ========   ========   ========   ========  ========
Weighted average common shares outstanding          8.4 ||     9.8        9.7        9.6        9.7        9.7        9.7      9.8
                                               ======== ||========   ========   ========   ========   ========   ========  ========
                                                        ||

                                                                -69-

                                                  THREE        NINE
                                                  MONTHS      MONTHS                                                   SIX MONTHS
                                                  ENDED       ENDED                                                       ENDED
                                                MARCH 31,  DECEMBER 31,         YEARS ENDED DECEMBER 31,                JUNE 30,
                                                   ----       ----       ------------------------------------       -------------
                                                   1992       1992       1993       1994       1995      1996       1996     1997
                                                   ----       ----       ----       ----       ----      ----       ----     ----
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)                 (UNAUDITED)

OTHER FINANCIAL DATA:                                     ||
                                                          ||
NET INCOME                                         954.4  || (23.9)     (18.5)       1.1      (20.6)      1.2        3.9    (15.9)
                                                          ||
Cash flows from operating activities                41.9  ||  14.8      (17.9)     (33.2)     (24.9)     15.0       22.1     (2.2)
                                                          ||
Cash flows from investing activities                 0.1  ||  43.6       17.2       43.9        2.2      30.4       26.3     11.9
                                                          ||
Cash flows from financing activities                37.3  || (12.6)     (34.7)     (12.1)      13.9     (41.9)     (43.0)   (12.3)
                                                          ||
Net cash interest expense                            1.3  ||  13.6       18.3       14.6       14.7      13.5        6.6      7.6
                                                          ||
Capital expenditures                                (0.4) ||  (1.1)      (1.1)      (3.6)      (1.6)     (0.2)      (0.2)    (0.2)
                                                          ||
Ratios:                                                   ||
 Earnings to fixed charges                                ||
   and preferred stock dividends                   204.1x ||  (0.0)x      0.4x       1.0x       0.1x      1.1x       1.4x    (0.5)x
                                                          ||
 Total debt to Net Income                            0.2x ||  (9.5)x     11.0x     173.0x     (10.7)x   141.0x      46.2x    (8.1)x
                                                          ||
BALANCE SHEET DATA (END OF PERIOD):                       ||
                                                          ||
Cash and investments                                 3.5  ||  49.2       13.8       12.3        3.6       7.1        8.3      4.5
                                                          ||
Total assets                                       476.5  || 439.2      367.2      348.6      332.8     263.4      279.9    226.0
                                                          ||
Long term debt, including current maturities       235.9  || 228.2      203.3      190.3      221.0     169.2      180.3    130.2
                                                          ||
Stockholders' equity                               119.9  ||  94.5       73.2       74.7       54.4      56.4       58.3     50.8
                                                          ||


                   NOTES TO SELECTED HISTORICAL FINANCIAL DATA

FRESH START REPORTING

(a) The Company's consolidated financial statements subsequent to March 31, 1992 have been prepared as if the Company were a new reporting entity and reflect the recording of the Company's assets and liabilities at their fair values as of March 31, 1992 and the discharge of pre-petition liabilities relating to creditors' claims against the Company. The reorganization value of the Company was determined after consideration of several factors and by reliance on various valuation methods, including discounted cash flows and other applicable ratios. The factors considered by the Company and its independent advisors included forecasted operating and cash flows results which gave effect to the estimated impact of corporate restructuring and other operating program changes, limitations on the use of the available net operating loss carryovers and other tax attributes resulting from the plan of reorganization and other events, the discounted residual value at the end of the forecast period based on the capitalized cash flows for the last year of that period, market share and position, competition and general economic considerations, projected sales growth, potential profitability and working capital requirements.


                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         The Common Stock is quoted on the NASDAQ National Market System under the Symbol "AGLF." The following table sets forth the high and low closing sales prices of the Common Stock for the periods indicated.

                                         1997                         1996                     1995
                                      SALES PRICE                  SALES PRICE              SALES PRICE
                                   -----------------           --------------------      -----------------
QUARTER ENDED                      HIGH        LOW             HIGH         LOW          HIGH        LOW
-------------                      ----        -----           ----         -------      ----        -----
March 31                           6           4 1/8           6 3/4        5 3/8        10 1/4      8 3/8
June 30                            6 41/64     5 1/2           6 3/8        5 1/2         9          5 3/4
September 30                       6 3/4       5 5/8           6            4 7/8         8 1/2      6 3/8
December 31                                                    5 3/8        3 15/16       7 5/8      6 1/4

-------------
* Through September 15, 1997


         As of June 30, 1997 there were approximately 30,000 holders of record of Common Stock, which excludes holders whose stock is held in nominee or street name by brokers. The last reported sale price of the Common Stock on the NASDAQ National Market System on September 15, 1997 was $5.75.

         No dividends have been paid on the Common Stock during the last two fiscal years. Under the Foothill Debt agreements the Company has agreed not to declare or pay any dividend (other than dividends payable solely in its common stock or preferred stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any capital stock of the Company. Furthermore, no cash dividends can be paid on Common Stock if any cash dividend arrearages exist on the Preferred Stock or the Company is in default on any of its repurchase obligations regarding the Preferred Stock.


                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

         As of the date hereof, the Company's authorized capital stock consists of 70,000,000 shares of Common Stock and 4,500,000 shares of Preferred Stock, par value $.01 per share. Of such authorized Common Stock, (a) 11,514,269 shares are outstanding (including 13,290 shares held in a disputed claims reserve account maintained by the Company for the benefit of unsecured creditors under the POR whose claims have not yet been allowed) (excluding shares granted automatically to directors in lieu of fees); (b) 10,000,000 shares are reserved for issuance upon conversion of the Series A Preferred Stock; (c) 8,000,000 shares are reserved for issuance upon conversion of the Series B Redeemable Preferred Stock; (d) 1,500,000 shares are reserved for issuance pursuant to the 1996 Warrants; (e) 5,000,000 shares are reserved for issuance upon the exercise of the Investor Warrants; (f) 86,277 shares are held in the Company's treasury;
(g) 1,241,000 shares are reserved for issuance upon the exercise of employee and director stock options; and (h) the remaining shares are authorized but unissued. Of the authorized Preferred Stock, (a) 2,500,000 are designated Series A Preferred Stock, with a liquidation preference of $10 per share, 1,996,475 of which were issued to Apollo pursuant to the Investment Agreement and the remainder (503,525 shares) are reserved for issuance, and (b) 2,000,000 shares are designated Series B Redeemable Preferred Stock, with a liquidation preference of $10 per share, 1,000,000 of which were issued to the Private Purchasers in the Private Placement and 1,000,000 of which are to be issued at the Unit Closing (assuming all Rights are exercised).

COMMON STOCK

         Holders of Common Stock have no preemptive rights to purchase or subscribe for securities of the Company, and the Common Stock is not convertible into any other securities or subject to redemption by the Company.

         Subject to the rights of the holders of the Series A Preferred Stock and the Series B Redeemable Preferred Stock, which have a preference and priority over the Common Stock, the holders of the Common Stock are entitled to dividends in such amounts as may be declared by the Board from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provision for any liquidation preferences on any outstanding Preferred Stock ranking senior to the Common Stock. Prior to the amendment of the Company's Restated Certificate of Incorporation on June 24, 1997, such certificate provided for mandatory dividends on the Common Stock equal to 25 percent of Available Cash (as defined in the POR) after all indebtedness issued under the POR was paid in full, although dividends did not accrue if the Company was unable to pay them due either to a lack of Available Cash, surplus capital or net profits, or applicable provisions of Delaware law. This mandatory dividend feature was eliminated as of June 24, 1997.

         American Stock Transfer & Company serves as the registrar and transfer agent for the Common Stock.

SERIES A PREFERRED STOCK

         A summary of certain of the preferences, powers, and rights of the Series A Preferred Stock and the differences between the Series A Preferred Stock and the Series B Redeemable Preferred Stock are set forth herein under the caption "The Apollo Transaction -- The Series A Preferred Stock."

SERIES B REDEEMABLE PREFERRED STOCK

         A summary of the preferences, powers, and rights of the Series B Redeemable Preferred Stock is set forth herein under the caption "Description of the Units -- Series B Redeemable Preferred Stock."

                        FEDERAL INCOME TAX CONSIDERATIONS

         Based on the information set forth in this Prospectus and assuming the issuance of the Rights in the manner and on the terms and conditions described herein, Arent Fox Kintner Plotkin & Kahn, counsel to the Company, is of the opinion that this section of the Prospectus captioned "Federal Income Tax
Considerations" (the "Tax Summary") accurately summarizes the material federal income tax consequences to a Stockholder or 1996 Holder of receiving, holding, exercising or selling the Rights. Although such opinion represents the counsel's best judgement as to matters set forth in the tax section, such opinion does not bind the Internal Revenue Service ("IRS") or any court.

         The Tax Summary is a general discussion of certain of the anticipated federal income tax consequences of the issuance, exercise or lapse of the Rights and purchase and disposition of the Series B Redeemable Preferred Stock. Neither the Tax Summary nor the opinion of Company's counsel considers federal income tax consequences of the Rights Offering to any particular Stockholder or 1996 Holder, or federal income tax consequences of the Rights Offering that may be relevant to particular classes of Stockholders or 1996 Holders, such as banks, insurance companies and foreign individuals and entities. This Tax Summary is not intended as tax advice and is based on the Company's understanding of federal income tax laws as currently interpreted. No representation is made regarding the continuation of such laws or of such interpretations, and no discussion is contained herein regarding the possible effects of any applicable state, local or foreign tax laws, or taxes other than federal income taxes.

         EACH RIGHTS HOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH RIGHTS HOLDER (INCLUDING THE APPLICABILITY AND EFFECT OF THE CONSTRUCTIVE OWNERSHIP RULES AND STATE, LOCAL, FOREIGN AND OTHER TAX LAWS) OF THE ISSUANCE, EXERCISE OR LAPSE OF RIGHTS AND THE PURCHASE AND DISPOSITION OF Series B Redeemable Preferred STOCK PURSUANT TO THE RIGHTS OFFERING.

RIGHTS ISSUANCE

         STOCKHOLDERS

         Section 305(a) of the Code generally provides that gross income does not include the amount of any distribution by a corporation to its stockholders of stock or rights to acquire stock of that corporation. Sections 305(b) and (c) of the Code and Treasury regulations thereunder set forth several exceptions to the general rule of Section 305(a). If one of the exceptions were to apply to the Rights issuance, the value of the Rights would be treated as (a) a dividend (ordinary income) to the extent of the Company's accumulated or current earnings and profits, if any, and (b) any value of the Rights in excess of the earnings and profits would be treated first as a tax free return of capital to the extent of a holder's tax basis and then a gain from a sale or exchange of the stock. Generally, the exceptions apply to distributions which are designed to have the effect of distributing cash or property other than common stock to some stockholders while increasing other stockholders' ownership of a company's common equity. Because the distributions of Rights is being made to all Stockholders and 1996 Holders and no holder of the Common Stock or 1996 Warrants will receive a distribution of money or property in lieu of receiving Rights or in exchange for not exercising the Rights, the Company believes it unlikely that the distribution of Rights could have such an effect. Accordingly, this discussion assumes that the general rule of Section 305(a) applies to the distribution of Rights to the Stockholders and 1996 Holders. It is noted that the applicable Treasury regulations provide that a distribution of preferred stock convertible into common stock (or of rights to acquire such preferred stock) is likely to result in a distribution described in the exceptions to
Section 305, if (i) the conversion rights must be exercised within a short period of time and (ii) the terms (such as dividend rate, marketability, redemption rights and conversion price) of the preferred stock are such that it may be anticipated that some stockholders will exercise their conversion rights and others will not. The regulations further provide that where the conversion right may be exercised over a period of many years and the dividend rate is consistent with market conditions at the time of distribution of the stock, there is no basis for predicting at what time and the extent to which the stock is to be converted and it is unlikely that a disproportionate distribution will result. Inasmuch as (i) none of the Series B Redeemable Preferred Stock can be redeemed or put for at least three years, (ii) the conversion right may be exercised throughout the period the Series B Redeemable Preferred Stock is outstanding and (iii) the Preferred Stock carries a significant dividend, the Company does not believe that this regulatory provision would cause the distribution of the Rights to be deemed an exception to the general rule of
Section 305 (a).

         1996 HOLDERS

         Section 305(a) is not applicable to the 1996 Holders since they are not receiving the Rights as a distribution on stock owned by them. However, under general principles of federal income tax law including the case law which led to the enactment of Section 305(a), the 1996 Holders should not recognize income as the receipt of the Rights because (i) the Rights are being issued pursuant to the anti-dilution provisions of the 1996 Warrants and (ii) the purpose and effect of their receipt of the Rights is to avoid changing their proportionate interest in the Company.

RIGHTS' TAX BASIS

         STOCKHOLDERS

         Under Section 307 of the Code, the tax basis of the Rights in the hands of a stockholder to whom the Rights were issued will be zero and the tax basis of the Common Stock held by the stockholder with respect to which the Rights were issued (the "Old Stock") will be unchanged unless the Rights are exercised or sold. If the Rights are exercised or sold their tax basis in the hands of a Stockholder will be determined by allocating the tax basis of the Old Stock and the Rights in proportion to their relative fair market values on the date of distribution. However, if the fair market value of the Rights on the date of distribution is less than 15% of the fair market value of the Old Stock, the fair market value of the Rights will be deemed (and the tax basis of the Rights will be) zero and the tax basis of the Old Stock will be unchanged unless a Stockholder makes an irrevocable election to compute the basis of all Rights received in the manner described in the preceding sentence. This election is made by attaching a statement to such Stockholder's federal income tax return filed for the taxable year in which the Rights are received by a Stockholder. The Company has not obtained an independent appraisal of the valuation of the Old Stock or the Rights and, therefore, each Stockholder individually must determine how the rules of Section 307 of the Code will apply in that Stockholder's particular situation. For federal income tax purposes, the fair market value of property is the price at which the property would change hands between a willing buyer and a willing seller, where neither party was under a compulsion to buy or sell and both had reasonable knowledge of all the relevant facts. Where, as is expected to be the case with the Rights, the property is publically traded (e.g., on a stock exchange or the NASDAQ National Market System, or in an over-the-counter market), the fair market value will generally be the mean between the highest and lowest quoted selling prices for the valuation date. If there are no sales on the valuation date, the fair market value is determined by taking a weighted (based on days from the valuation date) average of sales occuring within a reasonable period of the valuation date.

         1996 RIGHTS HOLDERS

         1996 Rights Holders should allocate the basis of their 1996 Warrants between the 1996 Warrants and the Rights in proportion to their fair market values.

EXERCISE OF RIGHTS

         The Series B Redeemable Preferred Stock and the Series B Warrants received upon the exercise of Rights will constitute an "investment unit". The tax basis of the investment unit will be equal to the sum of (i) the basis, if any, of the Rights exercised and (ii) the amount paid upon exercise of the Rights. The basis of the investment unit must be allocated between the Series B Redeemable Preferred Stock and the Series B Warrants in proportion to their fair market values. The agreements between the Company and the Private Purchasers allocate their $10 per share purchase price $ 9.88 to the Series B Redeemable Preferred Stock and $ 0.06 to the Series B Warrants. Although this allocation was arrived as part of the overall negotiations between the Company and the Private Purchasers it is not binding on the Internal Revenue Service. The holding period of the Series B Redeemable Preferred Stock and the Series B Warrants acquired upon exercise of Rights will commence upon the exercise of the Rights by the holder thereof.

EXPIRATION OF THE RIGHTS

         STOCKHOLDERS

         Stockholders who allow the Rights received by them on the date of distribution to expire unexercised will not recognize any gain or loss, and no adjustment will be made to the basis of their Common Stock.

         1996 HOLDERS

         1996 Holders who allow the Rights received by them on the date of distribution to expire unexercised should recognize a capital loss equal to the basis of the Rights.

SERIES B REDEEMABLE PREFERRED STOCK

         BASIS AND HOLDING PERIOD

         The basis of each share of Series B Redeemable Preferred Stock acquired upon exercise of Rights will equal its PRO RATA (based on the relative values of the Series B Redeemable Preferred Stock and the Series B Warrants acquired) portion of the sum of the Subscription Price and the basis, if any, in the Rights exercised. The holding period for such Series B Redeemable Preferred Stock will begin on the date the Rights are exercised.

         DIVIDEND PAYMENTS

         A holder of Series B Redeemable Preferred Stock who receives a distribution thereon will be treated as having received, on the dividend payment date, a dividend taxable as ordinary income to the extent of the Company's current and accumulated earnings and profits in the year in which such distribution is made. Corporate holders will generally be eligible for the dividends received deduction as set forth in Section 243 of the Code. The amount of any distribution described above will be the amount of cash plus the fair market value of any property received. To the extent that the amount of any distribution exceeds the Company's allocable current and accumulated earnings and profits, such excess will first be applied against and reduce the recipient's adjusted tax basis in the shares with respect to which such distribution is made and second, to the extent that such excess is greater than the recipient's adjusted tax basis, will be treated as capital gain (assuming the shares with respect to which such distribution is made are held as a capital asset).

         Corporate holders of Series B Redeemable Preferred Stock otherwise entitled to the dividends received deduction should consider the minimum holding period requirements of Section 246(c) of the Code, the "debt-financed portfolio stock" rules of Section 246A of the Code, and the "extraordinary dividend" provisions of Section 1059 of the Code, the effects of which are to reduce or eliminate the benefit of the dividends received deduction with respect to Series B Redeemable Preferred Stock subject to such rules. Corporate holders of Series B Redeemable Preferred Stock should also consider whether any dividends received deduction allowed for dividends received on Series B Redeemable Preferred Stock may either cause or increase the holder's liability for the alternative minimum tax.

         SALE OR EXCHANGE

         Upon the sale or taxable exchange of Series B Redeemable Preferred Stock, the holder will recognize gain or loss equal to the difference between the amount realized and the holder's adjusted tax basis in the Series B Redeemable Preferred Stock. Assuming the shares are held as a capital asset, the resulting gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Series B Redeemable Preferred Stock was held for more than one year.

         REDEMPTION OF SERIES B REDEEMABLE PREFERRED STOCK

         A redemption of Series B Redeemable Preferred Stock for cash will be a taxable event. Generally, any redemption of the Series B Redeemable Preferred Stock would result in taxable gain or loss equal to the difference between the amount of cash received (except to the extent of accumulated dividends on the Series B Redeemable Preferred Stock) and the Stockholder's tax basis in the Series B Redeemable Preferred Stock redeemed if the redemption (a) results in a "complete redemption" of the holder's stock interest in the Company under
Section 302(b)(3) of the Code, (b) is "substantially disproportionate" with respect to the Stockholder under Section 302(b)(2) of the Code, (c) is "not essentially equivalent to a dividend" with respect to the Stockholder under
Section 302(b)(1) of the Code, or (d) is from a non-corporate Stockholder in partial liquidation of the Company under Section 302(b)(4) of the Code. A redemption is substantially disproportionate only if it reduces the redeemed Stockholder's voting percentage and common stock ownership by at least 20%. Whether a redemption is not essentially equivalent to a dividend is more subjective, but it does require some reduction in the Stockholder's percentage interest of the Company. In determining whether any of these tests have been met, shares considered to be owned by the Stockholder by reason of the constructive ownership rules set forth in Section 318(a) of the Code (pursuant to which a Stockholder will be deemed to own shares owned by certain related individuals and entities and shares that may be acquired upon the exercise of an option, unless such constructive ownership can be (and is) waived under Section 302(c) of the Code), as well as the shares actually owned, would generally be taken into account. Such gain or loss would be a capital gain or loss (assuming the shares with respect to which such distribution is made are held as a capital asset).

         If the redemption does not satisfy any of the tests under Section 302(b) of the Code, then the gross proceeds will be treated under Section 301 of the Code as a distribution taxable as a dividend to the extent of the Company's current and accumulated earnings and profits (see "Certain Federal Income Tax Considerations--Series B Redeemable Preferred Stock--Dividend Payments," above), and any excess will be treated first as a non-taxable return of capital and then as a gain upon a sale or exchange of the Series B Redeemable Preferred Stock, which gain will be long-term capital gain (assuming the shares are held as a capital asset) if the Series B Redeemable Preferred Stock has been held for more than one year. A holder who is taxed upon proceeds of redemption as a dividend would transfer the tax basis in the Series B Redeemable Preferred Stock (reduced for any amounts treated as non-taxed portion of extraordinary dividends or as a return of capital) to the holder's remaining stock interest in the Company. If the Stockholder does not retain any stock ownership in the Company, the Stockholder may lose such basis entirely.

         REDEMPTION PREMIUM

         Under Section 305 of the Code and applicable Treasury regulations, if the redemption price of the Series B Redeemable Preferred Stock exceeds its issue price, such excess may constitute a redemption premium which is deemed to be a taxable distribution to the holder on an economic accrual basis over the period during which the Series B Redeemable Preferred Stock cannot be redeemed. Such distribution would be treated as a dividend to the extent of the Company's current and accumulated earnings and profits, with any remaining distribution treated first as a non-taxable return of capital and then as gain arising from a sale or exchange. A determination by the Company as to whether there is a redemption premium deemed to be a taxable distribution will be binding on a holder, unless the holder explicitly discloses to the IRS that its determination and treatment of redemption premium differs from that of the Company.

         This rule requiring current inclusion of any redemption premium does not apply if the redemption premium is less than one quarter of one percent multiplied by the redemption price multiplied by the number of years until the likely redemption date. The issue price of the Series B Redeemable Preferred Stock would be the basis allocated to it upon exercise of the Rights. Its redemption price is $10 per share. Inasmuch as the holders have an option to require the redemption of the Series B Redeemable Preferred Stock after the fourth anniversary of its issuance, subject to certain limitations that would, if all holders exercised their rights, result in 1/3 of the shares being redeemed immediately following each of the 4th, 5th and 6th anniversary of issuance, the number of years until the redemption date should be deemed to be 5 (the average weighted maturity of the shares assuming the holders exercise their options). Accordingly, as long as the basis allocated to the preferred stock is at least $9.875 a share ($10 less (0.25% X $10 X 5 years)), redemption premium would, subject to the possibility (discussed in the following paragraph) that accrued but unpaid dividends would be treated as redemption premium, be de minimis and its current inclusion in income would not be required.

         The legislative history to 1990 amendments to Section 305 of the Code states that the IRS may provide that disguised redemption premium exists where cumulative preferred stock is issued without a discount but at the time of issuance there is no intention for the dividends to be paid currently. The preamble to the 1995 Treasury regulations implementing the 1990 amendments states that, because of the complexity of the issue, the regulations do not provide rules for such unpaid cumulative dividends, but that the IRS and Treasury will continue to consider the issue. If dividends are not paid currently on the Series B Redeemable Preferred Stock, it is possible that the IRS would attempt to treat the unpaid dividends as redemption premium; however, in the absence of additional pronouncements from the IRS or Treasury, such a position seems unlikely.

         CONVERSION TO COMMON STOCK

         No gain or loss will be recognized for federal income tax purposes upon the conversion of the Series B Redeemable Preferred Stock into Common Stock, except with respect to any cash received in exchange for a fractional interest. The tax basis for the Common Stock received upon conversion will be equal to the tax basis of the Series B Redeemable Preferred Stock reduced by the portion of such basis allocable to any fractional interest exchanged for cash. Provided that the Series B Redeemable Preferred Stock was held as capital assets, the holding period of the shares of Common Stock will include the holding period of the Series B Redeemable Preferred Stock converted. Income realized upon the receipt of cash paid in lieu of fractional shares of Common Stock will be taxed immediately to the holder of such fractional shares.

         ADJUSTMENT TO CONVERSION RATIO

         Section 305 of the Code renders taxable certain actual or constructive distributions of stock with respect to stock and convertible securities. Regulations promulgated under Section 305 provide that an adjustment in the conversion ratio of convertible preferred stock made pursuant to a bona fide, reasonable formula which has the effect of preventing dilution of the interest of the holders of such stock will not be considered to result in a taxable dividend under Section 301 of the Code. Any adjustment in the conversion ratio of the Series B Redeemable Preferred Stock to reflect taxable distributions on the Common Stock would be treated as a constructive distribution of stock to the holders of Series B Redeemable Preferred Stock and would be taxable as a dividend to the extent of current or accumulated earnings and profits of the Company. The amount of the dividend to a holder of Series B Redeemable Preferred Stock resulting from such an adjustment would be measured by the fair market value of the additional Common Stock (or fraction thereof) that would be obtainable as a result of adjustment of the conversion price. Because the adjustments to the conversion price could occur more than three years after the date of a taxable stock dividend, there can be no assurance and none is hereby given that an adjustment to the conversion ratio of the Series B Redeemable Preferred Stock will not result in a taxable dividend under Section 301.

SERIES B WARRANTS

         BASIS AND HOLDING PERIOD

         The basis of each Series B Warrant acquired upon exercise of Rights will equal its PRO RATA (based on the relative values of the Series B Redeemable Preferred Stock and the Series B Warrants acquired) portion of the sum of the Subscription Price and the basis, if any, in the Rights exercised.

         EXERCISE OF SERIES B WARRANTS

         No gain or loss will be recognized by a holder of Series B Warrants upon the exercise of the ries B Warrants. The holding period of Common Stock acquired by a holder upon exercise of Series B Warrants will commence upon the exercise of the Series B Warrants thereof. The tax basis of shares acquired upon the exercise of the Series B Warrants will be equal to the sum of the basis of the Series B Warrants exercised and the exercise price paid for such shares of Common Stock.

         SALE OR EXCHANGE

         Upon the sale or taxable exchange of Series B Warrants, the holder will recognize gain or loss equal to the difference between the amount realized from such sale or exchange and the holder's adjusted tax basis in the Series B Warrants. Assuming that shares of Common Stock which would have been acquired by the holder if he or she had exercised the option would be a capital asset in the hands of the holder, the resulting gain or loss will be a capital gain or loss and will be a long-term capital gain or loss, if the Series B Warrants were held for more than one year.

         EXPIRATION OF SERIES B WARRANTS

         A holder who allows Series B Warrants to expire without being exercised will be treated as having disposed of the Series B Warrants in a taxable exchange on the date of expiration. Accordingly, such a holder will recognize loss equal to the holder's basis in the Series B Warrants. If the shares of Common Stock which would have been acquired by the holder upon exercise of the Series B Warrants would have been a capital asset in the hands of the holder, the loss recognized upon expiration of the Series B Warrants will be a capital loss. Such loss will be a long-term capital loss if the holder's holding period for the Series B Warrants was more than one year.

GENERAL BACKUP WITHHOLDING AND REPORTING REQUIREMENTS

         Under Section 3406 of the Code and applicable Treasury regulations, a holder of Series B Redeemable Preferred Stock or Common Stock may be subject to backup withholding tax at the rate of 20% with respect to dividends paid on or the proceeds of a sale or redemption of such stock, as the case may be. The payor will be required to deduct and withhold the tax if (a) the payee fails to furnish a taxpayer identification number ("TIN") to the payor or fails to certify under the penalty of perjury that such TIN is correct, (b) the Internal Revenue Service ("IRS") notifies the payor that the TIN furnished by the payee is incorrect, (c) there has been a notified payee under reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code, or (d) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to withholding under Section 3406(a)(1)(C) of the Code. As a result, if any one of the events discussed above occurs with respect to a holder, the payor will be required to withhold a tax equal to 20% from any payment of dividends or proceeds made with respect to the holder's Series B Redeemable Preferred Stock or Common Stock unless an exemption applies under applicable law and is established in a manner acceptable to the payor. Reports will be made annually or otherwise as may be required to the IRS and to the holders of record that are not excepted from such reporting requirements with respect to distributions on the Series B Redeemable Preferred Stock. Such reporting will be made on IRS Form 1099 or on such other form as may be prescribed under the rules issued by the IRS.

                                  LEGAL MATTERS

         The validity of the Rights, Series B Redeemable Preferred Stock, Series B Warrants and underlying Common Stock offered hereby and the federal income tax matters covered herein will be passed upon for the Company by Arent Fox Kintner Plotkin & Kahn, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report (Form 10-K, as amended) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant.

Securities and Exchange Commission
registration fee....................................................   $  3,000
*Blue sky fees and expenses (including legal fees) .................   $ 20,000
*Accounting fees and expenses ......................................   $  5,500
*Legal fees and expenses ...........................................   $320,000
*Printing and engraving ............................................   $ 69,000
Financial Advisory Fees (paid upon
consummation of the Apollo Closing) ................................   $312,500
*Transfer agent and registrar fees .................................   $ 20,000
*Miscellaneous .....................................................   $ 50,000
                                                                       --------
Total ..............................................................   $800,000
                                                                       ========
----------
* Estimated


ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit.

         Article Twelfth of the Registrant's charter provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the Delaware General Corporation Law, and Article Ninth provides that the Registrant may indemnify its directors and officers to the full extent permitted by the Delaware General Corporation Law.

         The Registrant has in effect a directors and officers liability insurance policy under which the directors and officers of the Registrant are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

         The Registrant has entered into indemnification and release agreements with its directors who have resigned effective as of the Apollo Closing that contractually provide for indemnification and expense advancement, including related provisions meant to facilitate the indemnitees' receipt of such benefits, and certain releases. Under such agreements, the Registrant for itself, its Subsidiaries and any other entities that the Registrant controls, will release each of the resigning directors from any and all claims that any of the releasors may have against the resigning directors. The Investment Agreement also provides for continuing indemnification following the Apollo Closing for the Registrant's directors to the fullest extent provided by law, as well as continuing coverage under the Company's directors' and officers' liability insurance policies.

ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

     EXHIBITS:

     *4  (a)      Amended  and  Restated  Certificate  of  Incorporation  of the
                  Registrant.

         (b) Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 (File No. 1-8967)).

         *(c) Form of Statements of Preferences and Rights establishing Series A Preferred Stock and Series B Redeemable Preferred Stock (included in Exhibit 4(a)).

         (d)      Form  of  Subscription   Agreement  between  the  Company  and
                  American Stock Transfer & Trust Company, Subscription Agent.

         (e)      Form of Letter to Stockholders.

         (f)      Form of Subscription Certificate.

         (g)      Form of Instructions as to Use of Subscription Certificates.

         (h)      Form of Letter to Brokers.

         (i)      Form of Letter to Clients.

         (j)      Form of Letter to Foreign Stockholders.

         (k)      Form of Notice of Guaranteed Delivery.

         (l)      Form of Guidelines to Form W-9.

         (m)      Form of DTC Participant Oversubscription Exercise Form.

      5 Opinion of Arent Fox Kintner Plotkin & Kahn concerning legality of securities being registered.

     10  (a)      Investment  Agreement  (Exhibit EX-1 to the Company's  Current
                  Report on Form 8-K filed February 18, 1997), as amended and restated as of May 15, 1997 (Exhibit EX-1 to the Company's
                  Current Report on Form 8-K filed June 5, 1997).

         (b) Secured Agreement (Exhibit EX-6 to the Company's Current Report on Form 8-K filed February 18, 1997), as amended and restated as of May 15, 1997.

     12           Computation of Ratio of Earnings to Fixed Charges.

     23           Consents of experts and counsel:
         (a)      Arent Fox Kintner Plotkin & Kahn (included in Exhibit 5)
         (b)      Ernst & Young


--------------
         * Previously filed.

ITEM 17.      UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form or prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on this 16 day of September, 1997.


                      ATLANTIC GULF COMMUNITIES CORPORATION



                      By:  /s/ Thomas W. Jeffrey
                         -------------------------------------------------
                               Thomas W. Jeffrey, Executive Vice President
                               and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 16, 1997 by or on behalf of the following persons in the capacities indicated:



     SIGNATURES                             TITLE
     ----------                             -----



*---------------------------           Chairman of the Board,
J. Larry Rutherford                    President and Chief
                                       Executive Officer,
                                       Director


/s/ Thomas W. Jeffrey
---------------------------            Executive Vice President and Chief
Thomas W. Jeffrey                      Financial Officer



*---------------------------           Vice President and Controller (Principal
Callis N. Carleton                     Accounting Officer)



---------------------------            Director
Lee Neibart

     SIGNATURES                          TITLE
     ----------                          -----



*---------------------------           Director
Gerald N. Agranoff



*---------------------------           Director
James M. DeFrancia


*---------------------------           Director
Charles K. MacDonald


----------
* pursuant to power of attorney

                                  EXHIBIT INDEX


   *4       (a)      Amended and Restated  Certificate of  Incorporation  of the
                     Registrant.

            (b) Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992 (File No. 1-8967)).

            *(c) Form of Statements of Preferences and Rights establishing Series A Preferred Stock and Series B Redeemable Preferred Stock (included in Exhibit 4(a)).

            (d) Form of Subscription Agreement between the Company and American Stock Transfer & Trust Company, Subscription Agent.

            (e)      Form of Letter to Stockholders.

            (f)      Form of Subscription Certificate.

            (g)      Form   of   Instructions   as  to   Use   of   Subscription
                     Certificates.

            (h)      Form of Letter to Brokers.

            (i)      Form of Letter to Clients.

            (j)      Form of Letter to Foreign Stockholders.

            (k)      Form of Notice of Guaranteed Delivery.

            (l)      Form of Guidelines to Form W-9.

            (m)      Form of DTC Participant Oversubscription Exercise Form.

  **5 Opinion of Arent Fox Kintner Plotkin & Kahn concerning legality of securities being registered.

   10       (a)      Investment Agreement (Exhibit EX-1 to the Company's Current
                     Report on Form 8-K filed February 18, 1997), as amended and restated as of May 15, 1997 (Exhibit EX-1 to the Company's
                     Current Report on Form 8-K filed June 5, 1997).

            (b) Secured Agreement (Exhibit EX-6 to the Company's Current Report on Form 8-K filed February 18, 1997), as amended and restated as of May 15, 1997.

   12                Computation of Ratio of Earnings to Fixed Charges.

   23                Consents of experts and counsel:
            (a)      Arent Fox Kintner Plotkin & Kahn (included in Exhibit 5)
            (b)      Ernst & Young


-------------
* Previously filed
**To be filed by Amendment.
                                      -87-